Exhibit 99.3

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

Cincinnati Bancorp

Cincinnati, Ohio

As Of:

August 12, 2019

Prepared By:

Keller & Company, Inc.

555 Metro Place North

Suite 524

Dublin, Ohio 43017

(614) 766-1426

KELLER & COMPANY

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

(614) 766-1426     614) 766-1459 FAX

August 21, 2019

The Boards of Directors

Cincinnati Bancorp

Cincinnati Federal

6581 Harrison Avenue

Cincinnati, Ohio 45247

To the Boards:

We hereby submit an independent appraisal (“Appraisal”) of the pro forma market value of the common stock to be issued by the new Cincinnati Bancorp, Inc. (the “Corporation”) in connection with the second stage stock conversion of CF Mutual Holding Company (the “MHC”) from the mutual to the stock form of ownership. The MHC currently owns 55.5 percent of the stock of Cincinnati Federal (the “Bank”), which was not impacted as a result of the inclusion of the $50,000 in cash held by the MHC. The remaining 44.5 percent of the Corporation’s common stock is owned by public shareholders. The exchange ratios established by the Corporation as applied to the value established herein are 1.0528 shares, 1.2386 shares, 1.4244 shares, and 1.6381 shares for each share of the Corporation’s common stock at the minimum, midpoint, maximum and maximum, as adjusted, respectively, of the valuation range. This appraisal was prepared and provided to the Corporation in accordance with regulatory appraisal requirements.

Keller & Company, Inc. is an independent, financial institution consulting firm that serves both thrift institutions and banks. The firm is a full-service consulting organization, as described in more detail in Exhibit A in the Appraisal, specializing in business and strategic plans, stock valuations, conversion and reorganization appraisals, market studies and fairness opinions for thrift institutions and banks. The firm has affirmed its independence in this transaction with the preparation of its Affidavit of Independence, a copy of which is included as Exhibit C in the Appraisal.

Our appraisal is based on the assumption that the data provided to us by the Bancorp and the Bank and the material provided by the independent auditors, BKD, LLP, Cincinnati, Ohio, are both accurate and complete. We did not verify the financial statements provided to us, nor did we conduct independent valuations of the Bank’s assets and liabilities. We have also used information from other public sources, but we cannot assure the accuracy of such material.

Board of Directors

Cincinnati Bancorp

Cincinnati Federal

August 21, 2019

In the preparation of this appraisal, we held discussions with the management of the Corporation and the Bank, with the law firm of Luse Gorman, Washington, D.C., the Bank’s conversion counsel, and with Keefe, Bruyette & Woods, Inc., the Bank’s investment banking firm. Further, we viewed the Bank’s local economy and primary market area and also reviewed the Bank’s most recent Business Plan as part of our review process.

This valuation must not be considered to be a recommendation as to the purchase of stock in the Corporation, and we can provide no guarantee or assurance that any person who purchases shares of the Corporation’s stock will be able to later sell such shares at a price equivalent to the price designated in this appraisal.

Our valuation will be updated as required and will give consideration to any new developments in the Bank’s operation that have an impact on operations or financial condition. Further, we will give consideration to any changes in general market conditions and to specific changes in the market for publicly-traded thrift institutions. Based on the material impact of any such changes on the pro forma market value of the Corporation as determined by this firm, we will make necessary adjustments to the Corporation’s appraised value in such appraisal update.

It is our opinion that as of August 12, 2019, the pro forma market value or appraised value of the Corporation was $22,500,000 at the midpoint, with a public offering of $12,498,750 or 1,249,875 shares at $10 per share, representing 55.5 percent of the total valuation. The pro forma valuation range of the Corporation is from a minimum of $19,125,000 to a maximum of $25,875,000, with a maximum, as adjusted, of $29,756,250, representing public offering ranges of $10,623,938 at the minimum to a maximum of $14,373,563, with a maximum, as adjusted, of $16,529,597, representing 1,062,394 shares, 1,437,356 shares and 1,652,960 shares at $10 per share at the minimum, maximum, and maximum, as adjusted, respectively.

The pro forma appraised value of the Corporation as of August 12, 2019, is $22,500,000, at the midpoint with a midpoint public offering of $12,498,750.

Very truly yours,

KELLER & COMPANY, INC.

/s/ KELLER & COMPANY, INC.

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

Cincinnati Bancorp

Cincinnati, Ohio

As Of:

August 12, 2019

TABLE OF CONTENTS (cont.)

LIST OF EXHIBITS

NUMERICAL		PAGE
EXHIBITS

1	Consolidated Balance Sheets - At June 30, 2019 and at December 31, 2018	77
2	Balance Sheets - At December 31, 2014 through 2017	78
3	Consolidated Statement of Income for the Twelve Months Ended June 30, 2019 and the Year Ended December 31, 2018	80
4	Statements of Income for the Years Ended December 31, 2014 through 2017	81
5	Selected Financial Information	82
6	Income and Expense Trends	83
7	Normalized Earnings Trend	84
8	Performance Indicators	85
9	Volume/Rate Analysis	86
10	Yield and Cost Trends	87
11	Net Portfolio Value	88
12	Loan Portfolio Composition	89
13	Loan Maturity Schedule	90
14	Loan Originations and Purchases, Sales and Repayments	92
15	Loan Delinquencies	93
16	Nonperforming Assets	94
17	Classified Assets	96
18	Allowance for Loan Losses	97
19	Investment Portfolio Composition	98
20	Mix of Deposits	99
21	Certificates of Deposit by Rate and Maturity	100
22	Deposit Activities	101
23	Borrowed Funds Activity	102
24	Offices of Cincinnati Federal	103
25	Management of the Bank	104
26	Key Demographic Data and Trends	105
27	Key Housing Data	106
28	Major Sources of Employment	108
29	Unemployment Rates	110
30	Market Share of Deposits	111
31	National Interest Rates by Quarter	112

LIST OF EXHIBITS (cont.)

NUMERICAL		PAGE
EXHIBITS

32	Thrift Share Data and Pricing Ratios	113
33	Key Financial Data and Ratios	119
34	Recently Converted Thrift Institutions	125
35	Acquisitions and Pending Acquisitions	126
36	Comparable Group Selection - Balance Sheets Parameters	127
37	Comparable Group Selection - Operating Performance and Asset Quality Parameters	128
38	Final Comparable Group - Balance Sheet Ratios	129
39	Final Comparable Group - Operating Performance and Asset Quality Ratios	130
40	Comparable Group Characteristics and Balance Sheet Totals	131
41	Balance Sheet - Asset Composition Most Recent Quarter	132
42	Balance Sheet - Liability and Equity Most Recent Quarter	133
43	Income and Expense Comparison - Trailing Four Quarters	134
44	Income and Expense Comparison as a Percent of Average Assets	135
45	Yields, Costs and Earnings Ratios - Trailing Four Quarters	136
46	Reserves and Supplemental Data	137
47	Valuation Analysis and Conclusions	138
48	Comparable Group Market, Pricings and Financial Ratios - Stock Prices as of August 12, 2019	139
49	Pro Forma Effects of Conversion Proceeds - Minimum	140
50	Pro Forma Effects of Conversion Proceeds - Midpoint	141
51	Pro Forma Effects of Conversion Proceeds - Maximum	142
52	Pro Forma Effects of Conversion Proceeds - Maximum, as Adjusted	143
53	Summary of Valuation Premium or Discount	144

ALPHABETICAL EXHIBITS		PAGE

A	Background and Qualifications	145
B	RB 20 Certification	149
C	Affidavit of Independence	150

INTRODUCTION

Keller & Company, Inc. is an independent appraisal firm for financial institutions and has prepared this Conversion Valuation Appraisal Report (“Report”) to provide the pro forma market value of the to-be-issued common stock of the new Cincinnati Bancorp (the “Corporation”), a newly formed Maryland corporation and new holding company of Cincinnati Federal (“Cincinnati Federal” or the “Bank”), Cincinnati, Ohio, in connection with the conversion of CF Mutual Holding Company (“CF Mutual”). The shares of common stock to be issued represent the majority interest in CF Mutual, which was formed in 2015. Cincinnati Federal is a subsidiary of CF Mutual. Under the Plan of Conversion, CF Mutual will cease to exist, with Cincinnati Federal becoming a wholly owned subsidiary of the Corporation. The existing shares of stock of Cincinnati Bancorp will be exchanged for shares of stock in the Corporation based on their current appraised value as determined in this Report.

The Application is being filed with the Office of the Comptroller of the Currency (“OCC”), the Federal Reserve Board (“FRB”) and the Securities and Exchange Commission (“SEC”). In accordance with the conversion, there will be an issuance of 55.45 percent of the Corporation’s stock, representing the ownership of CF Mutual, in the Corporation, along with the balance of assets held by CF Mutual of only $50,000, resulting in a 55.45 percent public offering based on the midpoint valuation. Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Bank’s management and the Bank’s conversion counsel, Luse Gorman, PC, Washington, D.C.

This conversion appraisal was prepared based on regulatory guidelines entitled “Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization,” and the Revised Guidelines for Appraisal Reports and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the factors that need to be considered. Our valuation will

1

Introduction (cont.)

be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

The pro forma market value is defined as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arm’s-length transaction. The appraisal assumes the Bank is a going concern and that the shares issued by the Corporation in the conversion are sold in noncontrol blocks.

As part of our appraisal procedure, we have reviewed the audited financial statements for the five years ended December 31, 2014, 2015, 2016, 2017 and 2018, and unaudited financial statements for the six months ended June 30, 2018 and 2019, and discussed them with Cincinnati Federal’s management and with Cincinnati Federal’s independent auditors, BKD, LLP, Cincinnati, Ohio. We have also discussed and reviewed with management other financial matters and have reviewed internal projections. We have reviewed the Corporation’s preliminary Form S-1 and the related filings and discussed them with management and with the Bank’s conversion counsel.

To gain insight into the Bank’s local market condition, we have visited Cincinnati Federal’s main office and five branches and have traveled the surrounding area. We have studied the economic and demographic characteristics of the primary market area, and analyzed the Bank’s primary market area relative to Ohio, Kentucky and the United States. We have also examined the competitive market within which Cincinnati Federal operates, giving consideration to the area’s numerous financial institution offices, mortgage banking offices, and credit union offices and other key market area characteristics, both positive and negative.

We have given consideration to the market conditions for securities in general and for publicly traded thrift stocks in particular. We have examined the performance of selected

2

Introduction (cont.)

publicly traded thrift institutions and compared the performance of Cincinnati Federal to those selected institutions.

Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in this mutual-to-stock conversion will subsequently be able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

3

I.	DESCRIPTION OF CINCINNATI FEDERAL

GENERAL

Cincinnati Federal (“Cincinnati Federal”) was organized in 1922 as a state-chartered mutual savings and loan company with the name, Library Savings and Loan Company. The Bank completed several mergers over the years with other mutual Cincinnati savings institutions. The Bank converted to a federal chartered savings and loan association in 1935 and changed its name to Cincinnati Federal Savings & Loan Association. Then in October 2015, the Bank formed a mid-tier holding company, Cincinnati Bancorp, and formed its mutual holding company, CF Mutual Holding Company. The Bank also changed its name to Cincinnati Federal. Then in October 2018, the Bank acquired Kentucky Federal Savings and Loan Association (“Kentucky Federal”), expanding its office network with two offices in northern Kentucky.

Cincinnati Federal conducts its business from its main office in an area known as Dent, located on the northwest side of Cincinnati and considered a part of Cincinnati. Cincinnati Federal also has five branches, one in Anderson, one in the Price Hill area of Cincinnati, one in Miami Heights, one in Covington, Kentucky, and one in Florence, Kentucky. The Bank’s four Cincinnati offices are located in Hamilton County, Ohio, while the Covington office is located in Kenton County, Kentucky, and the Florence office is located in Boone County, Kentucky. The Bank’s primary retail market area is focused on Hamilton County, extending into the western part of Clermont County, and Boone County, Kentucky, and Kenton County, Kentucky. The Bank’s lending market includes the surrounding counties of Butler, Clermont and Warren Counties in Ohio and Boone, Campbell and Kenton Counties in Kentucky.

Cincinnati Federal’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation (“FDIC”) in the Bank Insurance Fund (“BIF”). The Bank is also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the “FRB”). Cincinnati Federal is a member of the Federal Home Loan Bank (the “FHLB”) of Cincinnati and is regulated by the OCC. As of June 30, 2019, Cincinnati Federal had assets of $205,273,618 deposits of $141,382,031 and equity of $22,972,152.

4

General (cont.)

Cincinnati Federal has been principally engaged in the business of serving the financial needs of the public in its local communities and throughout its primary market area as a community-oriented institution. Cincinnati Federal has been involved in the origination of one- to four-family mortgage loans, which represented 77.3 percent of its loan originations during the six months ended June 30, 2019. One- to four-family mortgage loan originations represented a stronger 78.6 percent of loan originations in the year ended December 31, 2017. At June 30, 2019, 62.0 percent of the Bank’s gross loans consisted of residential real estate loans on one- to four-family dwellings, compared to a smaller 59.4 percent at December 31, 2017, with the primary sources of funds being retail deposits from residents in its local communities and to a lesser extent, FHLB advances. The Bank is also an originator of multi-family loans, commercial real estate loans, construction loans, commercial business loans, and consumer loans. Consumer loans include automobile loans, loans on deposit accounts and other secured and unsecured personal loans.

The Bank had cash and investments of $11.6 million, or 5.6 percent of its assets, excluding FHLB stock which totaled $2,583,100 or 1.26 percent of assets at June 30, 2019. The Bank had $427,000 of its investments in mortgage-backed and related securities representing 2.1 percent of assets. Deposits, principal payments, FHLB advances, loan sales, and equity have been the primary sources of funds for the Bank’s lending and investment activities.

The total amount of stock to be sold by the Corporation in the second stage offering will be $12.5 million or 1,247,625 shares at $10 per share, based on the midpoint value. The net conversion proceeds will be $11.3 million, net of conversion expenses of approximately $1,200,000. The actual cash proceeds to the Bank of $5.65 million will represent 50.0 percent of the net conversion proceeds. The ESOP will represent 8.0 percent of the gross shares issued in the offering or 99,810 shares at $10 per share, representing $998,100 or 8.0 percent of the total public offering. The Bank’s net proceeds will be used to fund new loans and to invest in securities following their initial deployment to short term investments. The Bank may also use

5

General (cont.)

the proceeds to expand services, expand operations or acquire other financial service organizations, diversify into other businesses, or for any other purposes authorized by law. The Corporation will use its proceeds to fund the ESOP and to invest in short-term deposits.

The Bank has experienced a moderate deposit increase over the past three fiscal years, with deposits increasing $34.3 million or 31.7 percent from December 31, 2016, to December 31, 2018, or an average of 15.9 percent per year. From December 31, 2017, to December 31, 2018, deposits increased by $28.4 million or 25.0 percent, compared to an increase of 5.4 percent in fiscal 2017. For the six months ended June 30, 2019, deposits decreased a modest 2.6 percent or 5.2 percent on an annualized basis.

The Bank has focused on growing its loan portfolio during the past three years and the most recent six months, on monitoring its asset quality position, on improving its net interest margin and on maintaining a reasonable equity to assets ratio. Equity to assets decreased from 11.87 percent of assets at December 31, 2016, to 11.61 percent at December 31, 2018, and then to 11.30 percent at June 30, 2019, due primarily to the Bank’s stronger growth in assets and recognizing the acquisition of Kentucky Federal in 2018.

The primary lending strategy of Cincinnati Federal has been to focus on the origination of adjustable-rate and fixed-rate one-to four-family mortgage loans, the origination of home equity loans, commercial real estate loans, multi-family loans, and construction loans, with less activity in commercial business loans and consumer loans.

The Bank’s share of one- to four-family mortgage loans has increased modestly from 59.4 percent of gross loans at December 31, 2017, to 62.0 percent at June 30, 2019. Commercial real estate loans decreased from 12.1 percent to 10.2 percent, and multi-family loans increased from 16.0 percent of loans to 16.2 percent of loans. Home equity loans decreased from 7.8 percent of loans to 6.3 percent from December 31, 2017, to June 30, 2019, and construction loans

6

General (cont.)

increased from 4.1 percent to 4.6 percent. All types of real estate loans, including home equity loans, as a group decreased slightly from 99.46 percent of gross loans at December 31, 2017, to 99.36 percent at June 30, 2019. The slight decrease in real estate loans was offset by the Bank’s slight increase in consumer loans. The Bank’s share of consumer loans increased from a minimal 0.32 percent to 0.43 percent during the same time period, and commercial business loans decreased slightly from 0.22 percent to 0.21 percent of gross loans.

Management’s internal strategy has also included continued emphasis on maintaining an adequate and appropriate level of allowance for loan losses relative to loans and nonperforming assets in recognition of the more stringent requirements within the industry to establish and maintain a higher level of general valuation allowances and also in recognition of the Bank’s stronger growth in loans. At December 31, 2017, Cincinnati Federal had $1,360,000 in its loan loss allowance or 0.91 percent of gross loans, and 888.9 percent of nonperforming loans with the loan loss allowance increasing to $1,405,000 and representing a lower 0.78 percent of gross loans and a lower 462.2 percent of nonperforming loans at June 30, 2019.

The basis of earnings for the Bank has been interest income from loans and investments with the net interest margin being the key determinant of net earnings with an emphasis on strengthening noninterest income and reducing noninterest expenses. With a primary dependence on net interest margin for earnings, current management will focus on striving to strengthen the Bank’s net interest margin without undertaking excessive credit risk combined with controlling the Bank’s interest risk position and continue to pursue reducing noninterest expenses, reduce nonperforming assets, and strengthening noninterest income.

7

PERFORMANCE OVERVIEW

The financial position of Cincinnati Federal at fiscal year end December 31, 2014, through December 31, 2018 and at June 30, 2019, is shown in Exhibits 1 and 2, and the earnings performance of Cincinnati Federal for the fiscal years ended December 31, 2014, through 2018 and for the six months ended June 30, 2019, is shown in Exhibits 3 and 4. Exhibit 5 provides selected financial data at December 31, 2016 through 2018 and at June 30, 2019. Cincinnati Federal has experienced a rise in its loan portfolio and asset base, a decrease in cash and investments, and a rise in deposits from December 31, 2016 through June 30, 2019. The most recent trend for the Bank from December 31, 2018, to June 30, 2019, was a moderate increase in assets, a minimal decrease in cash and investments, a modest increase in loans with a modest decrease in deposits.

With regard to the Bank’s historical financial condition, Cincinnati Federal has experienced a moderate increase in assets from December 31, 2016, through June 30, 2019, with a moderate increase in loans, a moderate increase in deposits and a minimal increase in the dollar level of equity.

The Bank witnessed an increase in assets of $51.4 million or 33.1 percent for the period of December 31, 2016, to June 30, 2019, representing an average annual increase of 13.2 percent, impacted by the acquisition of Kentucky Federal in 2018. Over the past two fiscal periods, the Bank experienced its largest dollar increase in assets of $27.2 million in 2018, due primarily to the acquisition of Kentucky Federal, with a larger $28.4 million increase in deposits. During the Bank’s prior fiscal year of 2017, assets increased $15.5 million or 10.0 percent, compared to an increase of $12.7 million or 9.0 percent in 2016.

Cincinnati Federal’s net loan portfolio, which includes mortgage loans and nonmortgage loans, increased from $131.1 million at December 31, 2016, to $176.2 million at June 30, 2019, and represented a total increase of $45.1 million, or 34.4 percent. The average annual increase during that period was 13.76 percent. For the year ended December 31, 2018, net loans

8

Performance Overview (cont.)

increased $23.3 million or 15.9 percent to $170.4 million, compared to an increase of $5.8 million or 3.4 percent to $176.2 million in the six months ended June 30, 2019.

Cincinnati Federal has obtained funds through deposits and FHLB advances with a stronger than normal use of FHLB advances totaling $41.3 million at June 30, 2019. The Bank’s competitive rates for deposits in its local market in conjunction with its focus on service have been the sources for competing for retail deposits. Deposits increased $28.4 million or 25.0 percent from December 31, 2017 to 2018, and decreased $3.7 million or 2.6 percent, or 5.2 percent, annualized, to $138.7 million at June 30, 2019, from December 31, 2018.

The Bank witnessed a modest increase in its dollar equity level from December 31, 2016 to June 30, 2019. At December 31, 2016, the Bank had an equity level of $18.4 million, representing an 11.88 percent equity to assets ratio and increased to $19.3 million at December 31, 2017, representing a lower 11.33 percent equity to assets ratio. At December 31, 2018, equity was a higher $23.0 million and a slightly higher 11.61 percent of assets, and then increased to $23.3 million and a slightly lower 11.30 percent at June 30, 2019.

The overall decrease in the equity to assets ratio from December 31, 2016, to June 30, 2019, was the result of the Bank’s increase in assets. The dollar level of equity increased 26.7 percent from December 31, 2016, to June 30, 2019, representing an average annual increase of 10.70 percent.

9

INCOME AND EXPENSE

Exhibit 6 presents selected operating data for Cincinnati Federal. This table provides key income and expense figures in dollars for the years ended December 31, 2016, 2017 and 2018 and for six months ended June 30, 2018 and 2019.

Cincinnati Federal witnessed a moderate increase in its dollar level of interest income from 2016 to 2018. Interest income was $5.3 million in 2016 and a higher $5.8 million in 2017. Interest income then increased in the year ended December 31, 2018, to $7.0 million or an increase of $1.2 million, compared to an increase of $493,000 in 2017. In the six months ended June 30, 2019, interest income increased to $4.2 million or $8.4 million, annualized.

The Bank’s interest expense also experienced a moderate increase from 2016 to 2018. Interest expense increased from $1.37 million in 2016 to $1.42 million in 2017, representing an increase of $51,000 or 3.7 percent. Interest expense then increased by $665,000 or 46.9 percent to $2.08 million in 2018. In the six months ended June 30, 2019, interest expense was $1,330,000 or a higher $2.66 million, annualized. Such increase in interest income from 2016 through June 30, 2019, notwithstanding a small increase in interest expense, resulted in a modest dollar increase in annual net interest income and an increase in net interest margin. Interest expense increased in the year ended December 31, 2018, to $2,083,270, compared to $1,418,426 in interest expense in 2017 and then increased to $2,660,000 in the six months ended June 30, 2019, annualized.

The Bank has made provisions for loan losses in each of the past three years of 2016 through 2018 and in the six months ended June 30, 2019, with a credit to provision for loan loss in 2016. The amounts of those provisions were determined in recognition of the Bank’s levels of loans, nonperforming assets, charge-offs and repossessed assets. The loan loss provisions were $(121,000) in 2016, $30,000 in 2017, $45,000 in 2018 and zero in the six months ended June 30, 2019. The impact of these loan loss provisions has been to provide Cincinnati Federal with a general valuation allowance of $1,405,000 at June 30, 2019, or 0.78 percent of gross loans and 462.17 percent of nonperforming loans.

10

Income and Expense (cont.)

Total other income or noninterest income indicated a strong increase in dollars from 2016 to 2018, impacted by the gain on the merger with Kentucky Federal in 2018, and then a decrease in the six months ended June 30, 2019. Noninterest income was $2,602,298 or 1.68 percent of assets in 2016 and a lesser $2,476,863 in 2017 or 1.45 percent of assets. In the year ended December 31, 2018, noninterest income was a higher $4,876,365, representing 2.47 percent of assets, including $2,192,340 in gain on the Kentucky Federal merger. In the six months ended June 30, 2019, noninterest income was $845,000 or 0.82 percent of assets, on an annualized basis. Noninterest income consists primarily of gains and losses on the sale of loans, securities and real estate owned and other income.

The Bank’s general and administrative expenses or noninterest expenses increased from $5.57 million for the year of 2016 to $5.91 million for the year ended December 31, 2017, representing an increase of 6.1 percent, then increased to $7.25 million for the year ended December 31, 2018, or 22.7 percent, including $576,960 in merger-related expenses, and then decreased to $1,298,000 or $2,596,000, for the six months ended June 30, 2019, annualized. On a percent of average assets basis, operating expenses were 3.70 percent of average assets for the year ended December 31, 2016, and 3.70 percent for the year ended December 31, 2017, then increased to 4.01 percent for the year ended December 31, 2018, and then decreased to 3.76 percent for the six months ended June 30, 2019, annualized.

The net earnings position of Cincinnati Federal has indicated volatility from 2016 through 2018. The annual net income (loss) figures for the years of 2016, 2017 and 2018 were $733,580, $875,241 and $2,301,322, respectively, and $312,000 for the six months ended June 30, 2019, representing returns on average assets of 0.49 percent, 0.55 percent and 1.27 percent for years 2016, 2017 and 2018, respectively, and 0.31 percent for the six months ended June 30, 2019, annualized.

Exhibit 7 provides the Bank’s normalized earnings or core earnings for the twelve months ended June 30, 2019. The Bank’s normalized earnings typically eliminate any nonrecurring

11

Income and Expense (cont.)

income and expense items. There was one income adjustment and one expense adjustment, resulting in the normalized income being lower than actual earnings for the twelve months ended June 30, 2019, and equal to $593,000. The core income adjustments were a reduction in the gain on the merger with Kentucky Federal and reduction in the merger-related expenses to complete the Kentucky Federal merger.

The key performance indicators comprised of selected performance ratios, asset quality ratios and capital ratios are shown in Exhibit 8 to reflect the results of performance. The Bank’s return on average assets changed from 0.49 percent in 2016, to 0.54 percent in 2017, to 1.25 percent in 2018, and then to 0.33 percent in the six months ended June 30, 2019, with the higher earnings in 2018 due primarily to the Bank’s merger with Kentucky Federal.

The Bank’s net interest rate spread increased from 2.67 percent in 2016 to 2.81 percent in 2017, then decreased to 2.67 percent in 2018, then increased to 2.79 percent in the six months ended June 30, 2019. The Bank’s net interest margin indicated a somewhat similar trend, increasing from 2.84 percent in 2016 to 2.97 percent in 2017, then decreased to 2.91 percent in 2018, and then increased to 3.04 percent in the six months ended June 30, 2019. Cincinnati Federal’s net interest rate spread increased 14 basis points from 2016 to 2017, then decreased 14 basis points in 2018 and then increased 12 basis points in the first two quarters of 2019. The Bank’s net interest margin followed a similar trend, increasing 13 basis points from 2016 to 2017, then decreasing 6 basis points from 2017 to 2018 and then increasing 13 basis points in the first two quarters of 2019.

The Bank’s return on average equity increased from 2016 to 2018, and then decreased in the first two quarters of 2019. The return on average equity increased from 4.18 percent in 2016, to 4.74 percent in 2017, then increased to 11.85 percent in 2018, and then decreased to 2.75 in the first two quarters of 2019, annualized.

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Income and Expense (cont.)

Cincinnati Federal’s ratio of average interest-earning assets to interest-bearing liabilities increased modestly from 117.70 percent at December 31, 2017, to 119.04 percent at December 31, 2018, and then decreased to 117.52 percent for the six months ended June 30, 2019. The Bank’s overall stability in its ratio of interest-earning assets to interest-bearing liabilities is primarily the result of the Bank’s similar growth in loans and deposits.

The Bank’s ratio of noninterest expenses to average assets decreased from 3.56 percent in 2016 to 3.54 percent in 2017, then decreased to 3.50 percent in 2018, and then decreased to 1.99 percent in the six months ended June 30, 2019. Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to noninterest income plus net interest income referred to as the “efficiency ratio.” The industry norm is 52.9 percent for all thrifts and 71.6 percent for thrifts with assets of $100.0 million to $1.0 billion, with the lower the ratio indicating higher efficiency. The Bank has been characterized with a moderately lower level of efficiency historically reflected in its higher efficiency ratio, which increased from 85.29 percent in 2016 to 86.29 percent in 2017, decreased to 74.08 percent in 2018, and then increased to 91.47 percent in the six months ended June 30, 2019.

Earnings performance can be affected by an institution’s asset quality position. The ratio of nonperforming loans to total loans is a key indicator of asset quality. Cincinnati Federal witnessed an increase in its nonperforming loans ratio from December 31, 2016, to June 30, 2019, and the ratio is similar to the industry norm. Nonperforming loans, by definition, consist of loans delinquent 90 days or more, troubled debt restructurings that have not been performing for at least three months, and nonaccruing loans. Cincinnati Federal’s nonperforming loans consisted of nonaccrual loans and accruing and nonaccruing troubled debt restructured loans. The ratio of nonperforming loans to total loans was 0.17 percent at June 30, 2019, decreasing from 0.43 percent at December 31, 2018, and increasing from 0.04 percent at December 31, 2016.

13

Income and Expense (cont.)

Two other indicators of asset quality are the Bank’s ratios of allowance for loan losses to total loans and also to nonperforming loans. The Bank’s allowance for loan losses was 0.99 percent of loans at December 31, 2016, and decreased to 0.91 percent at December 31, 2017, and then decreased to 0.81 percent of loans at December 31, 2018, and decreased to 0.78 percent at June 30, 2019. As a percentage of nonperforming loans, Cincinnati Federal’s allowance for loan losses to nonperforming loans was 2286.21 percent at December 31, 2016, a lower 888.29 percent at December 31, 2017, a lower 188.81 percent at December 31, 2018, and a higher 862.30 percent at June 30, 2019.

Exhibit 9 provides the changes in net interest income due to rate and volume changes for the fiscal year ended December 31, 2018, and for the six months ended June 30, 2019. For the year ended December 31, 2018, net interest income increased $541,000, due to an increase in interest income of $1,206,000, reduced by a $665,000 increase in interest expense. The increase in interest income was due to a decrease due to rate of $361,000 accented by an increase due to volume of $845,000. The increase in interest expense was due to a $210,000 increase due to rate, accented by a $455,000 increase, due to volume.

For the six months ended June 30, 2019, net interest income increased $503,000, due to an increase in interest income of $904,000, reduced by a lesser increase in interest expense of $401,000. The increase in interest income was due to an increase due to volume of $499,000, accented by an increase due to rate of $405,000. The increase in interest expense was due to an increase due to volume of $75,000, accented by an increase due to rate of $326,000.

14

YIELDS AND COSTS

The overview of yield and cost trends for the years ended December 31, 2017, 2018 and for the six months ended June 30, 2019, can be seen in Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

Cincinnati Federal’s weighted average yield on its loan portfolio increased 18 basis points from fiscal year 2017 to 2018, from 4.09 percent to 4.27 percent and then increased 26 basis points to 4.53 percent for the six months ended June 30, 2019. The yield on investment securities increased 255 basis points from 2017 to 2018 from 0.07 percent to 2.62 percent, and then decreased to 2.24 percent in the six months ended June 30, 2019. The yield on other interest-earning assets increased 100 basis points from fiscal year 2017 to 2018, from 1.34 percent to 2.34 percent, and then increased 95 basis points to 3.29 percent in the six months ended June 30, 2019. The combined weighted average yield on all interest-earning assets increased 20 basis points to 4.14 percent from fiscal year 2017 to 2018 and then increased 31 basis points to 4.45 percent in the six months ended June 30, 2019.

Cincinnati Federal’s weighted average cost of interest-bearing liabilities increased 34 basis points to 1.47 percent from fiscal year 2017 to 2018, which was more than the Bank’s 20 basis point increase in yield, resulting in a decrease in the Bank’s net interest rate spread of 14 basis points from 2.81 percent to 2.67 percent from 2017 to 2018. The Bank’s cost of interest-bearing liabilities then increased 19 basis points to 1.66 percent, which was less than the Bank’s 31 basis point increase in yield, resulting in an increase in the Bank’s net interest rate spread. The Bank’s interest rate spread increased 12 basis points in the six months ended

June 30, 2019. The Bank’s net interest margin decreased from 2.97 percent in 2017 to 2.91 percent in fiscal year 2018, representing a decrease of 6 basis points and then increased to 3.04 percent in the six months ended June 30, 2019, representing an increase of 13 basis points.

The Bank’s ratio of average interest-earning assets to interest-bearing liabilities increased from 117.70 percent for the year ended December 31, 2017, to 119.04 percent for the year ended

15

Yields and Costs (cont.)

December 31, 2018, and then decreased to 117.52 percent for the six months ended June 30, 2019.

16

INTEREST RATE SENSITIVITY

Cincinnati Federal has monitored its interest rate sensitivity position and focused on maintaining a reasonable level of interest rate risk exposure by maintaining higher shares of adjustable-rate residential mortgage loans, commercial real estate loans and multi-family loans and adjustable-rate home equity loans to offset its moderate share of fixed-rate residential mortgage loans. Cincinnati Federal recognizes the thrift industry’s historically higher interest rate risk exposure, which caused a negative impact on earnings and economic value of equity in the past as a result of significant fluctuations in interest rates, specifically rising rates in the past. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative to liabilities commonly referred to as an institution’s “gap.” The larger an institution’s gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in economic value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps to reduce their gap position. This frequently results in a decline in the institution’s net interest margin and overall earnings performance. Cincinnati Federal has responded to the interest rate sensitivity issue by increasing its shares of adjustable-rate one to four family loans, multi-family loans, and commercial real estate loans.

The Bank measures its interest rate risk through the use of its economic value of equity (“EVE”) of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheets contracts. The EVE for the Bank is calculated on a quarterly basis by an outside firm, showing the Bank’s EVE to asset ratio, the dollar change in EVE, and the change in the EVE ratio for the Bank under rising and falling interest rates. Such changes in EVE ratio under changing rates are reflective of the Bank’s interest rate risk exposure.

There are numerous factors which have a measurable influence on interest rate sensitivity in addition to changing interest rates. Such key factors to consider when analyzing interest rate sensitivity include the loan payoff schedule, accelerated principal payments, sale of fixed-rate loans, deposit maturities, interest rate caps on adjustable-rate mortgage loans and deposit withdrawals.

17

Interest Rate Sensitivity (cont.)

Exhibit 11 provides the Bank’s EVE levels and ratios as of June 30, 2019, based on the most recent calculations and reflects the changes in the Bank’s EVE levels under rising and declining interest rates.

The Bank’s change in its EVE level at June 30, 2019, based on a rise in interest rates of 100 basis points was a 7.10 percent decrease, representing a dollar decrease in equity value of $2,944,000. In contrast, based on a decline in interest rates of 100 basis points, the Bank’s EVE level was estimated to decrease 2.06 percent or $855,000 at June 30, 2019. The Bank’s exposure increases to a 16.06 percent decrease under a 200 basis point rise in rates, representing a dollar decrease in equity of $6,661,000. The Bank’s exposure is not reasonably measurable based on a 200 basis point decrease in interest rates, due to the currently low level of interest rates.

The Bank’s post shock EVE ratio based on a 200 basis point rise in interest rates is 16.94 percent and indicates a 242 basis point decrease from its 19.36 percent based on no change in interest rates.

The Bank is aware of its interest rate risk exposure under rapidly rising rates and falling rates. Due to Cincinnati Federal’s recognition of the need to control its interest rate exposure, the Bank has been moderately active in the origination of adjustable-rate loans. The Bank plans to increase its lending activity in the future and continue to maintain a moderate share of adjustable-rate loans. The Bank will also continue to focus on strengthening its EVE ratio, recognizing the planned second stage stock offering will strengthen the Bank’s equity level and EVE ratio, based on any change in interest rates.

18

LENDING ACTIVITIES

Cincinnati Federal has focused its lending activity on the origination of conventional mortgage loans secured by one- to four-family dwellings, commercial real estate and multi-family loans, home equity loans, construction loans, commercial business loans and consumer loans. Exhibit 12 provides a summary of Cincinnati Federal’s loan portfolio by loan type at December 31, 2017 and 2018, and at June 30, 2019.

The primary loan type for Cincinnati Federal has been residential loans secured by one- to four-family dwellings, representing 62.0 percent of the Bank’s gross loans as of June 30, 2019. This share of loans has seen a modest increase from 59.4 percent at December 31, 2017. The second largest real estate loan type as of June 30, 2019, was multi-family loans, which comprised a strong 16.2 percent of gross loans at June 30, 2019, compared to 6.0 percent as of December 31, 2017. The third largest real estate loan type was commercial real estate loans, which comprised a moderate 10.2 percent of gross loans at June 30, 2019, compared to a larger 12.1 percent at December 31, 2017. The fourth largest real estate loan category was home equity loans, which represented 6.3 percent of gross loans at June 30, 2019, down from 7.8 percent at December 31, 2017. These four real estate loan categories represented a strong 94.7 percent of gross loans at June 30, 2019, compared to a similar 95.3 percent of gross loans at December 31, 2017. The Bank also had 4.6 percent of gross loans in construction loans at June 30, 2019, up from 4.1 percent at December 31, 2017.

The Bank had a minimal 0.21 percent of loans in commercial business loans at June 30, 2019, down from 0.22 at December 31, 2017. The consumer loan category was also a small loan category at June 30, 2019, and represented a minimal $777,000 or 0.43 percent of gross loans compared to 0.32 percent at December 31, 2017. Commercial loans were the smallest loan category at June 30, 2019, and at December 31, 2017, and at December 31, 2018. The Bank’s consumer loans include savings account loans, automobile loans, and other secured and unsecured loans. The overall mix of loans has witnessed only modest changes from December 31, 2017, to June 30, 2019, with the Bank having increased its shares of one- to four-

19

Lending Activities (cont.)

family loans, construction loans, and multi-family loans offset by decreases in its shares of commercial real estate loans and home equity loans.

The emphasis of Cincinnati Federal’s lending activity is the origination of conventional mortgage loans secured by one- to four-family residences. Such residences are located primarily in Hamilton, Butler, Clermont and Warren Counties in Ohio and Boone, Campbell and Kenton Counties in Kentucky. At June 30, 2019, 62.0 percent of Cincinnati Federal’s gross loans consisted of loans secured by one- to four-family residential properties, both owner-occupied and nonowner-occupied, excluding construction loans and home equity lines of credit.

The Bank offers three types of adjustable-rate mortgage loans (“ARMs”), with adjustment periods of three years, five years and seven years. The interest rates on ARMs are generally indexed to the weekly average yield on U.S. Treasury rate securities adjusted to a constant maturity of one year. ARMs have a maximum rate adjustment of 2.0 percent at each adjustment period and 6.0 percent for the life of the loan. Rate adjustments are computed by adding a stated margin to the index, the U.S. Treasury securities rate. The Bank normally retains all ARMs which it originates. The majority of ARMs have terms of up to 30 years, which is the maximum term offered, with some loans having terms of 15 and 20 years.

The Bank’s one- to four-family mortgage loans remain outstanding for shorter periods than their contractual terms, because borrowers have the right to refinance or prepay. These mortgage loans contain “due on sale” clauses which permit the Bank to accelerate the indebtedness of the loan upon transfer of ownership of the mortgage property.

The Bank’s other key mortgage loan product is a fixed-rate mortgage loan with Cincinnati Federal’s fixed-rate mortgage loans having terms of 10 years, 15 years, and 30 years. Fixed-rate mortgage loans have a maximum term of 30 years. The Bank’s fixed-rate mortgage loans

20

Lending Activities (cont.)

normally conform to Freddie Mac or Fannie Mae underwriting standards, which enables the Bank to sell most of its 15-year and 30-year loans in the secondary market with the Bank selling loans on both a servicing released and servicing retained basis, depending on the circumstances.

The normal loan-to-value ratio for conventional mortgage loans to purchase or refinance one-to four-family dwellings generally does not exceed 85 percent at Cincinnati Federal, even though the Bank is permitted to make loans up to a 95.0 percent loan-to-value ratio. While the Bank does make loans up to 95.0 percent of loan-to-value, the Bank requires private mortgage insurance for the amount in excess of the 85.0 percent loan-to-value ratio for fixed-rate loans and adjustable-rate loans. Mortgage loans originated by the Bank include due-on-sale clauses enabling the Bank to adjust rates on fixed-rate loans in the event the borrower transfers ownership. The Bank also requires an escrow account for insurance and taxes on loans with a loan-to-value ratio in excess of 80.0 percent.

Cincinnati Federal has also been an originator of adjustable-rate and fixed-rate commercial real estate loans and multi-family loans in the past and will continue to make multi-family and commercial real estate loans. The adjustable-rate loans have rate caps of 2.0 percent at each adjustment period and 6.0 percent over the life of the loan. The Bank had a total of $18.3 million in commercial real estate loans and $28.9 million in multi-family loans at June 30, 2019, or a combined 26.4 percent of gross loans, compared to a greater 28.1 percent of gross loans at December 31, 2017.

The major portion of commercial real estate and multi-family loans are secured by apartment buildings, small retail establishments, office buildings, and other owner-occupied properties used for business. Most of the multi-family and commercial real estate loans are fully amortizing with a term of up to 25 years, with rates on the adjustable-rate loans adjusting at the end of the initial term of three or five years. The maximum loan-to-value ratio is normally 75.0 percent.

21

Lending Activities (cont.)

The Bank also originates construction loans. The Bank had $8.3 million or 4.6 percent of gross loans in construction loans at June 30, 2019. The Bank makes construction loans to individuals for construction of their primary residence. The maximum loan-to-value ratio is 80.0 percent of construction costs or completed appraised value, whichever is less.

The Bank is also relatively active in home equity loans or lines of credit, which totaled $11.4 million or 6.3 percent of gross loans at June 30, 2019, similar to its $11.7 million or 7.8 percent of loans at December 31, 2017. The interest rate for home equity lines of credit is tied to the prevailing prime interest rate.

Cincinnati Federal is also an originator of commercial business loans, which totaled $375,000 and represented a minimal 0.21 percent of loans at June 30, 2019. The Bank had $335,000 in commercial business loans at December 31, 2017, or 0.22 percent. These loans are normally floating-rate and indexed to the Wall Street Journal prime rate or fixed-rate with a term of one to seven years.

Cincinnati Federal also offers consumer loans, with these loans totaling only $777,000 at June 30, 2019, and representing 0.43 percent of gross loans. Consumer loans primarily include automobile loans, share loans, and other secured and unsecured loans. The Bank had $471,000 in consumer loans at December 31, 2017, representing only 0.32 percent of gross loans.

Exhibit 13 provides a loan maturity schedule and breakdown and a summary of Cincinnati Federal’s fixed- and adjustable-rate loans, indicating a majority of adjustable-rate loans. At June 30, 2019, 84.7 percent of the Bank’s loans due after June 30, 2020, were adjustable- rate and 15.3 percent were fixed-rate. At June 30, 2019, the Bank had 4.3 percent of its loans due on or before June 30, 2023, or in five years or less. The Bank had a strong 95.7 percent of its loans with a maturity of more than five years.

22

Lending Activities (cont.)

As indicated in Exhibit 14, Cincinnati Federal experienced a modest decrease in its one-to four-family loan originations and total loan originations from 2017 to 2018, and this trend reversed in the six months ended June 30, 2019, with an increase in one- to four-family loan originations. Total loan originations in 2017 were $101.8 million compared to a slightly smaller $97.9 million in fiscal year 2018, reflective of lower levels of one- to four-family loans and commercial real estate loans originated, decreasing from a combined $85.7 million to $78.7 million. Total loan originations were $58.8 million in the six months ended June 30, 2019, or $117.6 million, annualized, led by one- to four-family loan originations, which totaled $43.7 million or $87.4 million, annualized. The decrease in one- to four-family loan originations from 2017 to 2018 of $6.9 million represented 176.9 percent of the $3.9 million aggregate decrease in total loan originations from 2017 to 2018, with multi-family loans increasing a moderate $2.5 million. Commercial loans increased $20,000 from 2017 to 2018, and consumer loans decreased $489,000 from 2017 to 2018. In the six months ended June 30, 2019, one- to four-family loans represented 74.3 percent of total originations, followed by multi-family loans, responsible for 9.0 percent of loan originations.

Overall, loan originations and purchases exceeded loan sales, principal payments, loan repayments and other deductions in 2017, 2018, and in the six months ended June 30, 2019. In 2017, loan originations and purchases exceeded reductions by $16.1 million, with $2.0 million in loans purchased and $58.1 in loans sold, then exceeded reductions by $24.2 million in 2018, impacted by $16.6 million in loans purchased and $54.4 million in loans sold, and then exceeded reductions by $5.3 million in the six months ended June 30, 2019, impacted by $1.4 million in loans purchased and $34.4 million in loans sold.

23

NONPERFORMING ASSETS

Cincinnati Federal understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets, including real estate owned. The quality of assets has been a key concern to financial institutions throughout many regions of the country. A number of financial institutions have been confronted with higher levels of nonperforming assets over the past few years and have been forced to recognize significant losses, setting aside major valuation allowances.

A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including commercial real estate loans and multi-family loans and nonowner-occupied single-family loans. Cincinnati Federal has a lower level of nonperforming assets, with nonperforming assets decreasing moderately in the six months ended June 30, 2019.

Exhibit 15 provides a summary of Cincinnati Federal’s delinquent loans at December 31, 2017 and 2018, and at June 30, 2019, indicating a modest increase in the dollar amount of delinquent loans from December 31, 2017, to June 30, 2019. The Bank had $163,000 in loans delinquent 30 to 89 days at June 30, 2019. Loans delinquent 90 days or more totaled $181,000 at June 30, 2019, with these two categories representing 0.19 percent of gross loans, with most of them, one- to four-family loans. At December 31, 2017, delinquent loans of 30 to 89 days totaled $172,000 or 0.12 percent of gross loans and loans delinquent 90 days or more totaled $153,000 or 0.10 percent of gross loans for a combined total of $325,000 and a lower share of 0.22 percent of gross loans, compared to a higher $344,000 and a higher 0.19 percent of gross loans at June 30, 2019.

It is normal procedure for Cincinnati Federal’s board to review loans delinquent 90 days or more on a monthly basis, to assess their collectibility and possibly commence foreclosure proceedings. When a loan is delinquent 20 days, the Bank sends a late notice to the borrower and may be accompanied by a phone call, and after 90 days delinquency, a demand letter is sent.

24

Nonperforming Assets (cont.)

When the loan becomes delinquent 90 days, the Bank considers the loan in default and it is placed on nonaccrual status. A decision as to whether and when to initiate foreclosure proceedings is based on such factors as the amount of the outstanding loan, the extent of the delinquency and the borrower’s ability and willingness to cooperate in curing the delinquency. The Bank generally initiates foreclosure when a loan has been delinquent 120 days and no workout agreement has been reached.

Exhibit 16 provides a summary of Cincinnati Federal’s nonperforming assets at December 31, 2016, 2017 and 2018, and at June 30, 2019. Nonperforming assets, by definition, include loans 90 days or more past due, nonaccruing loans, troubled debt restructurings that have not performed, and repossessed assets. The Bank carried a higher dollar level of nonperforming assets at June 30, 2019, relative to December 31, 2016. Cincinnati Federal’s level of nonperforming assets was $58,000 at December 31, 2016, and a higher $304,000 at June 30, 2019, which represented 0.04 percent of assets in 2016 and 0.15 percent June 30, 2019. The Bank’s nonperforming assets included $58,000 in nonaccrual loans, no loans 90 days or more past due or real estate owned at December 31, 2016. The Bank also had $1,647,000 in accruing troubled debt restructured loans at December 31, 2016. At June 30, 2019, nonperforming assets were a higher $304,000 or a higher 0.15 percent of assets and included $304,000 in nonaccrual loans, no real estate owned, and no loans 90 days or more past due. The Bank also had $1,218,000 in accruing troubled debt restructured loans at June 30, 2019.

Cincinnati Federal’s levels of nonperforming assets were lower than its levels of classified assets. The Bank’s ratios of classified assets to assets, excluding special mention assets, were 1.50 percent of assets at December 31, 2017, and a lower 0.60 percent of assets at June 30, 2019 (reference Exhibit 17). The Bank’s classified assets consisted of $1,236,000 in substandard assets, with no assets classified as doubtful or loss at June 30, 2019. The Bank had no assets classified as loss or doubtful at December 31, 2017, with $2,564,000 classified as substandard.

25

Nonperforming Assets (cont.)

Exhibit 18 shows Cincinnati Federal’s allowance for loan losses at December 31, 2017 and 2018, and at June 30, 2019, indicating the activity and the resultant balances. Cincinnati Federal has witnessed a modest increase in its balance of allowance for loan losses from $1,360,000 at December 31, 2017, to $1,405,000 at June 30, 2019, in response to its growth in loans. The Bank had provisions for loan losses of $30,000 in 2017, $45,000 in 2018 and zero in the six months ended June 30, 2019.

The Bank had no charge-offs in 2017 or 2018 and also in the six months ended June 30, 2019, with total recoveries of $4,000 in 2017, none in 2018 and none in the six months ended June 30, 2019. The Bank’s ratio of allowance for loan losses to gross loans was 0.91 percent at December 31, 2017, a lower 0.81 percent at December 31, 2018, and a lower 0.78 percent at June 30, 2019. Allowance for loan losses to nonperforming loans was 888.29 percent at December 31, 2017, 188.81 percent at December 31, 2018, and a higher 862.30 percent at June 30, 2019.

26

INVESTMENTS

The investment and securities portfolio, including certificates of deposit, has been comprised of interest-bearing deposits and mortgage-backed securities. Exhibit 19 provides a summary of Cincinnati Federal’s investment portfolio at December 31, 2017, 2018 and at June 30, 2019, excluding FHLB stock, which represents the Bank’s mortgage-backed securities at December 31, 2017 and 2018, and at June 30, 2019. Investment securities totaled $427,000 at June 30, 2019, based on fair value, compared to $910,000 at December 31, 2017. The Bank had $910,000 in mortgage-backed securities at December 31, 2017, and $427,000 at June 30, 2019, both of which are included in total investments and represent all of the Bank’s investments, excluding interest-bearing deposits.

Another key component of cash and investments at June 30, 2019, was interest-bearing deposits, including federal funds sold and interest-bearing time deposits, totaling $8.9 million and representing 75.4 percent of total cash and investments, excluding FHLB stock, compared to $7.7 million and a similar 75.0 percent at December 31, 2017. The Bank had $2,657,400 in FHLB stock at June 30, 2019. The weighted average yield on investment securities was 2.24 percent and a higher 3.29 percent yield on other interest-earning deposits and FHLB stock for the six months ended June 30, 2019.

27

DEPOSIT ACTIVITIES

The mix of average deposits by amount at December 31, 2017 and 2018, and at June 30, 2019 is provided in Exhibit 20. There has been a moderate average change in total deposits and in the deposit mix during this period. Total average deposits have increased from $109.8 million at December 31, 2017, to $140.9 million at June 30, 2019, representing an increase of $31.1 million or 28.3 percent. Average certificates of deposit have increased from $64.6 million at December 31, 2017, to $77.6 million at June 30, 2019, representing an increase of $13.0 million or 20.1 percent, while average savings, transaction and MMDA accounts have increased $18.1 million from $45.2 million at December 31, 2017, to $63.3 million at June 30, 2019, or 40.0 percent.

The Bank’s share of certificates of deposit witnessed a decrease, decreasing from a moderate 58.8 percent of deposits at December 31, 2017, to 55.1 percent of deposits at June 30, 2019. The major component of certificates at June 30, 2019, had rates between 2.00 percent and 2.99 percent and represented 66.7 percent of certificates (reference Exhibit 21). At December 31, 2017, the major component of certificates had rates between 1.00 percent and 1.99 percent, representing a higher 82.0 percent of certificates. The certificate category witnessing the largest change in dollars from December 31, 2017, to June 30, 2019, was certificates with rates between 2.00 percent and 2.99 percent, which increased $5.5 million to $50.6 million during this time period. Two categories of certificates witnessed decreases from December 31, 2017, to June 30, 2019. The category with rates of less than 1.00 percent decreased $4.7 million to $1.8 million, and the category with rates of 1.00 percent to 1.99 percent decreased $33.3 million to $21.7 million.

Exhibit 22 shows the Bank’s deposit activity for the two years ended December 31, 2017 and 2018, and for the six months ended June 30, 2018 and 2019. Including interest credited, Cincinnati Federal experienced net increases in deposits in 2017 and 2018 and a net decrease for the six months ended June 30, 2019. In 2017, there was a net increase in deposits of $5.9 million, then a net increase of $28.4 million in the year ended December 31, 2018,

28

Deposit Activity (cont.)

and then a net increase of $2.5 million for the six months ended June 30, 2018, and a net decrease of $3.7 million for the six months ended June 30, 2019.

BORROWINGS

Cincinnati Federal has made moderate use of FHLB advances (reference Exhibit 23) in each of the years ended December 31, 2017 and 2018, and in the six months ended June 30, 2019. The Bank had total FHLB advances of $41.3 million at June 30, 2019, with a weighted cost of 2.23 percent during the period and a balance of a lower $34.3 million at December 31, 2017, with a weighted cost of a lower 1.39 percent during the period.

SUBSIDIARIES

Cincinnati Federal has one subsidiary. Cincinnati Federal Investment Services was formed in late 2014 to offer nondeposit investment and insurance products in partnership with Infinex Investments, Inc., but is currently inactive.

OFFICE PROPERTIES

Cincinnati Federal had six offices at June 30, 2019, its main office located on Harrison Avenue in Cincinnati, a branch on Glenway Avenue in Cincinnati (Price Hill Branch), a branch on Nagel Road in Cincinnati (Anderson Branch), a branch on Bridgetown Road in Cincinnati (Miami Heights branch), a branch on Scott Street in Covington, Kentucky (Covington branch), and a branch on Dixie Highway in Florence, Kentucky (Florence branch). The Bank owns all of its offices (reference Exhibit 24). At June 30, 2019, the Bank’s total investment in fixed assets, based on depreciated cost, was $3.4 million or 1.65 percent of assets.

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MANAGEMENT

Mr. Joseph V. Bunke joined Cincinnati Federal in November 1998 as president. Prior to that, he served as financial and compliance officer for various institutions in the Cincinnati area. He has been working in the banking industry for almost 44 years. Additionally, Mr. Bunke holds a B.S. in economics from Bowling Green State University and an M.B.A. in finance from the University of Cincinnati.

Mr. Herbert C. Brinkman has been the chief financial officer of Cincinnati Federal since January 2006. He has 34 years of experience in accounting, financial management and operations in the banking industry. Mr. Brinkman holds a B.A. in economics from Trinity College, Hartford, Connecticut, and an M.B.A. from the University of Cincinnati.

Mr. Gregory W. Meyers joined Cincinnati Federal in May 2013 as senior vice president and chief lending officer. From 2011 to 2013, he was the vice president and mortgage operations manager of MainSource Bank, where he was in charge of managing their residential mortgage operations. Prior to his employment with MainSource Bank, he served as the chief lending officer of The Franklin Savings and Loan Company until its acquisition by Cheviot Savings Bank. Mr. Meyers hold a B.A. in economics from College of the Holy Cross and an M.B.A in finance.

30

II.	DESCRIPTION OF PRIMARY MARKET AREA

Cincinnati Federal’s market area is focused on Hamilton County, Ohio, and extends into the Cincinnati metropolitan area of Warren, Butler and Clermont Counties as well as the Kentucky counties of Boone, Campbell and Kenton. Exhibit 26 shows the trends in population, households and income for Butler County, Clermont County, Hamilton County, Warren County, Boone County, Campbell County, Kenton County, Ohio and the United States. The population trends indicate a decrease in Hamilton County for the period from 2000 to 2010 with all other areas increasing in population. Butler County’s population increased by 10.6 percent from 2000 to 2010, Clermont County’s population increased by 10.9 percent, Hamilton County’s population decreased by 5.1 percent and Warren County’s population increased at a strong rate of 34.3 percent. Boone, Campbell and Kenton Counties increased by 38.2 percent, 7.7 percent and 5.5 percent, respectively, while Ohio’s and the United States’ population levels increased by 1.6 percent and 9.7 percent, respectively, during the same time period. Through 2024, population is projected to increase by 6.7 percent, 6.5 percent, 3.3 percent, 13.3 percent, 17.2 percent, 4.9 percent and 6.8 percent in Butler, Clermont, Hamilton, Warren, Boone, Campbell and Kenton Counties, respectively, while population in Ohio and the United States is projected to increase by 2.8 percent and 10.7 percent, respectively, through 2024.

More important is the trend in households. Hamilton County’s number of households decreased by 3.7 percent from 2000 through 2010. Butler County experienced a 10.5 percent increase in households from 2000 through 2010, compared to increases of 13.4 percent in Clermont County, 36.6 percent in Warren County, 38.3 percent in Boone County, 15.7 percent in Campbell County, 13.2 percent in Kenton County, 3.5 percent in Ohio and 10.7 percent in the United States. All areas are projected to increase in number of households from 2010 through 2024 by 5.9 percent in Butler County, by 8.4 percent, 4.4 percent and 14.8 percent in Clermont, Hamilton and Warren Counties, respectively, by 17.4 percent, 6.9 percent and 6.9 percent in Boone, Campbell and Kenton Counties, respectively, as well as Ohio and the United States by 3.8 percent and 10.7 percent, respectively.

31

Description of Primary Market Area (cont.)

The seven counties ranged in per capita income levels from a low of $20,637 in Campbell County to a high of $25,517 in Warren County. Per capita income increased in all areas from 2000 to 2010. Butler County’s per capita income increased to $25,469, Clermont, Hamilton, Warren, Boone, Campbell and Kenton Counties’ per capita income levels increased to $28,901, $28,037, $29,740, $27,790, $27,315 and $27,225 respectively. Ohio’s increased to $23,975 and the United States’ increased to $26,059. In 2000, median household income in the seven counties ranged from a low of $40,964 in Hamilton County to a high of $57,952 in Warren County, with Ohio at $40,956 and the United States with a median household income of $41,994. Median household income increased from 2000 to 2010 by 13.9 percent, 22.7 percent, 12.9 percent, 14.7 percent, 26.8 percent, 21.4 percent, 17.6 percent, 10.1 percent and 19.2 percent to $54,541, $60,590, $46,236, $66,499, $45,090 and $50,046 in Butler County, Clermont County, Hamilton County, Warren County, Boone County, Campbell County, Kenton County, Ohio and the United States, respectively. All areas are also projected to show increases in their median household income levels from 2010 through 2024. The median household income levels in Butler County, Clermont County, Hamilton County, Warren County, Boone County, Campbell County, Kenton County, Ohio and the United States are projected to increase by 42.0 percent, 19.9 percent, 36.7 percent, 35.1 percent, 27.6 percent, 47.0 percent, 47.9 percent, 40.2 percent and 25.7 percent, respectively, to $77,433, $72,677, $63,212, $89,860, $86,733, $74,803, $76,351, $63,219 and $62,901, respectively, from 2010 to 2024.

Exhibit 27 provides a summary of key housing data for Butler, Clermont, Hamilton, Warren, Boone, Campbell and Kenton Counties, Ohio and the United States. In 2000, Hamilton County had the lowest rate of owner-occupancy at 59.9 percent, lower than Butler County at 71.6 percent, Clermont County at 74.7 percent, Warren County at 78.5 percent, Boone County at 74.3 percent, Campbell County at 69.0 percent, Kenton County at 66.4 percent, Ohio at 69.1 percent and the United States at 66.2 percent. As a result, Hamilton County supported a higher rate of renter-occupied housing of 40.1 percent, compared to 28.4 percent in Butler County, 25.3 percent in Clermont County, 21.5 percent in Warren County, 25.7 percent in Boone County, 31.0 percent in Campbell County, 33.6 percent in Kenton County, 30.9 percent in Ohio and 33.8 percent in

32

Description of Primary Market Area (cont.)

the United States. In 2010, owner-occupied housing decreased slightly in Hamilton County to 59.5 percent and decreased in Butler County to 69.7 percent, in Clermont County to 74.6 percent, increased slightly in Warren County to 78.7 percent, increased to 74.4 percent in Boone County, decreased to 68.4 percent in Campbell County, increased to 67.6 percent in Kenton County, decreased in Ohio to 67.6 percent and in the United States to 65.4 percent. Conversely, the renter-occupied rates increased slightly in Butler County to 30.3 percent, in Clermont County to 25.4 percent, in Hamilton County to 40.5 percent, in Campbell County to 31.6 percent, in Ohio to 32.4 percent and in the United States to 34.6 percent. Renter-occupied percentages decreased slightly in Warren County to 21.3 percent, Boone County to 25.6 percent and in Kenton County to 32.4 percent.

Hamilton County’s 2000 median housing value was $111,400, lower than all but Campbell and Kenton Counties’ median housing values. The other market area counties had 2000 median housing values of $123,200 in Butler County, $122,900 in Clermont County, $131,800 in Boone County, $101,000 in Campbell County, $105,600 in Kenton County, $142,200 in Warren County with the United States’ median housing value at $119,600 and Ohio’s median housing value at $103,700. The 2000 median rent in Hamilton County was $485, which was lower than the other six market area counties of Butler County at $569, Clermont County at $552, Warren County at $613, Boone County at $596, Campbell County at $512, Kenton County at $517, Ohio at $515 and the United States at $602. In 2010, median housing values had increased in Butler County to $152,000, in Clermont County to $153,000, in Hamilton County to $141,100, in Warren County to $191,100, in Boone County to $170,000, in Campbell County to $146,100, in Kenton County to $142,400, in Ohio to $134,400 and in the United States to $179,900. The 2010 median rent levels were $782, $752, $683, $871, $857, $737, $727, $685 and $871, in Butler, Clermont, Hamilton, Warren, Boone, Campbell and Kenton Counties, Ohio and the United States, respectively. More recently, in the 2017 American Community Survey, the Census Bureau indicated median housing values of $162,300 in Butler County, $160,600 in Clermont County, $145,800 in Hamilton County, $200,100 in Warren

33

Description of Primary Market Area (cont.)

County, $183,700 in Boone County, $160,700 in Campbell County, $149,700 in Kenton County, $135,100 in Ohio and $193,500 in the United States.

In 2000, the major source of employment for all areas by industry group, based on share of employment, was the services industry. The services industry was responsible for the majority of employment in Butler, Clermont, Hamilton, Warren, Boone, Campbell and Kenton Counties, Ohio and the United States with 42.0 percent, 40.6 percent, 49.5 percent, 39.5 percent, 37.6 percent, 44.2 percent, 43.5 percent, 43.8 percent and 46.7 percent of jobs (reference Exhibit 29). The manufacturing industry was the second major employer in Butler, Clermont, Warren and Boone Counties and Ohio at 21.7 percent, 19.0 percent, 23.2 percent, 17.3 percent and 20.0 percent but was the third largest employer in Hamilton County at 14.5 percent, Campbell County at 13.3 percent, Kenton County at 13.4 percent and the United States at 14.1 percent The wholesale/retail trade group was the third major overall employer in Butler, Clermont, Warren and Boone Counties and Ohio at 15.6 percent, 17.7 percent, 16.2 percent, 16.4 percent and 15.5 percent, and the wholesale/retail trade group was the second major overall employer in Hamilton County, Campbell County, Kenton County and the United States with 15.2 percent, 15.6 percent, 16.0 percent and 15.3 percent of employment, respectively. The agriculture/mining group, construction group, transportation/utilities, information and finance/insurance/real estate group combined to provide 20.8 percent of employment in Butler County, 22.6 percent of employment in Clermont County, 21.1 percent of employment in Hamilton County, 21.1 percent of employment in Warren County, 28.8 percent of employment in Boone County, 26.8 percent of employment in Campbell County, 26.9 percent of employment in Kenton County, 20.7 percent of employment in Ohio and 23.9 percent in the United States.

In 2010, the services industry, manufacturing industry and wholesale/retail trade industry provided the first, second and third highest levels of employment, respectively, for Butler, Clermont, and Warren Counties and Ohio. In Hamilton County, Boone County, Campbell County, Kenton County and the United States, the wholesale/retail sector remained the second highest employer with manufacturing third. The services industry accounted for 48.8 percent,

34

Description of Primary Market Area (cont.)

47.6 percent, 54.9 percent, 49.3 percent, 47,9 percent, 52.8 percent, 49.6 percent, 51.2 percent and 53.2 percent in Butler County, Clermont County, Hamilton County, Warren County, Boone County, Campbell County, Kenton County, Ohio and the United States, respectively. The manufacturing trade industry provided for 17.0 percent, 15.6 percent, 12.3 percent, 17.6 percent, 13.4 percent, 10.5 percent, 12.6 percent, 15.0 percent and 10.4 percent in Butler County, Clermont County, Hamilton County, Warren County, Boone, Campbell County, Kenton County, Ohio and the United States, respectively. The wholesale/retail trade group provided 16.2 percent, 15.0 percent, 14.2 percent, 14.7 percent, 14.2 percent, 15.5 percent, 14.0 percent, 14.8 percent and 14.5 percent of employment in Butler County, Clermont County, Hamilton County, Warren County, Boone County, Campbell County, Kenton County, Ohio and the United States, respectively. In the 2010 Census, the agriculture/mining, construction, transportation/utilities, information, and finance/insurance/real estate sectors accounted for 18.1 percent, 21.8 percent, 18.7 percent, 18.4 percent, 23.5 percent, 21.2 percent, 22.7 percent, 19.0 percent and 21.9 percent in Butler, Clermont, Hamilton, Warren, Boone, Campbell and Kenton Counties, Ohio and the United States, respectively.

The 2017 American Community Survey (Census Bureau) indicated similar percentages of employment categories to 2010 figures, with the services industry being the highest employer in all areas. In Butler and Warren Counties and Ohio the manufacturing sector again accounted for the second highest employment numbers, whereas in Clermont, Hamilton, Campbell and Kenton Counties and the United States, the wholesale/retail sector accounted for the second highest employment figures.

Some of the largest employers in Hamilton County are listed below.

Employer	Employees	Product/Service
Kroger Company	21,263	Retail - food stores
Cincinnati Children’s Hospital	15,429	Healthcare
Cincinnati/N. Kentucky Airport	12,682	Air Travel
TriHealth, Inc.	12,000	Healthcare
UC Health	11,241	Healthcare

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Description of Primary Market Area (cont.)

University of Cincinnati	10,551	Education
General Electric	10,500	Manufacturing
Mercy Health	10,442	Healthcare
Proctor & Gamble Co.	10,000	Manufacturing
St. Elizabeth Healthcare	8,413	Healthcare
Fifth Third Bancorp	7,496	Finance/banking
City of Cincinnati	6,732	Government
Christ Hospital Health Network	5,851	Healthcare
Archdiocese of Cincinnati	5,610	Religion Administration
Internal Revenue Service	4,657	Government
Cincinnati Public Schools	4,500	Education

The unemployment rate is another key economic indicator. Exhibit 29 shows the unemployment rates in Butler, Clermont, Hamilton, Warren, Boone, Campbell and Kenton Counties, Ohio and the United States in 2015 through May of 2019. All four Ohio counties have been characterized by unemployment rates lower than or equal to the unemployment rate of Ohio, as have the Kentucky counties. In 2015, Butler County had an unemployment rate of 4.6 percent, compared to unemployment rates of 4.5 percent in Clermont County, 4.5 percent in Hamilton County, 4.2 percent in Warren County, 4.1 percent in Boone County, 4.1 percent in Campbell County, 4.4 percent in Kenton County, 4.9 percent in Ohio and 5.3 percent in the United States. In 2016, all areas except Warren County and Ohio decreased in unemployment to 4.5 percent, 4.4 percent, 4.4 percent, 3.8 percent, 3.9 percent 4.1 percent and 4.9 percent in Butler, Clermont, Hamilton, Boone, Campbell and Kenton Counties, and the United States, respectively. Warren County and Ohio remained at their 2015 unemployment rates of 4.2 percent and 4.9 percent, respectively. In 2017, the areas’ unemployment rates changed to a decrease to 4.4 percent in Butler County, identical rates of 4.4 percent in both Clermont County and Hamilton County, a decrease to 4.1 percent in Warren County, an increase to 3.9 percent in Boone County, a decrease to 3.8 percent in Campbell County, a decrease to 4.0 percent in Kenton County, an increase to 5.0 percent in Ohio and a decrease to 4.4 percent in the United States. In 2018, Butler County, Clermont County, Hamilton County, Warren County, Boone County, Campbell County, Kenton County, Ohio and the United States had decreases in unemployment to 4.1 percent, 4.1 percent, 4.1 percent, 3.9 percent, 3.4 percent, 3.3 percent, 3.4

36

Description of Primary Market Area (cont.)

percent, 4.5 percent, and 3.9 percent, respectively. Through June of 2019, the Ohio Counties had decreases in unemployment to 4.0 percent in Butler County, 3.9 percent in Clermont, to 3.9 percent and 3.7 percent, respectively, in Hamilton and Warren Counties, to 3.1 percent, while Kentucky counties had increases in unemployment to 3.8 percent, 4.0 percent and 4.0 percent in Boone, Campbell and Kenton Counties, with decreases in unemployment to 4.3 percent and 3.8 percent in Ohio and the United States, respectively.

Exhibit 30 provides deposit data for banks and thrifts in Hamilton, Boone and Kenton Counties, in which the Bank has its offices. Cincinnati Federal’s deposit base in Hamilton County was approximately $118.1 million or a 6.1 percent share of the $1.9 billion total thrift deposits and a 0.1 percent share of the total deposits, which were approximately $91.9 billion as of June 30, 2018. In Boone County and Kenton County, the branches of Kentucky FederalBnot yet Cincinnati Federal branches via mergerBheld 11.2 percent and 4.3 percent of the respective counties’ thrift deposits and 0.4 percent and 0.3 percent of the total markets’ deposits. The three-county total of Cincinnati Federal/Kentucky Federal deposits at June 30, 2018, was $138.3 million, or 6.2 percent of the thrift market and 0.1 percent of the total deposits of $97.5 billion. The market area is dominated by banks, with bank deposits accounting for approximately 97.7 percent of deposits at June 30, 2018.

Exhibit 31 provides interest rate data for each quarter for the years 2015 through the second quarter of 2019. The interest rates tracked are the Prime Rate, as well as 90-Day, One-Year and Thirty-Year Treasury Bills. The Prime Rate increased moderately from 2015 to 2017, then continued rising steadily in 2018 and stabilized in 2019. Short term interest rates experienced a modestly rising trend in 2015, then rising at a faster pace in 2016, 2017 and 2018, and then decreasing in 2019, with the Thirty-Year Treasury rate rising in 2015, fluctuating in 2016 and then decreasing in 2017 but increasing in 2018 before decreasing in the first two quarters of 2019.

37

Description of Primary Market Area (cont.)

SUMMARY

In summary, population decreased by 5.1 percent in Hamilton County from 2000 to 2010, increased by 38.2 percent in Boone County and increased by 5.5 percent in Kenton County, the counties in which the Bank has branches. The number of households decreased by 3.7 percent in Hamilton County but increased by 38.3 percent and 13.2 percent in Boone and Kenton Counties, respectively. The 2010 per capita income and median household income levels in Hamilton County were above state and national levels, as they were in Boone and Kenton Counties as well. Also, Hamilton County’s unemployment rates have been lower than state rates, and Boone and Kenton Counties’ unemployment rates have been lower than both state and national levels. According to the 2010 Census, median housing values in all market area counties were above the state median, but all but one were below the national median housing value.

The Corporation holds deposits of approximately 6.2 percent of all thrift deposits in the market area as of June 30, 2018, representing a minimal 0.1 percent share of the total deposit base of approximately $97.5 billion.

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III.	COMPARABLE GROUP SELECTION

Introduction

Integral to the valuation of the Corporation is the selection of an appropriate group of publicly traded thrift institutions, hereinafter referred to as the “comparable group.” This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Corporation’s pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly traded, FDIC-insured thrifts in the United States and all publicly traded, FDIC-insured thrifts in the Midwest region and in Ohio.

Exhibits 32 and 33 present Share Data and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 107 publicly traded, FDIC-insured thrifts in the United States (“all thrifts”), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 32 and 33 also subclassify all thrifts by region, including the 37 publicly traded Midwest thrifts (“Midwest thrifts”) and the 10 publicly traded thrifts in Ohio (“Ohio thrifts”), and by trading exchange.

The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of the Corporation as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution’s operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of the Corporation’s basic operation.

39

Introduction (cont.)

The general parameter requirements for the selection of the peer group candidates included a maximum asset size limit of $1.3 billion, a trading exchange requirement that each candidate be traded on one of the two major stock exchanges, the New York Stock Exchange or the NASDAQ, a geographic parameter that eliminates potential candidates located in the Southwest and West, a merger and acquisition parameter that eliminates any potential candidate that is involved as a seller in a merger and acquisition transaction, and a recent conversion parameter that eliminates any institution that has not been converted from mutual to stock for at least four quarters or prior to June 30, 2019. Due to the general parameter requirement related to trading on NASDAQ or the New York Stock Exchange, the size of the peer group institutions results in larger institutions.

Inasmuch as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.

Due to lack of comparability, there are no mutual holding companies included as potential comparable group candidates.

GENERAL PARAMETERS

Merger/Acquisition

The comparable group will not include any institution that is a proposed seller in a merger or acquisition as of August 12, 2019, due to the price impact of such a pending transaction. There are no pending merger/acquisition transactions involving thrift institutions that were potential comparable group candidates in the Corporation’s city, county or market area as indicated in Exhibit 35.

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Trading Exchange

It is necessary that each institution in the comparable group be listed on one of the three major stock exchanges, the New York Stock Exchange, the American Stock Exchange, or the National Association of Securities Dealers Automated Quotation System (NASDAQ). Such a listing indicates that an institution’s stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. Of the 107 publicly traded, FDIC-insured savings institutions, excluding mutual holding companies, 4 are traded on the New York Stock Exchange and 53 are traded on NASDAQ. The remaining institutions are traded over the counter or listed in the Pink Sheets, but they were not considered for the comparable group selection.

IPO Date

Another general parameter for the selection of the comparable group is the initial public offering (“IPO”) date, which must be at least four quarterly periods prior to June 30, 2019, in order to insure at least four consecutive quarters of reported data as a publicly traded institution. The resulting parameter is a required IPO date prior to June 30, 2018.

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Geographic Location

The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has nevertheless eliminated regions of the United States distant to the Corporation, including the Southwest and West regions.

The geographic location parameter consists of the Midwest, North Central, Southeast and Northeast regions for a total of fifteen states. To extend the geographic parameter beyond those states could result in the selection of similar thrift institutions with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic regions. The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.

Asset Size

Asset size was another key parameter used in the selection of the comparable group. The total asset size for any potential comparable group institution was $1.3 billion or less, due to the general similarity of asset mix and operating strategies of institutions within this asset range, compared to the Corporation, with assets of approximately $206 million. Such an asset size parameter was necessary to obtain an appropriate comparable group of at least ten institutions.

In connection with asset size, we did not consider the number of offices or branches in selecting or eliminating candidates, since that characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.

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SUMMARY

Exhibits 36 and 37 show the 19 institutions considered as comparable group candidates after applying the general financial, geographic and merger/acquisition parameters, with the outlined institutions being those ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section along with being publicly traded on one of the three major exchanges.

BALANCE SHEET PARAMETERS

Introduction

The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 36. The balance sheet ratios consist of the following:

1.	Cash and investments to assets
2.	Mortgage-backed securities to assets
3.	One- to four-family loans to assets
4.	Total net loans to assets
5.	Total net loans and mortgage-backed securities to assets
6.	Borrowed funds to assets
7.	Equity to assets

The parameters enable the identification and elimination of thrift institutions that are distinctly and functionally different from the Corporation with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from the Corporation. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution’s equity and borrowed funds ratios, which are separate parameters.

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Cash and Investments to Assets

The Bank’s ratio of cash and investments to assets, excluding mortgage-backed securities, was 5.5 percent at June 30, 2019, and reflects the Corporation’s lower share of investments, lower than the national and state averages of 11.3 percent and 12.6 percent, respectively. The Bank’s investments have consisted of interest-bearing deposits. For its recent two years ended December 31, 2017, and December 31, 2018, the Corporation’s average ratio of cash and investments to assets was a similar 5.87 percent, ranging from a high of 6.02 percent in 2017 to a low of 5.71 percent in 2018, and was 5.50 percent at June 30, 2019.

The parameter range for cash and investments is has been defined as 48.0 percent or less of assets, with a midpoint of 24.0 percent.

Mortgage-Backed Securities to Assets

At June 30, 2019, the Corporation’s ratio of mortgage-backed securities to assets was 0.21 percent, moderately lower than the national average of 6.92 percent and the regional average of 6.17 percent for publicly traded thrifts.

Inasmuch as many institutions purchase mortgage-backed securities as an alternative to both lending, relative to cyclical loan demand and prevailing interest rates, and other investment vehicles, this parameter is also fairly broad at 31.0 percent or less of assets and a midpoint of 15.5 percent.

One- to Four-Family Loans to Assets

The Corporation’s lending activity is focused on the origination of residential mortgage loans secured by one- to four-family dwellings. One- to four-family loans, including

44

One- to Four-Family Loans to Assets (cont.)

construction loans and excluding home equity loans, represented 56.23 percent of the Corporation’s assets at June 30, 2019, which is higher than its ratio of 54.58 percent at December 31, 2018, and higher than its ratio of 52.15 percent at December 31, 2017. The parameter for this characteristic is 70.00 percent of assets or less in one- to four-family loans with a midpoint of 35.00 percent.

Total Net Loans to Assets

At June 30, 2019, the Corporation had an 87.38 percent ratio of total net loans to assets and a lower three fiscal year average of 86.61 percent, compared to the national average of a lower 75.50 percent and the regional average of 74.30 percent for publicly traded thrifts. The Corporation’s ratio of total net loans to assets changed from 87.56 percent of total assets at December 31, 2017, to 86.82 percent at December 31, 2018, to 87.38 percent at June 30, 2019.

The parameter for the selection of the comparable group is from 22.0 percent to 90.0 percent with a midpoint of 56.0 percent. The lower end of the parameter range relates to the fact that, as the referenced national and regional averages indicate, many institutions hold greater volumes of investment securities and/or mortgage-backed securities as cyclical alternatives to lending, but may otherwise be similar to the Corporation.

Total Net Loans and Mortgage-Backed Securities to Assets

As discussed previously, the Corporation’s shares of mortgage-backed securities to assets and total net loans to assets were 0.21 percent and 87.38 percent, respectively, for a combined share of 87.58 percent. Recognizing the industry and regional ratios of 82.40 percent and 80.40

45

Total Net Loans and Mortgage-Backed Securities to Assets (cont.)

percent, respectively, the parameter range for the comparable group in this category is 55.00 percent to 90.00 percent, with a midpoint of 72.50 percent.

Borrowed Funds to Assets

The Corporation had borrowed funds of $41.3 million or 20.02 percent of assets at June 30, 2019, which is higher than current industry averages.

The use of borrowed funds by some institutions indicates an alternative to retail deposits and may provide a source of longer term funds. The federal insurance premium on deposits has also increased the attractiveness of borrowed funds. The institutional demand for borrowed funds has increased in recent years, due to the higher rates paid on deposits. Additionally, many thrifts are not aggressively seeking deposits, since quality lending opportunities have risen in the current economic environment.

The parameter range of borrowed funds to assets is 50.00 percent or less with a midpoint of 25.00 percent.

Equity to Assets

The Corporation’s equity to assets ratio was 11.30 percent at June 30, 2019, 11.61 percent at December 31, 2018, and 11.34 percent at December 31, 2017, averaging 11.48 percent for the two fiscal years ended December 31, 2018. The Bank’s retained earnings increased in 2017, increased in 2018, and increased in the six months ended June 30, 2019. After the second stage conversion, based on the midpoint value of $22.5 million, with 50.0 percent of the net proceeds of the public offering going to the Bank, its equity is projected to increase to 13.6 percent of assets, with the Corporation at 15.3 percent of assets.

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Equity to Assets (cont.)

Based on those equity ratios, we have defined the equity ratio parameter to be 8.0 percent to 16.0 percent with a midpoint ratio of 12.0 percent.

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PERFORMANCE PARAMETERS

Introduction

Exhibit 37 presents five parameters identified as key indicators of the Corporation’s earnings performance and the basis for such performance both historically and the six months ended June 30, 2019. The primary performance indicator is the Corporation’s core return on average assets (ROAA). The second performance indicator is the Corporation’s core return on average equity (ROAE). To measure the Corporation’s ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Corporation is noninterest income, and the parameter used to measure this factor is the ratio of noninterest income to average assets. The final performance indicator is the Corporation’s ratio of operating expenses or noninterest expenses to average assets, a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities, which often results in much higher operating costs and overhead ratios.

Return on Average Assets

The key performance parameter is core ROAA. For the twelve months ended June 30, 2019, the Corporation’s core ROAA was 0.31 percent based on a core income of $593,000, as detailed in Item I of this Report. The net ROAA for the twelve months ended June 30, 2019, was 1.17 percent. The Corporation’s ROAAs in its most recent three fiscal years ended December 31, 2018, were 0.49 percent, 0.54 percent, and 1.25 percent, respectively, with a three fiscal year average ROAA of 0.76 percent.

Considering the historical and current earnings performance of the Corporation, the range for the ROAA parameter based on core income has been defined as 1.15 percent or less with a midpoint of 0.58 percent.

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Return on Average Equity

The ROAE has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Corporation’s position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the unseasoned nature of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

The Corporation’s core ROAE for the twelve months ended June 30, 2019, was 2.75 percent based on its core income and 2.80 percent in the fiscal year ended December 31, 2018.

The parameter range for ROAE for the comparable group, based on core income, is 11.00 percent or less with a midpoint of 5.50 percent.

Net Interest Margin

The Corporation had a net interest margin of 3.04 percent for the twelve months ended June 30, 2019, representing net interest income as a percentage of average interest-earning assets. The Corporation’s net interest margin levels in its three fiscal years of 2016 through 2018 were 2.84 percent, 2.97 percent, and 2.91 percent, respectively, averaging 3.27 percent.

The parameter range for the selection of the comparable group is from a low of 2.00 percent to a high of 4.10 percent with a midpoint of 3.05 percent.

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Operating Expenses to Assets

For the twelve months ended June 30, 2019, the Corporation had a 4.11 percent ratio of operating expense to average assets. In its three fiscal years ended December 31, 2018, the Corporation’s expense ratio averaged 3.77 percent, from a low of 3.62 percent in fiscal year 2017 to a high of 3.94 percent in fiscal year 2018.

The operating expense to assets parameter for the selection of the comparable group is from a low of 1.00 percent to a high of 4.15 percent with a midpoint of 2.58 percent.

Noninterest Income to Assets

Compared to publicly traded thrifts, the Corporation has experienced a higher level of noninterest income as a source of additional income. The Corporation’s ratio of noninterest income to average assets was 2.54 percent for the twelve months ended June 30, 2019, including a significant gain on a merger in the last half of 2018. For its three years ended December 31, 2016, through 2018, the Corporation’s ratio of noninterest income to average assets was 1.59 percent, 1.52 percent and 2.51 percent, respectively, for an average of 1.87 percent.

The range for this parameter for the selection of the comparable group is 2.60 percent of average assets or less, with a midpoint of 1.30 percent.

ASSET QUALITY PARAMETERS

Introduction

The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 37. The purpose of these parameters is to insure

50

Introduction (cont.)

that any thrift institution in the comparable group has an asset quality position similar to that of the Corporation. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.

Nonperforming Assets to Total Assets

The Corporation’s ratio of nonperforming assets to assets was 0.15 percent at June 30, 2019, which was lower than the national average of 0.49 percent for publicly traded thrifts and the average of 0.53 percent for Midwest thrifts. The Corporation’s ratio of nonperforming assets to total assets averaged 0.17 for its most recent three fiscal years ended December 31, 2018, from a high of 0.38 percent in 2018, to a low of 0.04 percent 2016.

The comparable group parameter for nonperforming assets is 1.20 percent or less of total assets, with a midpoint of 0.60 percent.

Repossessed Assets to Assets

The Corporation had no repossessed assets at June 30, 2019, representing a ratio to total assets of zero percent, following ratios of repossessed assets to total assets of 0.05 percent and zero percent at December 31, 2018, and December 31, 2017, respectively. National and regional averages were 0.09 percent and 0.13 percent, respectively, for publicly traded thrift institutions.

The range for the repossessed assets to total assets parameter is 0.25 percent of assets or less with a midpoint of 0.13 percent.

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Loans Loss Reserves to Assets

The Corporation had an allowance for loan losses of $1,404,988, representing a loan loss allowance to total assets ratio of 0.68 percent at June 30, 2019, which was lower than its 0.71 percent ratio at December 31, 2018, and lower than its 0.80 percent ratio at December 31, 2017.

The loan loss allowance to assets parameter range used for the selection of the comparable group required a minimum ratio of 0.10 percent of assets.

THE COMPARABLE GROUP

With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 37, 38 and 39. The comparable group institutions range in size from $136.5 million to $1.2 billion with an average asset size of $611.5 million and have an average of 8.0 offices per institution. Two of the comparable group institutions are in New York, two are in Pennsylvania, with one each in Ohio, Nebraska, Illinois, Maryland, Massachusetts and Minnesota, and all ten are traded on NASDAQ.

The comparable group institutions as a unit have a ratio of equity to assets of 10.81 percent, which is 8.5 percent lower than all publicly traded thrift institutions in the United States; and for the most recent four quarters indicated a core return on average assets of 0.71 percent, lower than all publicly traded thrifts at 0.98 percent and publicly traded Ohio thrifts at 1.29 percent.

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IV.	ANALYSIS OF FINANCIAL PERFORMANCE

This section reviews and compares the financial performance of the Corporation to all publicly traded thrifts, to publicly traded thrifts in the Midwest region and to Ohio thrifts, as well as to the ten institutions constituting the Corporation’s comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as presented in Exhibits 41 through 45.

As presented in Exhibits 41and 42 at June 30, 2019, the Corporation’s total equity of 11.30 percent of assets was higher than the comparable group at 10.81 percent, and lower than all thrifts at 11.81 percent, Midwest thrifts at 11.58 percent and Ohio thrifts at 13.43 percent. The Corporation had an 87.38 percent share of net loans in its asset mix, higher than the comparable group at 74.14 percent, all thrifts at 75.50 percent, Midwest thrifts at 74.27 percent and Ohio thrifts at 80.10 percent. The Corporation’s higher share of net loans and lower 0.21 percent share of mortgage-backed securities is primarily the result of its lower 5.50 percent share of cash and investments. The comparable group had a higher 13.29 percent share of cash and investments and a higher 8.10 percent share of mortgage-backed securities. All thrifts had 6.92 percent of assets in mortgage-backed securities and 11.28 percent in cash and investments. The Corporation’s 67.20 percent share of deposits was lower than the comparable group, all thrifts, Midwest thrifts and Ohio thrifts, reflecting the Corporation’s higher share of borrowed funds of 20.02 percent. As ratios to assets, the comparable group had deposits of 76.36 percent and borrowings of 11.63 percent. All thrifts averaged a 77.72 percent share of deposits and 9.25 percent of borrowed funds, while Midwest thrifts had a 79.23 percent share of deposits and an 8.23 percent share of borrowed funds. Ohio thrifts averaged a 76.39 percent share of deposits and a 9.29 percent share of borrowed funds. The Corporation had 0.11 percent in goodwill, compared to 0.46 percent for the comparable group, 0.87 percent for all thrifts, 0.52 percent for Midwest thrifts and 0.04 percent for Ohio thrifts.

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Analysis of Financial Performance (cont.)

Operating performance indicators are summarized in Exhibits 43, 44, and 45 and provide a synopsis of key sources of income and key expense items for the Corporation in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

As shown in Exhibit 45, for the twelve months ended June 30, 2019, the Corporation had a yield on average interest-earning assets higher than the comparable group, all thrifts, Midwest thrifts and Ohio thrifts. The Corporation’s yield on interest-earning assets was 4.43 percent compared to the comparable group at 4.22 percent, all thrifts at 4.40 percent, Midwest thrifts at 4.34 percent and Ohio thrifts at 4.41 percent.

The Corporation’s cost of funds for the twelve months ended June 30, 2019, was higher than the comparable group, all thrifts, Midwest thrifts and Ohio thrifts. The Corporation had an average cost of interest-bearing liabilities of 1.74 percent compared to 1.44 percent for the comparable group, 1.17 percent for all thrifts, 1.05 percent for Midwest thrifts and 1.06 percent for Ohio thrifts. The Corporation’s yield on interest-earning assets and interest cost resulted in a net interest spread of 2.69 percent, which was modestly lower than the comparable group at 2.77 percent, lower than all thrifts at 3.23 percent, Midwest thrifts at 3.28 percent and Ohio thrifts at 3.34 percent. The Corporation generated a net interest margin of 3.04 percent for the twelve months ended June 30, 2019, based on its ratio of net interest income to average interest-earning assets, which was lower than the comparable group ratio of 3.16 percent. All thrifts averaged a higher 3.47 percent net interest margin for the trailing four quarters, with Midwest thrifts at 3.47 percent and Ohio thrifts at a lower 3.56 percent.

The Corporation’s major source of earnings is interest income, as indicated by the operations ratios presented in Exhibit 44. The Corporation had $15,000 in provision for loan losses during the twelve months ended June 30, 2019, representing 0.01 percent of average assets. The average provision for loan losses for the comparable group was 0.04 percent, with all thrifts at 0.07 percent, Midwest thrifts at 0.05 percent and Ohio thrifts at 0.04 percent.

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Analysis of Financial Performance (cont.)

The Corporation’s total noninterest income was $4,870,204 or 2.54 percent of average assets for the twelve months ended June 30, 2019, including a $2,192,340 gain on a merger. Such a ratio of noninterest income to average assets was higher than the comparable group at 0.67 percent, and higher than all thrifts at 0.76 percent, Midwest thrifts at 0.91 percent and Ohio thrifts at 0.69 percent. For the twelve months ended June 30, 2019, the Corporation’s operating expense ratio was 4.11 percent of average assets, higher than the comparable group at 2.59 percent, all thrifts at 2.87 percent, Midwest thrifts at 3.13 percent, and Ohio thrifts at 3.02 percent.

The overall impact of the Corporation’s income and expense ratios is reflected in its net income and return on assets. For the twelve months ended June 30, 2019, the Corporation had a net ROAA of 1.17 percent and core ROAA of 0.31 percent. For its most recent four quarters, the comparable group had a higher net ROAA of 0.73 percent and a lower core ROAA of 0.71 percent. All publicly traded thrifts averaged a higher net ROAA of 1.00 percent and a lower 0.98 percent core ROAA, with Midwest thrifts a 1.13 percent net ROAA and a 1.09 percent core ROAA. The twelve month net ROAA for the 10 Ohio thrifts was 1.29 percent and their core ROAA was 1.29 percent.

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V.	MARKET VALUE ADJUSTMENTS

This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of Cincinnati Federal with the comparable group. These adjustments will take into consideration such key items as earnings performance, primary market area, financial condition, asset and deposit growth, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be noted that all of the institutions in the comparable group have their differences among themselves and relative to the Bank, and, as a result, such adjustments become necessary.

EARNINGS PERFORMANCE

In analyzing earnings performance, consideration was given to net interest income, the amount and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings due to provisions for loan losses, the balance of current and historical nonperforming assets and real estate owned, the balance of valuation allowances to support any problem assets or nonperforming assets, the amount and volatility of noninterest income, and the amount and ratio of noninterest expenses. The earnings performance analysis was based on the Bank’s respective net and core earnings for the twelve months ended June 30, 2019, with comparisons to the core earnings of the comparable group, all thrifts and other geographical subdivisions.

As discussed earlier, the Bank has experienced increases in its assets, loans and deposits in each of the past four fiscal years with growth also in the six months ended June 30, 2019, for assets and loans. The Bank has experienced modest earnings in four of the past five years with higher earnings in the year ended December 31, 2018, due to a merger, and is focused on reducing operating expenses, monitoring its balance of nonperforming assets, monitoring and

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Earnings Performance (cont.)

strengthening its net interest margin, reducing its efficiency ratio, and maintaining adequate allowances for loan losses to reduce the impact of any charge-offs. Historically, the Bank has been characterized with a higher yield on earning assets but a higher cost of funds, resulting in a lower net interest margin, which has been lower than industry averages, with the trend experiencing a modest change over the past two years and its 3.04 percent net interest margin for the twelve months ended June 30, 2019, was lower than the industry average of 3.47 percent and lower than the comparable group average of 3.16 percent. During its past two years ended December 31, 2018, Cincinnati Federal’s ratio of interest expense to interest-bearing liabilities has increased modestly from 1.13 percent in 2017 to 1.47 percent in 2018, and then to 2.33 percent in the twelve months ended June 30, 2019. The Bank’s ratio was higher than the average of 1.44 percent for the comparable group and the average of 1.17 percent for all thrifts. Following the conversion, the Bank will strive to reduce its operating expenses, strive to increase its net interest margin, maintain its higher noninterest income, gradually increase its net income, increase its return on assets, continue to control its balance of nonperforming and classified assets, and closely monitor its interest rate risk.

The Bank has experienced a decrease in loan origination activity in mortgage loans with minimal activity in nonmortgage loans, with mortgage loan activity decreasing in 2018. Total loan originations in fiscal year 2018 were below originations for 2017, and net loan change in 2017 was an increase of $16.1 million due to higher originations compared to an increase of $24.2 million in 2018, due to higher loan purchases. Gross loan originations were modestly lower in fiscal year 2018 compared to 2017, related to lower one-to-four-family loan originations, higher multi-family loans and higher home equity loans. Originations totaled $97.9 million in 2018, compared to $101.8 million in 2017, with $2.0 million in loan purchases in 2017 and $16.6 million in 2018. In the six months ended June 30, 2019, loan originations were $58.8 million or $117.6 million in the past twelve months.

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Earnings Performance (cont.)

From December 31, 2017, to December 31, 2018, six of the seven categories of loans experienced increases in their balances, with one- to four-family loans increasing the most. One- to four-family loans increased by $19.0 million or 21.4 percent, from December 31, 2017, to December 31, 2018. Commercial and consumer loans increased by a combined $406,000 or over 50.0 percent from December 31, 2017, to December 31, 2018. All other loan categories experienced increases in their balances, except home equity loans which decreased 2.9 percent. Overall, the Bank’s lending activities resulted in a total loan increase of $24.2 million or 16.2 percent and a net loan increase of $23.3 million or 15.9 percent from December 31, 2017, to December 31, 2018. In the six months ended June 30, 2019, gross loans increased $5.3 million or 3.1 percent.

The impact of Cincinnati Federal’s primary lending efforts has been to generate a yield on average interest-earning assets of 4.43 percent for the twelve months ended June 30, 2019, compared to a lower 4.22 percent for the comparable group, 4.40 percent for all thrifts and a similar 4.41 percent for Ohio thrifts. The Bank’s ratio of interest income to average assets was 4.12 percent for the twelve months ended June 30, 2019, higher than the comparable group at 3.81 percent, all thrifts at 3.97 percent and Ohio thrifts at 3.82 percent.

Cincinnati Federal’s 2.33 percent cost of interest-bearing liabilities for the twelve months ended June 30, 2019, was much higher than the comparable group at 1.44 percent, all thrifts at 1.17 percent, Midwest thrifts at 1.05 percent and Ohio thrifts at 1.06 percent. The Bank’s resulting net interest spread of 2.33 percent for the twelve months ended June 30, 2019, was lower than the comparable group at 2.77 percent, all thrifts at 3.23 percent, lower than Midwest thrifts at 3.28 percent and lower than Ohio thrifts at 3.34 percent. The Bank’s net interest margin of 3.04 percent, based on average interest-earning assets for the twelve months ended June 30, 2019, was lower than the comparable group at 3.16 percent, all thrifts at 3.47 percent, Midwest thrifts at 3.47 percent and Ohio thrifts at 3.56 percent.

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Earnings Performance (cont.)

The Bank’s ratio of noninterest income to average assets was 2.54 percent for the twelve months ended June 30, 2019, which was noticeably higher than the comparable group at 0.67 percent, due to a one-time merger gain, higher than all thrifts at 0.76 percent, Midwest thrifts at 0.91 percent and Ohio thrifts at 0.69 percent.

The Bank’s operating expenses were higher than the comparable group, all thrifts, Midwest thrifts and Ohio thrifts. For the twelve months ended June 30, 2019, Cincinnati Federal had an operating expenses to assets ratio of 4.11 percent compared to 2.59 percent for the comparable group, 2.87 percent for all thrifts, 3.13 percent for Midwest thrifts and 3.02 percent for Ohio thrifts. Cincinnati Federal had a higher 76.7 percent efficiency ratio for the twelve months ended June 30, 2019, compared to the comparable group with an efficiency ratio of 67.0 percent. The efficiency ratio for all publicly traded thrifts was 52.9 percent for the most recent twelve months.

For the twelve months ended June 30, 2019, Cincinnati Federal generated a higher ratio of noninterest income, a higher ratio of noninterest expenses and a lower net interest margin relative to its comparable group. The Bank had a 0.01 percent provision for loan losses during the twelve months ended June 30, 2019, compared to the comparable group at 0.04 percent of assets, all thrifts at 0.07 percent and Midwest thrifts at 0.05 percent. The Bank’s allowance for loan losses to total loans of 0.77 percent was lower than the comparable group and lower than all thrifts. The Bank’s 462.2 percent ratio of reserves to nonperforming assets was higher than the comparable group at 306.5 percent and higher than all thrifts at 146.9 percent and higher than Midwest thrifts at 132.1 percent.

As a result of its operations, the Bank’s net and core income for the twelve months ended June 30, 2019, were lower than the comparable group. Based on net earnings, the Bank had a return on average assets of 1.17 percent for the twelve months ended June 30, 2019, and a return on average assets of 1.27 percent and 0.55 percent in 2018 and 2017, respectively. The Bank’s core return on average assets was a much lower 0.31 percent for the twelve months ended

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Earnings Performance (cont.)

June 30, 2019, as detailed in Exhibit 7. For their most recent four quarters, the comparable group had a moderately lower net ROAA of 0.73 percent and a much higher core ROAA of 0.71 percent, while all thrifts indicated a lower net ROAA and higher core ROAA of 1.00 percent and 0.98 percent, respectively. Midwest thrifts indicated a net ROAA of 1.13 percent and a core ROAA of 1.09 percent.

Following its conversion, Cincinnati Federal’s earnings will continue to be dependent on a combination of the overall trends in interest rates, the consistency, reliability and variation of its noninterest income, overhead expenses and its asset quality and its future needs for provisions for loan losses. Earnings are projected to represent a similar 0.45 percent in fiscal 2019 followed by lower earnings based on ROAA of 0.39 percent in 2020 and 0.38 percent in 2021. The Bank’s ratio of noninterest income to average assets increased in 2018, due to gains on loan sales and a one-time gain on a merger, and has consistently been above industry averages. Overhead expenses indicated moderate increases overall during the past two fiscal years, due primarily to some higher one-time expenses.

In recognition of the foregoing earnings related factors, considering Cincinnati Federal’s historical and current performance measures, as well as Business Plan projections, a downward adjustment has been made to the Corporation’s pro forma market value for earnings performance.

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MARKET AREA

Cincinnati Federal’s market area is focused on Hamilton County, Ohio, but also includes Butler, Clermont and Warren Counties in Ohio and Boone, Campbell and Kenton Counties in Kentucky. Population decreased by 5.1 percent in Hamilton County from 2000 to 2010, and the number of households also decreased, by 3.7 percent. Population levels increased in all other market area counties at percentages ranging from 5.5 percent to 38.2 percent from 2000 to 2010, and all counties are projected to continue to increase through 2024. From 2000 to 2010, the number of households increased in all but Hamilton County at rates ranging from 10.5 percent to 38.3 percent, with all counties expected to increase in number of households through 2024. The 2010 per capita income and median household income levels in Hamilton County were above state and national levels. Also, Hamilton County’s unemployment rates have been equal to or lower than state rates. According to the 2010 Census, median housing values in all market area counties were above the state median, but all but one were below the national median housing value. The 2017 American Community Survey indicates all counties’ median housing values, which range from $145,800 to $200,100, continue to be above the Ohio level of $135,100.

In 2015, Hamilton County had an unemployment rate of 4.5 percent, which was less than both Ohio’s and the United States’ unemployment rates of 4.9 percent and 5.3 percent, respectively. Through June of 2019, Hamilton County’s unemployment rate remained lower at 3.9 percent than Ohio’s at 4.3 percent but was slightly higher than that of the United States at 3.8 percent.

The Corporation holds deposits of approximately 6.2 percent of all thrift deposits in the market area as of June 30, 2018, representing a minimal 0.1 percent share of the total deposit base of $97.5 billion.

In recognition of the foregoing factors, we believe that an upward adjustment is warranted for the Bank’s market area.

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FINANCIAL CONDITION

The financial condition of Cincinnati Federal is discussed in Section I and shown in Exhibits 1, 2, 5, and 12 through 23, and is compared to the comparable group in Exhibits 38, 39, and 40. The Bank’s ratio of total equity to total assets was 11.30 percent at June 30, 2019, which was modestly higher than the comparable group at 10.81 percent, but lower than all thrifts at 11.81 percent and Midwest thrifts at 11.58 percent. Based on the second stage offering completed at the midpoint of the valuation range, the Corporation’s pro forma equity to assets ratio will increase to 15.30 percent and the Bank’s pro forma equity to assets ratio will increase to 13.64 percent.

The Bank’s mix of assets and liabilities indicates both similarities to and variations from its comparable group. Cincinnati Federal had a moderately higher 87.38 percent ratio of net loans to total assets at June 30, 2019, compared to the comparable group at 74.14 percent. All thrifts indicated a lower 75.50 percent, as did Midwest thrifts at 74.27 percent. The Bank’s 5.50 percent share of cash and investments was lower than the comparable group at 13.29 percent, while all thrifts were at 11.28 percent and Midwest thrifts were at 12.61 percent. Cincinnati Federal’s 0.21 percent ratio of mortgage-backed securities to total assets was lower than the comparable group at 8.10 percent and lower than all thrifts at 6.92 percent and lower than Midwest thrifts at 6.17 percent.

The Bank’s 67.20 percent ratio of deposits to total assets was lower than the comparable group at 76.36 percent, lower than all thrifts at 77.72 percent and lower than Midwest thrifts at 79.23 percent. Cincinnati Federal’s lower ratio of deposits was due to its higher share of borrowed funds. Cincinnati Federal had a higher equity to asset ratio of 11.30 percent, compared to the comparable group at 10.81 percent of total assets, with all thrifts at a higher 11.81 percent and Midwest thrifts at 11.58 percent. Cincinnati Federal had a higher share of borrowed funds to assets of 20.02 percent at June 30, 2019, well above the comparable group at 11.63 percent and higher than all thrifts at 9.25 percent and Midwest thrifts at 8.23 percent. In 2018, total deposits increased by $28.4 million or 25.0 percent, due to a one-time merger. During 2017, Cincinnati Federal’s deposits increased by $5.8 million or 5.4 percent from $108.1 million to $113.9 million.

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Financial Condition (cont.)

Cincinnati Federal had $221,193 in intangible assets or 0.11 percent and had a lower share of repossessed real estate at June 30, 2019. The Bank had no repossessed real estate or zero percent of assets at June 30, 2019. This compares to ratios of 0.46 percent for goodwill and intangible assets and 0.06 percent for real estate owned, for the comparable group. All thrifts had a goodwill and intangible assets ratio of 0.87 percent and a real estate owned ratio of 0.09 percent.

The financial condition of Cincinnati Federal has not been impacted by its balance of nonperforming assets of $304,000 or a lower 0.15 percent of total assets at June 30, 2019, compared to a higher 0.45 percent for the comparable group, 0.49 percent for all thrifts, 0.53 percent for Midwest thrifts and 0.15 percent for Ohio thrifts. The Bank’s ratio of nonperforming assets to total assets was a higher 0.43 percent at December 31, 2018.

At June 30, 2019, Cincinnati Federal had $1,405,000 of allowances for loan losses, which represented 0.68 percent of assets and 0.77 percent of total loans. The comparable group indicated higher allowance ratios, relative to assets and relative to loans, equal to 0.78 percent of assets and a higher 1.00 percent of total loans, while all thrifts had allowances relative to assets and loans that averaged a similar 0.70 percent of assets and a higher 0.89 percent of total loans. Also of major importance is an institution’s ratio of allowances for loan losses to nonperforming assets, since a portion of nonperforming assets might eventually be charged off. Cincinnati Federal’s $1,405,000 of allowances for loan losses represented a higher 462.17 percent of nonperforming assets at June 30, 2019, compared to the comparable group’s 306.50 percent, with all thrifts at 146.95 percent, Midwest thrifts at a lower 132.14 percent and Ohio thrifts at a lower 196.36 percent. Cincinnati Federal’s ratio of net charge-offs to average total loans was zero percent for the twelve months ended June 30, 2019, compared to a higher 0.03 percent for the comparable group, 0.04 percent for all thrifts and 0.01 percent for Midwest thrifts.

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Financial Condition (cont.)

Cincinnati Federal has a modest level of interest rate risk. The change in the Bank’s EVE level at June 30, 2019, reflecting the most current information available, based on a rise in interest rates of 100 basis points was a 7.1 percent decrease, representing a dollar decrease in equity value of $2,944,000. The Bank’s exposure increases to a 16.1 percent decrease in its EVE level under a 200 basis point rise in rates, representing a dollar decrease in equity of $6,661,000. The Bank’s post shock EVE ratio at June 30, 2019, assuming a 200 basis point rise in interest rates was 16.94 percent and indicated a 242 basis point decrease from its 19.36 percent based on no change in interest rates.

Compared to the comparable group, with particular attention to the Bank’s equity level and asset and liability mix, we believe that no adjustment is warranted for Cincinnati Federal’s current financial condition, due to the Bank’s higher equity position, higher share of borrowed funds, lower nonperforming assets, and lower share of allowance for loan losses to loans, recognizing the Bank’s recently stronger growth in loans.

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ASSET, LOAN AND DEPOSIT GROWTH

During its most recent two fiscal years, Cincinnati Federal has been characterized by moderate changes in assets, loans and deposits relative to its comparable group. The Bank’s average annual asset change from December 31, 2016, to December 31, 2018, was an increase of 13.8 percent, impacted by the merger with Kentucky Federal in 2018. This increase compares to a smaller 4.1 percent increase for the comparable group, a lower 4.0 percent for all thrifts, and a smaller 4.1 percent for Midwest thrifts. The Bank’s increase in assets is reflective of its larger increases in loans and deposits in 2018 of 15.88 percent and 24.96 percent, respectively, due to the merger. Cincinnati Federal’s deposits indicate an average annual increase of 15.81 percent from December 31, 2016, to December 31, 2018, compared to average growth rates of 3.6 percent for the comparable group, 3.1 percent for all thrifts and 3.4 percent for Midwest thrifts.

Cincinnati Federal’s deposits indicated an increase of 24.96 percent from fiscal 2017 to 2018. Annual deposit change was growth rates of 4.2 percent for the comparable group, 3.8 percent for all thrifts and 3.9 percent for Midwest thrifts. The Bank had a larger $41.3 million in borrowed funds or 20.02 percent of assets at June 30, 2019, compared to the comparable group at 11.63 percent and had a lesser $28.6 million in borrowed funds for the Bank at December 31, 2018, or 14.46 percent of assets.

Recognizing its higher increase in deposits in 2018, due to its merger, after modest growth in 2017 and 2016, and considering the demographics, competition and deposit base trends in its market area, the Bank’s ability to increase its asset, loan and deposit bases in the future is somewhat limited, with its ability to increase its market share by competitively pricing its loan and deposit products, maintaining a high quality of service to its customers and strengthening its loan origination activity. Cincinnati Federal’s primary market area counties of Butler, Clermont, Hamilton and Warren in Ohio and Boone, Campbell and Kenton in Kentucky experienced both decreases and increases in population and households between 2000 and 2010 with projected population increases from 2010 to 2024 for all counties. The Bank’s primary market area counties also indicated 2010 per capita income modestly above Ohio’s and most were also above

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Asset, Loan and Deposit Growth (cont.)

that of the United States. The median household income levels in the market area counties were above the state level and mostly above the national level in 2010. In 2010, the median housing value in Hamilton County at $141,000 was higher than that of Ohio at $134,400 and lower than the United States at $186,200, with median rents lower than both.

The total deposit base in Hamilton County increased by 0.9 percent from June 30, 2017, to June 30, 2018; and during that period, the number of financial institution offices in Hamilton County decreased by nine. In June 30, 2018, Cincinnati Federal’s deposit market share of thrifts in Hamilton County was 6.1 percent, increasing from 5.0 percent in 2017.

Based on all the foregoing factors, we have concluded that no adjustment to the Corporation’s pro forma value is warranted for asset, loan and deposit growth.

DIVIDEND PAYMENTS

The Corporation pays a modest dividend of $0.06, representing a dividend yield of a lower 0.60 percent. The payment of such cash dividends will depend upon such factors as earnings performance, financial condition, capital position, growth, asset quality and regulatory limitations but are planned to continue at this lower level. Six of the ten institutions in the comparable group paid cash dividends during the most recent year for an average dividend yield of 1.85 percent and an average payout ratio of 25.60 percent. During that twelve month period, the average dividend yield for all thrifts was a higher 2.77 percent with a payout ratio of 27.61 percent.

In our opinion, a downward adjustment to the pro forma market value of the Corporation is warranted related to dividend payments.

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SUBSCRIPTION INTEREST

In 2019, investors’ interest in new issues has been somewhat volatile. Such interest is possibly related to the volatile economic condition and downturn in financial institution stock prices, which could be challenged in the future due to the current interest rate environment and the compression of net interest margin. The selective and conservative reaction of IPO investors appears generally to be related to a number of analytical, economic and market-related factors, including the financial performance and condition of the converting thrift institution, the strength of the local economy, housing market conditions, general market conditions for financial institution stocks and stocks overall, aftermarket price trends and the expectation of merger/acquisition activity in the thrift industry.

Cincinnati Federal will direct its offering initially to depositors and residents in its market area. The board of directors and officers anticipate purchasing approximately $1,160,000 or 9.3 percent of the stock offered to the public based on the appraised midpoint valuation and the 55.0 percent offering. The Bank will form an ESOP, which plans to purchase 8.0 percent of the total shares issued in the conversion.

The Bank has secured the services of Keefe, Bruyette & Woods, to assist in the marketing and sale of the conversion stock.

Based on the size of the offering, recent banking conditions, current market conditions, historical local market interest, the terms of the offering, and recent subscription levels for conversions, we believe that a minimal downward adjustment is warranted for the Bank’s anticipated subscription interest.

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LIQUIDITY/MARKETABILITY OF THE STOCK

The Corporation will offer its shares through a subscription and community offering with the assistance of Keefe, Bruyette & Woods. The stock of the Corporation will be traded on the OTC Marketplace.

The Bank’s total public offering is considerably smaller in size than the average market value of the comparable group. The comparable group has an average market value of $68.6 million for the stock outstanding compared to a midpoint public offering of $12.5 million for the Corporation, less the ESOP and the estimated 116,000 shares to be purchased by officers and directors, resulting in shares sold of a lower 1,034,000 shares or $10.3 million. The Corporation’s public market capitalization will be approximately 16.8 percent of the size of the public market capitalization of the comparable group. Of the ten institutions in the comparable group, all trade on Nasdaq with those ten institutions indicating an average daily trading volume of over 4,400 shares during the last four quarters.

The comparable group has an average of 4,233,004 shares outstanding compared to 2,250,000 shares outstanding for the Corporation based on the midpoint valuation and including the exchange shares.

Based on the higher average market capitalization, shares outstanding and daily trading volume relative to the Corporation, we have concluded that a downward adjustment to the Corporation’s pro forma market value is warranted relative to the liquidity of its stock.

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MANAGEMENT

Mr. Joseph V. Bunke joined Cincinnati Federal in November 1998 as president. Prior to that, he served as financial and compliance officer for various institutions in the Cincinnati area. He has been working in the banking industry for over 40 years. Additionally, Mr. Bunke holds a B.S. in economics from Bowling Green State University and an M.B.A. in finance from the University of Cincinnati.

Mr. Herbert C. Brinkman has been the chief financial officer of Cincinnati Federal since January 2006. He has over 30 years of experience in accounting, financial management and operations in the banking industry. Mr. Brinkman holds a B.A. in economics from Trinity College, Hartford, Connecticut, and an M.B.A. from the University of Cincinnati.

Mr. Gregory W. Meyers joined Cincinnati Federal in May 2013 as senior vice president and chief lending officer. From 2011 to 2013, he was the vice president and mortgage operations manager of MainSource Bank, where he was in charge of managing their residential mortgage operations. Prior to his employment with MainSource Bank, he served as the chief lending officer of The Franklin Savings and Loan Company until its acquisition by Cheviot Savings Bank. Mr. Meyers hold a B.A. in economics from College of the Holy Cross and an M.B.A in finance.

During its most recent fiscal year, Cincinnati Federal continued to experience a lower net interest margin, maintain its higher noninterest income and experience higher overhead expenses. The Bank did experience a rise in its total noninterest income and expenses to assets in 2018 due to its merger transaction. The Bank experienced higher earnings in 2018 due to the merger impact, and then modest earnings in the six months of 2019. The Bank’s asset quality position experienced modest change from December 31, 2017, to December 31, 2018, with nonperforming assets increasing from 0.09 percent in 2017 to 0.38 percent in 2018 and then decreased to 0.15 percent at June 30, 2019. The Bank has maintained its lending activity in 2018 with loan originations totaling $97.9 million in 2018 and $101.8 million in 2017 and indicated stronger activity in the first half of 2019. Along with the recent rise in loan originations, the Bank has

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Management (cont.)

established an active market program for its new fixed-rate one- to four-family mortgage loans and sold $52.8 million in loans in 2018, and $33.4 million in the first half of 2019. The Bank’s management team is confident that the Bank is positioned for continued loan growth and a modest profitability following its second stage offering.

Overall, we believe the Bank to be professionally and knowledgeably managed, as are the comparable group institutions. It is our opinion that no adjustment to the pro forma market value of the Corporation is warranted for management.

MARKETING OF THE ISSUE

The necessity to build a new issue discount into the stock price of a new conversion continues to be a closely examined issue in recognition of uncertainty among investors as a result of the thrift industry’s continued presence of a higher share of delinquent loans, dependence on interest rate trends, volatility in the stock market and recent legislation related to the regulation of financial institutions and their ability to generate selected income.

We believe that a new issue discount applied to the price to book valuation approach is appropriate and necessary in this offering. In our opinion, recent market trends, including the recent pricing decreases for several of the most recent standard conversions, cause us to conclude that a moderate new issue discount is warranted in the case of this offering. Consequently, at this time we have made a moderate downward adjustment to the Corporation’s pro forma market value related to a new issue discount.

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VI.	VALUATION METHODS

Introduction

As indicated in Section 3 of this Appraisal, in order to moderate the differences among the ten comparable group companies, we will derive their pricing ratios on a fully converted basis by applying pro forma second stage conversion assumptions to their current financial structure. Our application to the Corporation of the market value adjustments relative to the comparable group determined in Section 4 will be the basis for the pro forma market value of the Corporation on a fully converted basis, pursuant to regulatory guidelines.

Valuation Methods

Historically, the method most frequently used by this firm to determine the pro forma market value of common stock for thrift institutions has been the price to book value ratio method, due to the volatility of earnings in the thrift industry. As earnings in the thrift industry have stabilized and improved in 2018 and 2019, additional attention was given to the price to core earnings method in 2018 but less attention in 2019, considering decreases in bank stock prices during 2019. During the past two years, however, as fluctuating earnings have decreased somewhat, rising but still stable lower interest rates have had varying effects on the earnings of individual institutions, depending on the nature of their operations, the price to book value method has continued to be the valuation focus and more meaningful to the objective of discerning commonality and comparability among institutions. In our opinion, the price to book value method is the appropriate method upon which to place primary emphasis in determining the pro forma market value of the Corporation. Additional analytical and correlative attention will be given to the price to core earnings method and the price to assets method.

In applying each of the valuation methods, consideration was given to the adjustments to the Corporation’s pro forma market value discussed in Section V. Downward adjustments were

71

Valuation Methods (cont.)

made for the Bank’s earnings, stock liquidity, dividends, market area, subscription interest and for the marketing of the issue. No adjustments were made for financial condition, management and balance sheet growth. There were no upward adjustments.

Valuation Range

In addition to the pro forma market value, we have defined a valuation range. The pro forma market value or appraised value will also be referred to as the “midpoint value,” with the remaining points in the valuation range based on the number of shares offered to the public. The number of public shares at the minimum will be 15 percent less than at the midpoint; increasing at the maximum to 15 percent over the midpoint; and further increasing at the maximum, as adjusted, commonly referred to as the supermaximum, to 15 percent over the maximum.

Price to Book Value Method

In the valuation of thrift institutions, the price to book value method focuses on an institution’s financial condition. Exhibit 48 shows the average and median price to book value ratios for the comparable group, which were 107.47 percent and 108.52 percent, respectively. The comparable group indicated a moderate range, from a low of 83.67 percent to a high of 123.74 percent. The comparable group had modestly higher average and median price to tangible book value ratios of 112.71 percent and 112.39 percent, respectively, with a range of 87.69 percent to 130.23 percent. Excluding the low and the high in the group, the comparable group’s price to book value range narrowed slightly from a low of 87.14 percent to a high of 122.96 percent; and the comparable group’s price to tangible book value range narrowed modestly from a low of 104.02 percent to a high of 128.21 percent.

72

Price to Book Value Method (cont.)

The Corporation’s book value was $23,311,089 and its tangible book value was a lower $23,089,896 at June 30, 2019, recognizing $221,193 in core deposit intangibles. Considering the foregoing factors in conjunction with the adjustments made in Section V, we have determined a fully converted pro forma price to book value ratio of 68.06 percent and a corresponding fully converted price to tangible book value ratio of 68.52 percent at the midpoint. The fully converted price to book value ratio increases from 60.89 percent at the minimum to 81.29 percent at the maximum, as adjusted, while the fully converted price to tangible book value ratio increases from 61.32 percent at the minimum to 81.78 percent at the maximum, as adjusted.

The Corporation’s fully converted pro forma price to book value ratio of 68.06 percent at the midpoint, as calculated using the prescribed formulary computation indicated in Exhibit 47, is influenced by the Bank’s capitalization and local markets, subscription interest in thrift stocks and overall market and economic conditions. Further, the Corporation’s ratio of equity to assets after the completion of the second stage public offering at the midpoint of the valuation range will be approximately 15.30 percent compared to 10.81 percent for the comparable group.

Price to Core Earnings Method

The foundation of the price to core earnings method is the determination of the core earnings base to be used, followed by the calculation of an appropriate price to core earnings multiple. The Corporation’s after tax core earnings for the twelve months ended June 30, 2019, were $593,000 (reference Exhibit 7) and its net earnings were $2,249,000 for that period. To opine the pro forma market value of the Corporation using the price to core earnings method, we applied the core earnings base of $593,000.

In determining the fully converted price to core earnings multiple, we reviewed the ranges of the price to core earnings and price to net earnings multiples for the comparable group and all publicly-traded thrifts. As indicated in Exhibit 48, the average price to core earnings multiple for

73

Price to Core Earnings Method (cont.)

the comparable group was 24.25, while the median was a lower 13.75. The average price to net earnings multiple was 23.51, and the median multiple was 13.74. The range of the price to core earnings multiple for the comparable group was from a low of 10.16 to a high of 65.42. The range in the price to core earnings multiple for the comparable group, excluding the high and low ranges, was from a low multiple of 11.15 to a high of 61.60 times earnings for eight of the ten institutions in the group, indicating a modest narrowing of the range.

Consideration was given to the adjustments to the Corporation’s pro forma market value discussed in Section V. In recognition of those adjustments, we have determined a fully converted price to core earnings multiple of 39.83 at the midpoint, based on the Corporation’s core earnings of $593,000 for the twelve months ended June 30, 2019. The Corporation’s fully converted core earnings multiple of 39.83 is lower than its net earnings multiple of 9.81, which includes a significant one-time gain.

Price to Assets Method

The final valuation method is the price to assets method. This method is not frequently used, since the calculation incorporates neither an institution’s equity position nor its earnings performance. Additionally, the prescribed formulary computation of value using the pro forma price to net assets method does not recognize the runoff of deposits concurrently allocated to the purchase of conversion stock or incorporate any adjustment for intangible assets, returning a pro forma price to assets ratio below its true ratio following conversion.

Exhibit 46 indicates that the average price to assets ratio of the comparable group was 11.67 percent, and the median was 11.59 percent. The range in the price to assets ratios for the comparable group varied from a low of 8.16 percent to a high of 18.95 percent. The range narrows modestly with the elimination of the two extremes in the group to a low of 8.49 percent and a high of 14.06 percent.

74

Price to Assets Method (cont.)

Consistent with the previously noted adjustments, it is our opinion that an appropriate price to assets ratio for the Corporation is 10.41 percent at the midpoint, which ranges from a low of 8.92 percent at the minimum to 13.55 percent at the maximum, as adjusted.

Valuation Conclusion

Exhibits 49 through 53 present the pro forma valuation analysis and conclusions, pricing ratios, use of offering proceeds and a summary of the valuation premiums or discounts relative to the three valuation approaches based on the Corporation as fully converted.

Exhibit 51 presents the discounts or premiums of the Corporation’s fully converted pricing ratios relative to those of the comparable group. Based on the Corporation’s fully converted price to book value ratio and its equity of $23,311,089 at June 30, 2019, the Bank’s price to book value ratio of 68.06 percent represents a midpoint discount relative to the comparable group of 36.67 percent. The Corporation’s fully converted price to core earnings multiple of 39.83 represents midpoint premium relative to the comparable group of 64.25 percent. Recognizing the Corporation’s June 30, 2019, asset base of $206,334,401, the Bank’s price to assets ratio of 10.41 percent represents a midpoint discount relative to the comparable group of 10.80 percent.

It is our opinion that as of August 12, 2019, the pro forma market value of the Corporation is $22,500,000 at the midpoint, representing 2,250,000 shares at $10.00 per share. The pro forma valuation range of the Corporation is from a minimum of $19,125,000 or 1,912,500 shares at $10.00 pershare to a maximum of $25,875,000 or 2,587,500 shares at $10.00 per share, and then to a super maximum of $29,756,250 or 2,975,625 shares at $10.00 a share, with such range being defined at 15 percent below the appraised value to 15 percent above the appraised value and then 15 percent above the maximum.

75

Valuation Conclusion (cont.)

Our valuation assumptions, process and conclusions recognize that minority public shareholders collectively own 44.45 percent of the Bank’s outstanding shares, recognizing the $50,000 in net assets held at CF Mutual Holding Company, and that the current offering contemplates the sale of the 55.55 percent of the outstanding shares currently owned by CF Mutual Holding Company. At the conclusion of the stock offering, the Corporation will own all the common stock of Cincinnati Federal in conjunction with the completion of the second stage offering. As indicated in Exhibit 47, in the second stage conversion, each minority shares will be exchanged for 1.2386 shares of the Corporation at the midpoint of the offering range, with that exchange ratio being 1.0528 shares, 1.4244 shares and 1.6381 shares ast the minimum, maximum, and super maximum of the offering range, respectively.

The appraised value of Cincinnati Bancorp as of August 12, 2019, is $22,500,000 at the midpoint.

76

EXHIBITS

NUMERICAL

EXHIBITS

EXHIBIT 1

CINCINNATI BANCORP

CINCINNATI, OHIO

Consolidated Balance Sheets

At June 30, 2019 and at December 31, 2018

	At June 30,	At December 31,
	2019	2018
	(unaudited)
ASSETS
Cash and due from banks	$2,428,381	$2,620,309
Interest-bearing demand deposits in banks	7,063,240	4,107,880
Federal funds sold	1,656,000	4,361,000
Cash and cash equivalents	11,147,621	11,089,189
Interest-bearing time deposits	200,000	200,000
Available-for-sale securities	427,338	630,361
Loans held-for-sale	4,128,092	1,282,000
Loans, net of allowance for loan losses of $1,404,988 and $1,405,072 at June 30, 2019 and December 31, 2018, respectively	176,159,596	170,365,031
Premises and equipment, net	3,398,213	3,407,185
Federal Home Loan Bank stock	2,657,400	2,583,100
Foreclosed assets held-for-sale	—	102,098
Interest receivable	611,126	569,659
Mortgage servicing rights	1,398,293	1,252,740
Federal Home Loan Bank lender risk account receivable	1,583,550	1,703,276
Bank-owned life insurance	4,042,150	3,997,242
Other assets	581,022	512,180
Total assets	$206,334,401	$197,694,061

LIABILITIES AND EQUITY

LIABILITIES
Deposits
Demand	$27,963,967	$29,308,448
Savings	34,732,283	32,534,398
Certificates of deposit	75,959,432	80,548,910
Total deposits	138,655,682	142,391,756
Federal Home Loan Bank advances	41,315,752	28,580,438
Advances from borrowers for taxes and insurance	1,056,672	1,799,419
Interest payable	76,894	53,945
Directors deferred compensation	610,506	571,186
Other liabilities	1,098,604	1,155,894
Total liabilities	182,814,110	174,552,638

TEMPORARY EQUITY
ESOP shares subject to mandatory redemption	209,202	180,563

STOCKHOLDERS’ EQUITY
Preferred stock-authorized 1,000,000 shares, $0.01 par value, none issued	—	—
Common stock-authorized 9,000,000 shares, $0.01 par value, 1,816,517 and 1,816,329 issued and outstanding at June 30, 2019 and December 31, 2018, respectively	29,593	29,593
Additional paid-in capital	7,488,899	7,458,745
Unearned ESOP shares	(471,779)	(494,245)
Retained earnings - substantially restricted	16,531,264	16,219,209
Accumulated other comprehensive loss	(266,888)	(252,442)
Total stockholders’ equity	23,311,089	22,960,860
Total liabilities, temporary equity and equity	$206,334,401	$197,694,061

Source:  Cincinnati Bancorp’s unaudited and audited financial statements

77

EXHIBIT 2

CINCINNATI BANCORP

CINCINNATI, OHIO

Balance Sheets

At December 31, 2014, 2015, 2016 and 2017

	December 31,
	2017	2016	2015	2014
ASSETS

Cash and due from banks	$2,567,495	$6,298,796	$3,401,351	$3,583,246
Interest-bearing demand deposits in banks	4,294,461	4,829,359	4,903,188	3,757,635
Federal funds sold	3,404,868	—	—	—
Cash and cash equivalents	10,266,824	11,128,155	8,304,539	7,340,881
Available-for-sale securities	910,222	1,779,199	2,493,300	3,371,075
Loans held-for-sale	2,221,084	1,314,737	2,444,179	1,546,868
Loans, net of allowance for loan losses of $1,360,072, $1,326,264, $1,366,968 and $1,350,000 at December 31, 2017, 2016, 2015 and 2014, respectively	147,020,218	131,103,482	119,779,931	104,487,438
Premises and equipment, net	2,525,484	2,590,206	2,691,004	2,566,329
Federal Home Loan Bank stock	1,021,100	908,000	888,100	888,100
Foreclosed assets held-for-sale	—	—	29,666	255,779
Interest receivable	448,727	383,238	359,103	316,535
Mortgage servicing rights	909,821	730,164	630,316	513,853
Federal Home Loan Bank lender risk account receivable	1,708,593	1,705,613	1,387,411	1,270,017
Bank-owned life insurance	3,254,330	3,172,651	3,084,985	2,992,368
Other assets	166,523	158,349	149,362	134,855

Total assets	$170,452,926	$154,973,794	$142,241,896	$125,684,098

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Deposits
Demand	$22,957,095	$18,954,832	$14,259,500	$11,461,142
Savings	23,839,361	23,697,259	21,747,556	24,414,390
Certificates of deposit	67,151,270	65,439,535	67,007,664	57,602,240
Total deposits	113,947,726	108,091,626	103,014,720	93,477,772
Federal Home Loan Bank advances	34,309,810	25,559,370	18,813,639	18,782,705
Advances from borrowers for taxes and insurance	1,480,777	1,421,899	1,281,036	1,019,208
Interest payable	38,626	24,232	17,131	16,692
Directors’ deferred compensation	440,632	419,922	421,093	385,960
Other liabilities	783,962	982,030	1,036,877	532,512

Total liabilities	151,001,533	136,499,079	124,584,496	114,214,849

TEMPORARY EQUITY
ESOP shares subject to mandatory redemption	126,612	82,242	41,606	—

(continued on next page)

78

EXHIBIT 2 (continued)

CINCINNATI BANCORP

CINCINNATI, OHIO

Balance Sheets

At December 31, 2014, 2015, 2016 and 2017

	December 31,
	2017	2016	2015	2014
EQUITY
Preferred stock-authorized 1,000,000 shares, $0.01 par value, none issued	—	—	—	—
Common stock-authorized 9,000,000 shares, $0.01 par value, 1,752,947, 1,719,250 and 1,719,250, shares issued and outstanding at December 31, 2017, 2016, and 2015, respectively	17,192	17,192	17,192	—
Additional paid-in capital	6,172,924	6,158,071	6,203,002	—
Unearned ESOP shares	(539,176)	(584,107)	(629,039)	—
Retained earnings, substantially restricted	13,877,826	13,002,585	12,269,005	11,709,362
Accumulated other comprehensive (loss)	(203,985)	(201,268)	(244,366)	(240,113)

Total stockholders’ equity	19,453,410	18,392,473	17,615,794	11,469,249
Total liabilities, temporary equity and stockholders’ equity	$170,454,943	$154,973,794	$142,241,896	$125,684,098

Source: Cincinnati Bancorp’s audited financial statements

79

EXHIBIT 3

CINCINNATI BANCORP

CINCINNATI, OHIO

Consolidated Statements of Income

For the Twelve Months Ended June 30, 2019, and

For the Year Ended December 31, 2018

	Twelve Months	Year Ended
	Ended	December 31,
	June 30, 2019	2018
	(unaudited)
Interest and dividend income:
Loans, including fees	$7,559,108	$6,733,291
Securities	18,391	19,574
Dividends on Federal Home Loan Bank stock and other	322,181	241,690
Total interest and dividend income	7,899,680	6,994,555

Interest expense:
Deposits	1,720,600	1,429,302
Federal Home Loan Bank advances	764,023	653,968
Total interest expense	2,484,623	2,083,270

Net interest income	5,415,057	4,911,285

Provision for loan losses	15,000	45,000

Net interest income after provision for loan losses	5,400,057	4,866,285

Noninterest income:
Gain on sale of loans	1,581,413	1,669,731
Mortgage servicing fees	244,106	255,855
Gain on merger with Kentucky Federal	2,192,340	2,192,340
Other	796,609	757,177
Total noninterest income	4,814,468	4,875,103

Noninterest expense:
Salaries and employee benefits	3,992,068	3,580,817
Occupancy and equipment	553,598	504,010
Directors compensation	197,310	177,250
Data processing	711,559	621,774
Professional fees	294,401	299,992
Franchise tax	178,969	156,528
Deposit insurance premiums	56,173	53,152
Advertising	162,685	174,574
Software licenses	105,007	91,607
Loan costs	340,383	397,674
Net gain on sales of foreclosed assets	(55,736)	(1,262)
Merger-related expenses	512,767	576,960
Other	787,818	615,712
Total noninterest expense	7,837,002	7,248,788

Income before income taxes	2,377,523	2,492,600

Provision for income taxes	129,023	191,278

Net income (loss)	$2,248,500	$2,301,322

Source: Cincinnati Bancorp’s unaudited and audited financial statements

80

EXHIBIT 4

CINCINNATI BANCORP

CINCINNATI, OHIO

Statements of Income

Years Ended December 31, 2014, 2015, 2016 and 2017

	December 31,
	2017	2016	2015	2014

Interest and dividend income:
Loans, including fees	$5,706,079	$5,237,039	$4,850,558	$4,705,613
Securities	1,626	24,057	27,062	49,755
Dividends on FHLB stock and other	81,937	35,933	35,524	38,022
Total interest and dividend income	5,789,642	5,297,029	4,913,144	4,793,390

Interest expense:
Deposits	1,011,157	1,068,000	982,308	875,115
Federal Home Loan Bank advances	407,269	299,213	292,317	477,525
Total interest expense	1,418,426	1,367,213	1,274,625	1,352,640

Net interest income	4,371,216	3,929,816	3,638,519	3,440,750

Provision (credit) for loan losses	30,000	(121,000)	26,052	773,495

Net interest income after provision for loan losses	4,341,216	4,050,816	3,612,467	2,667,255

Noninterest income:
Gain on sales of loans	1,607,898	1,997,620	1,579,641	1,263,971
Mortgage servicing fees	193,951	163,669	145,194	128,303
Net gains on sales of foreclosed assets	873	—	—	—
Other	675,014	441,009	556,757	346,290
Total noninterest income	2,477,736	2,602,298	2,281,592	1,738,564

Noninterest expense:
Salaries and employee benefits	3,196,892	2,829,465	2,601,437	2,224,383
Occupancy and equipment	440,919	429,236	379,026	367,452
Directors’ compensation	197,500	260,000	250,000	265,000
Data processing	563,293	541,679	477,830	408,237
Professional fees	262,300	197,537	179,516	125,829
Franchise tax	148,868	139,746	93,000	96,130
Deposit insurance premiums	38,600	86,034	100,377	94,056
Prepayment penalties on FHLB advances	—	—	—	713,579
Advertising	102,097	169,646	128,390	77,310
Software licenses	84,655	78,556	72,048	57,570
Loan costs	337,316	259,554	327,166	132,416
Net losses (gains) on sales of foreclosed assets	—	637	19,037	4,530
Other	537,676	578,876	466,001	412,048
Total noninterest expense	5,910,116	5,570,966	5,093,828	4,978,540

Income (loss) before income tax	908,836	1,082,148	800,231	(572,721)

Provision (benefit) for income taxes	33,595	348,568	240,589	(233,519)

Net income	$875,241	$733,580	$559,642	$(339,202)

Source: Cincinnati Bancorp’s audited financial statements

81

EXHIBIT 5

Selected Financial Information

June 30, 2019, and

December 31, 2016, 2017 and 2018

(In thousands)

	At June 30,	At December 31,
	2019	2018	2017	2016

Selected Financial Condition Data:

Total assets	$206,334	$197,694	$170,453	$154,974
Cash and cash equivalents	11,148	11,089	10,267	11,128
Interest-bearing time deposits	200	200	—	—
Available-for-sale securities	427	630	910	1,779
Federal Home Loan Bank stock	2,657	2,583	1,021	908
Loans receivable, net	176,160	170,365	147,020	131,103
Loans held-for-sale	4,128	1,282	2,221	1,315
Federal Home Loan Bank, lender risk account receivable	1,584	1,703	1,709	1,706
Bank-owned life insurance	4,042	3,997	3,254	3,173
Total deposits	138,656	142,392	113,948	108,092
Federal Home Loan Bank advances	41,316	28,580	34,310	25,559
Total stockholders’ equity	23,311	22,961	19,325	18,392

Source: Cincinnati Bancorp’s Prospectus

82

EXHIBIT 6

Income and Expense Trends

For the Six Months Ended June 30, 2018 and 2019, and,

For the Years Ended December 31, 2016 through 2018

	For the Six Months Ended		For the Years Ended
	June 30,		December 31,
	2019	2018	2018	2017	2016
	(In thousands)
Selected Operating Data:
Interest and dividend income	$4,192	$3,288	$6,994	$5,789	$5,297
Interest expense	1,330	929	2,083	1,418	1,367
Net interest income	2,862	2,359	4,911	4,371	3,930
Provision (credit) for loan losses	0	30	45	30	(121)
Net interest income after provision (credit) for loan losses	2,862	2,329	4,866	4,341	4,051
Noninterest income	1,298	1,358	4,875	2,477	2,602
Noninterest expense	3,805	3,217	7,249	5,909	5,571
Income before income taxes	355	470	2,492	909	1,082
Provision for income taxes	43	105	191	34	349
Net income	$312	$365	$2,301	$875	$733

Source: Cincinnati Bancorp’s Prospectus

83

EXHIBIT 7

Cincinnati Federal

Normalized Earnings Trends

Twelve Months Ended June 30, 2019

Twelve Months
Ended
June 30,
2019
(In thousands)

Net income before taxes	$2,378

Adjustments:
Gain on merger	(2,192)
Merger expenses	513
Gain on real estate owned	(56)

Normalized earnings before taxes	643

Taxes	50 (1)

Normalized earnings after taxes	$593

(1)	Based on tax rate of 7.7%.

Source: Cincinnati Federal’s audited and unaudited financial statements

84

EXHIBIT 8

Performance Indicators

At of for the Six Months Ended June 30, 2018 and 2019, and

At or for the Years Ended December 31, 2016 through 2018

	For the Six Months Ended		For the Years Ended
	June 30,		December 31,
	2019	2018	2018	2017	2016

Performance Ratios:(1)
Return on average assets	0.31%	0.42%	1.27%	0.55%	0.49%
Return on average equity	2.75%	3.87%	11.85%	4.74%	4.18%
Interest rate spread (2)	2.79%	2.66%	2.67%	2.81%	2.67%
Net interest margin (3)	3.04%	2.89%	2.91%	2.97%	2.84%
Noninterest expense to average assets	3.76%	3.69%	4.01%	3.70%	3.70%
Efficiency ratio (4)	91.47%	86.55%	74.08%	86.29%	85.29%
Average interest-earning assets to average interest-bearing liabilities	117.52%	119.97%	119.04%	117.70%	117.66%
Average equity to average assets	11.19%	10.81%	10.74%	11.56%	11.68%

Capital Ratios (Bank only):
Total risk-based capital to risk-weighted assets	16.50%	16.30%	17.50%	16.50%	18.10%
Tier 1 capital to risk-weighted assets	15.60%	15.20%	16.50%	15.40%	16.90%
Common equity Tier 1 capital to risk-weighted assets	15.60%	15.20%	16.50%	15.40%	16.90%
Tier 1 capital to adjusted total assets	11.10%	11.00%	11.50%	11.30%	11.90%

Asset Quality Ratios: (1)
Allowance for loan losses as a percentage of total loans	0.78%	0.89%	0.81%	0.91%	0.99%
Allowance for loan losses as a percentage of nonperforming loans	862.30%	360.10%	188.81%	888.29%	2286.21%
Net (charge-offs) recoveries to average outstanding loans during the period	0.00%	0.00%	0.00%	0.00%	0.06%
Nonperforming loans as a percentage of total loans	0.17%	0.25%	0.43%	0.10%	0.04%
Nonperforming loans as a percentage of total assets	0.15%	0.22%	0.38%	0.09%	0.04%
Total nonperforming assets as a percentage of total assets	0.15%	0.22%	0.43%	0.09%	0.04%
Total nonperforming assets and accruing troubled debt restructured loans as a percent of total assets	0.68%	1.04%	1.12%	0.95%	1.10%

(1)	Annualized, where appropriate, for the six months ended June 30, 2019 and 2018.
(2)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)	Represents net interest income as a percentage of average interest-earning assets.
(4)	Represents noninterest expense divided by the sum of net interest income and noninterest income.

Source: Cincinnati Bancorp’s Prospectus

85

EXHIBIT 9

Volume/Rate Analysis

For the Six Months Ended June 30, 2019 vs. 2018, and

For the Years Ended December 31, 2018 vs. 2017

	Six Months Ended June 30,
	2019 vs. 2018
	Increase (Decrease)
	Due to
	Volume	Rate	Total
	(Dollars in thousands)
Interest-earning assets:
Loans	$500	$326	$826
Securities	(3)	1	(2)
Other	2	78	80
Total interest-earning assets	$499	$405	$904

Interest-bearing liabilities:
Savings accounts	$8	$47	$55
Interest-bearing demand	9	1	10
Certificates of deposit	56	170	226
Total deposits	73	218	291
FHLB borrowings	2	108	110
Total interest-bearing liabilities	75	326	401

Change in net interest income	$424	$79	$503

	Year Ended December 31,
	2018 vs. 2017
	Increase (Decrease)
	Due to
	Volume	Rate	Total
	(Dollars in thousands)
Interest-earning assets:
Loans	$767	$260	$1,027
Securities	1	18	19
Other	77	83	160
Total interest-earning assets	$845	$361	$1,206

Interest-bearing liabilities:
Savings accounts	$2	$43	$45
Interest-bearing demand	27	35	62
Certificates of deposit	417	(106)	311
Total deposits	446	(28)	418
FHLB borrowings	9	238	247
Total interest-bearing liabilities	455	210	665

Change in net interest income	$390	$151	$541

Source: Cincinnati Bancorp’s Prospectus

86

EXHIBIT 10

Yield and Cost Trends

At June 30, 2019, For the Six Months Ended June 30, 2018 and 2019, and

For the Years Ended December 31, 2017 and 2018

	For the
	Six Months Ended		For the Years Ended
	June 30,		December 31,
	2019	2018	2018	2017
	Yield/	Yield/	Yield/	Yield/
	Rate(4)	Rate(4)	Rate	Rate
Interest-earning assets:
Loans	4.53%	4.18%	4.27%	4.09%
Securities	2.24%	1.93%	2.62%	0.07%
Other (1)	3.29%	1.73%	2.34%	1.34%
Total interest-earning assets	4.45%	4.02%	4.14%	3.94%

Interest-bearing liabilities:
Savings accounts	0.43%	0.15%	0.25%	0.08%
Interest-bearing demand	1.14%	1.68%	1.47%	1.04%
Certificates of deposit	2.02%	1.62%	1.73%	1.42%
Total deposits	1.50%	1.27%	1.34%	1.06%
FHLB Borrowings	2.23%	1.63%	1.86%	1.39%

Total interest-bearing liabilities	1.66%	1.36%	1.47%	1.13%

Net interest rate spread (2)	2.79%	2.66%	2.67%	2.81%

Net interest margin (3)	3.04%	2.89%	2.91%	2.97%

Average interest-earning assets to interest-bearing liabilities	117.52%	119.97%	119.04%	117.70%

(1)	Consists of FHLBank-Cincinnati stock, FHLB DDA, certificates of deposit, fed funds sold and cash reserves.
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)	Net interest margin represents annualized net interest income divided by average total interest-earning assets.
(4)	Annualized

Source: Cincinnati Bancorp’s Prospectus

87

EXHIBIT 11

Net Portfolio Value

At June 30, 2019

				NPV as a Percentage of Present
Change in		Estimated Increase		Value of Assets (3)
Interest Rates	Estimated	(Decrease) in NPV		MPV	Increase/
(Basis Points) (1)	NPV (2)	$ Amount (2)	% Change	Ratio (4)	(Decrease)
		(Dollars in thousands)			(Basis Points)

+300	$30,322	$(11,154)	(26.89)%	15.16%	(420)
+200	34,815	(6,661)	(16.06)%	16.94%	(242)
+100	38,532	(2,944)	(7.10)%	18.33%	(103)
—	41,476	—	—	19.36%	—
-100	40,621	(855)	(2.06)%	18.62%	(74)

(1)	Assumes an immediate uniform change in interest rates at all maturities.
(2)	NPV is the discounted present value of expected cash flows form assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	NPV Ratio represents NPV divided by the present value of assets.

Source: Cincinnati Bancorp’s Prospectus

88

EXHIBIT 12

Loan Portfolio Composition

At June 30, 2019, and,

At December 31, 2017 and 2018

(Dollars in thousands)

			At December 31,
	At June 30, 2019		2018		2017
	Amount	Percent	Amount	Percent	Amount	Percent
Real estate loans:
One-to four-family residential(1)
Owner occupied	$96,939	54.10%	$93,659	53.87%	$77,533	51.82%
Nonowner-occupied	14,200	7.93%	14,243	8.19%	11,355	7.59%
Nonresidential	18,310	10.22%	18,930	10.89%	18,139	12.12%
Multi-family	28,937	16.15%	27,140	15.61%	23,895	15.97%
Home equity lines of credit	11,366	6.34%	11,374	6.54%	11,714	7.83%
Construction and land	8,268	4.62%	7,294	4.20%	6,173	4.13%
Total real estate	178,020	99.36%	172,640	99.30%	148,809	99.46%
Commercial loans	375	0.21%	416	0.24%	335	0.22%
Consumer loans	777	0.43%	796	0.46%	471	0.32%
Total loans	179,172	100.0%	173,852	100.0%	149,615	100.0%
Less:
Deferred loan fees	(526)		(491)		(480)
Allowance for losses	1,405		1,405		1,360
Undisbursed loan proceeds	2,133		2,573		1,715
Total	3,012		3,487		2,595
Total loans, net	$176,160		$170,365		$147,020

(1)	Includes $1.7 million, $1.6 million and $1.8 million of home equity loans at June 30, 2019, December 31, 2018, and December 31, 2017, respectively.

Source: Cincinnati Bancorp’s Prospectus

89

EXHIBIT 13

Loan Maturity Schedule

At June 30, 2019 and at December 31, 2018

	One- to
	Four Family
	Residential	Nonresidential	Multi-Family	Construction	Home Equity
June 30, 2019	Real Estate	Real Estate	Real Estate	and Land	Lines/Credit	Commercial	Consumer	Total
	(Dollars in thousands)
Amounts due in:
2019	$571	$1	$—	$—	$694	$—	$451	$1,717
2020	91	83	137	400	1,274	16	1	2,002
2021	372	—	—	1,125	76	—	215	1,788
2022-2023	1,009	243	103	231	519	67	22	2,194
2024-2028	7,475	2,328	1,572	136	7,917	256	88	19,772
2029-2033	6,966	3,570	1,740	254	886	36	—	13,452
2034 and beyond	94,655	12,085	25,385	6,122	—	—	—	138,247
Total	$111,139	$18,310	$28,937	$8,268	$11,366	$375	$777	$179,172

Fixed and Adjustable-Rate Loan Schedule

	Due After June 30, 2020
	Fixed	Adjustable	Total
	(Dollars in thousands)
Real estate loans:
One- to four-family residential	$23,474	$87,845	$111,319
Nonresidential	1,000	16,895	17,895
Multi-family	1,668	27,132	28,800
Home equity lines of credit	—	9,711	9,711
Construction and land	322	6,376	6,698
Total real estate	26,464	147,959	174,423
Commercial loans	359	—	359
Consumer loans	4	—	4
Total loans	$26,827	$147,959	$174,786

Source: Cincinnati Bancorp’s Prospectus

90

EXHIBIT 13 (continued)

Loan Maturity Schedule

At June 30, 2019 and at December 31, 2018

	One- to
	Four Family
	Residential	Nonresidential	Multi-Family	Construction	Home Equity
December 31, 2018	Real Estate	Real Estate	Real Estate	and Land	Lines/Credit	Commercial	Consumer	Total
	(Dollars in thousands)
Amounts due in:
2019	$835	$62	$215	$—	$1,957	$—	$670	$3,739
2020	231	447	139	—	527	24	2	1,370
2021	533	80	—	1,090	240	—	7	1,950
2022-2023	2,985	271	115	249	572	78	15	4,285
2024-2028	6,818	1,418	1,609	—	6,604	277	90	16,816
2029-2033	9,177	4,790	2,230	261	1,474	37	—	17,969
2034 and beyond	87,323	11,862	22,832	5,694	—	—	12	127,723
Total	$107,902	$18,930	$27,140	$7,294	$11,374	$416	$796	$173,852

Fixed and Adjustable-Rate Loan Schedule

	Due After December 31, 2019
	Fixed	Adjustable	Total
	(Dollars in thousands)
Real estate loans:
One- to four-family residential	$22,449	$84,618	$107,067
Nonresidential	1,511	17,357	18,868
Multi-family	2,132	24,793	26,925
Home equity lines of credit	—	9,417	9,417
Construction and land	249	7,045	7,294
Total real estate	26,341	143,230	169,571
Commercial loans	416	—	416
Consumer loans	5	121	126
Total loans	$26,762	$143,351	$170,113

Source: Cincinnati Bancorp’s Prospectus

91

EXHIBIT 14

Loan Originations, Purchases, Sales and Repayments

For the Six Months Ended June 30, 2018 and 2019, and

For the Years Ended December 31, 2017 and 2018

	Six Months Ended		Years Ended
	June 30,		December 31,
	2019	2018	2018	2017
	(In thousands)

Total loans at beginning of period	$173,852	$149,615	$149,615	$133,488

Loans originated:
Real estate loans:
One- to four-family residential
Owner-occupied	43,713	42,827	71,331	78,524
Nonowner-occupied	1,715	1,973	1,805	1,527
Nonresidential	1,455	3,058	5,556	5,670
Multi-family	5,301	5,422	9,193	6,646
Home equity lines of credit	3,492	1,755	4,997	4,325
Construction and land	2,902	107	4,710	4,380
Total real estate	58,578	55,142	97,592	101,072
Commercial loans	—	—	153	133
Consumer and other	219	—	111	600
Total loans	58,797	55,142	97,856	101,805

Loans purchased:
Real estate loans:
One- to four-family residential
Owner-occupied	—	—	10,177	—
Nonowner-occupied	—	—	4,319	—
Nonresidential	—	—	17	478
Multi-family	1,404	—	1,309	—
Home equity lines of credit	—	—	—	—
Construction and land	—	—	589	1,500
Total real estate	1,404	0	16,411	1,978
Commercial loans	—	—	—	—
Consumer and other	—	—	225	—
Total loans	1,404	0	16,636	1,978
Loans sold:
Real estate loans:
One- to four-family residential
Owner-occupied	34,810	28,228	51,935	57,362
Nonowner-occupied	759	539	897	724
Nonresidential	—	—	—	—
Multi-family	1,000	1,598	1,598	—
Home equity lines of credit	—	—	—	—
Construction and land	—	—	—	—
Total real estate	36,569	30,365	54,430	58,086
Commercial loans	—	—	—	—
Consumer and other	—	—	—	—
Total loans	36,569	30,365	54,430	58,086

Principal repayments and other	18,312	18,865	35,825	29,570

Net loan activity	5,320	5,912	24,237	16,127

Total loans at end of year	$179,172	$155,527	$173,852	$149,615

Source: Cincinnati Bancorp’s Prospectus

92

EXHIBIT 15

Loan Delinquencies

At June 30, 2019, and at December 31, 2017 and 2018

				At December 31,
	At June 30, 2019			2018			2017
	30-59	60-89	90 Days	30-59	60-89	90 Days	30-59	60-89	90 Days
	Days	Days	Days	Days	Days	Days	Days	Days	Days
	Past Due	Past Due	Past Due	Past Due	Past Due	Past Due	Past Due	Past Due	Past Due
	(In thousands)
Real estate loans:
One- to four-family residential	$135	$—	$181	$159	$87	$676	$92	$—	$153
Nonresidential	—	—	—	—	—	68	—	—	—
Multi-family	—	—	—	—	—	—	—	—	—
Home equity lines of credit	28	—	—	10	—	—	80	—	—
Construction and land	—	—	—	—	—	—	—	—	—
Total real estate	163	0	181	169	87	744	172	0	153
Commercial loans	—	—	—	—	—	—	—	—	—
Consumer loans	—	—	—	—	—	1	—	—	—
Total	$163	$0	$181	$169	$87	$745	$172	$0	$153

Source: Cincinnati Bancorp’s Prospectus

93

EXHIBIT 16

Nonperforming Assets

At June 30, 2019, and at December 31, 2016, 2017 and 2018

	At June 30,	At December 31,
	2019	2018	2017	2016
	(Dollars in thousands)

Nonaccrual loans:
Real estate loans:
One- to four-family residential
Owner-occupied	$176	$676	$130	$38
Nonowner-occupied	128	—	9	10
Nonresidential	—	68	—	—
Multi-family	—	—	—	—
Home equity lines of credit	—	—	—	10
Construction and land	—	—	—	—
Total real estate	$304	$744	139	58
Commercial loans	—	—	—	—
Consumer loans	—	1	—	—
Total nonaccrual loans	$304	$745	$139	$58

Nonaccruing troubled debt restructured loans:
Real estate loans:
One- to four-family residential
Owner-occupied	$—	$—	$14	$—
Nonowner-occupied	—	—	—	—
Nonresidential	—	—	—	—
Multi-family	—	—	—	—
Home equity lines of credit	—	—	—	—
Construction and land	—	—	—	—
Total real estate	$0	$0	14	0
Commercial loans	—	—	—	—
Consumer loans	—	—	—	—
Total nonaccruing troubled debt restructured loans	$0	$0	$14	$0

Total nonaccrual loans	$304	$745	$153	$58

Real estate owned:
One- to four-family residential
Owner-occupied	$—	$—	$—	$—
Nonowner-occupied	—	102	—	—
Nonresidential	—	—	—	—
Multi-family	—	—	—	—
Home equity lines of credit	—	—	—	—
Construction and land	—	—	—	—
Total real estate owned	$0	$102	$0	$0

Total nonperforming assets	$304	$847	$153	$58

94

EXHIBIT 16 (continued)

Nonperforming Assets

At June 30, 2019, and at December 31, 2016, 2017 and 2018

	At June 30,	At December 31,
	2019	2018	2017	2016
	(Dollars in thousands)
Accruing loans past due 90 days or more:
Real estate loans:
One- to four-family residential
Owner-occupied	$—	$—	$—	$—
Nonowner-occupied	—	—	—	—
Nonresidential	—	—	—	—
Multi-family	—	—	—	—
Home equity lines of credit	—	—	—	—
Construction and land	—	—	—	—
Total real estate	$0	$0	0	0
Commercial loans	—	—	—	—
Consumer loans	—	—	—	—
Total accruing loans past due 90 days or more	$0	$0	$0	$0

Accruing troubled debt restructured loans:
Real estate loans:
One- to four-family residential
Owner-occupied	$550	$514	$524	$565
Nonowner-occupied	157	225	306	552
Nonresidential		—	—	—
Multi-family	511	631	642	530
Home equity lines of credit	—	—	—	—
Construction and land	—	—	—	—
Total real estate	$1,218	$1,370	1,472	1,647
Commercial loans	—	—	—	—
Consumer loans	—	—	—	—
Total accruing troubled debt restructured loans	$1,218	$1,370	$1,472	$1,647

Total nonperforming assets and accruing troubled debt restructured loans	$1,522	$2,217	$1,625	N/A
Ratios:
Total nonperforming loans to total loans	0.17%	0.43%	0.10%	0.04%
Total nonperforming assets to total assets	0.15%	0.43%	0.09%	0.04%

Total nonperforming assets and accruing troubled debt restructured loans to total assets	0.74%	1.12%	0.95%	1.10%

Source: Cincinnati Bancorp’s Prospectus

95

EXHIBIT 17

Classified Assets

At June 30, 2019, and December 31, 2017 and 2018

(Dollars in thousands)

	At	At
	June 30,	December 31,
	2019	2018	2017
Classification of assets:
Special mention assets	$1,381	$1,894	$1,492

Substandard assets	1,236	1,696	2,564
Doubtful assets	—	—	—
Loss assets	—	—	—
Total classified assets(1)	$1,236	$3,590	$4,056

(1)	Excludes special mention assets

Source: Cincinnati Bancorp’s Prospectus

96

EXHIBIT 18

Allowance for Loan Losses

At or For the Six Months Ended June 30, 2018 and 2019, and

At or For the Years Ended December 31, 2017 and 2018

	At or For the Six Months Ended			At or For the Years Ended
	June 30,			December 31,
	2019		2018	2018	2017
	(Dollars in thousands)

Allowance at beginning of period		$1,405	$1,360	$1,360	$1,326

Provision (credit) for loan losses		—	30	45	30

Charge-offs:
Real estate loans:
One- to four-family residential		$—	$—	$—	$—
Nonresidential		—	—	—	—
Multi-family		—	—	—	—
Home equity lines of credit		—	—	—	—
Construction and land		—	—	—	—
Total real estate		0	0	0	0
Commercial loans		—	—	—	—
Consumer loans		—	—	—	—
Total charge-offs	$		$0	$0	$0

Recoveries:
Real estate loans:
One- to four-family residential		$—	$—	$—	$4
Nonresidential		—	—	—	—
Multi-family residential		—	—	—	—
Home equity lines of credit		—	—	—	—
Construction and land		—	—	—	—
Total real estate		0	0	0	4
Commercial loans		—	—	—	—
Consumer loans		—	—	—	—
Total recoveries		$0	$0	$0	$4

Net (charge-offs) recoveries		$0	0	0	4

Allowance at end of year		$1,405	$1,390	$1,405	$1,360

Ratios:
Allowance to nonperforming loans		462.17%	360.10%	188.59%	888.89%
Allowance to total loans outstanding at the end of the year		0.78%	0.89%	0.81%	0.91%
Net (charge-offs) recoveries to average loans outstanding during the period		0.00%	0.00%	0.00%	0.003%

Source: Cincinnati Bancorp’s Prospectus

97

EXHIBIT 19

Investment Portfolio Composition

At June 30, 2019 and at December 31, 2017 and 2018

			At December 31,
	At June 30, 2019		2018		2017
	Amortized	Estimated	Amortized	Estimated	Amortized	Estimated
Security Type	Cost	Fair Value	Cost	Fair Value	Cost	Fair Value
	(In thousands)

Freddie Mac	$48	$48	$81	$81	$173	$172
Fannie Mae	376	379	548	549	736	738
Total	$424	$427	$629	$630	$909	$910

Source: Cincinnati Bancorp’s Prospectus

98

EXHIBIT 20

Mix of Average Deposit Accounts

For the Six Months Eded June 30, 2018 and 2019 and

For the Years Ended December 31, 2017 and 2018

	For the Six Months Ended
	June 30,				For the Years Ended December 31,
	2019		2018		2018		2017
	(Dollars in thousands)
	Average	Percent	Average	Percent	Average	Percent	Average	Percent
Deposit type:	Balance	of Total	Balance	of Total	Balance	of Total	Balance	of Total
Savings	$33,953	24.10%	$24,346	20.71%	$26,390	21.47%	$24,179	22.02%
Interest-bearing demand	12,984	9.22%	7,597	6.46%	9,098	7.40%	6,912	6.29%
Certificates of deposit	77,582	55.07%	69,027	58.72%	71,114	57.86%	64,615	58.82%
Interest-bearing deposits	124,519	88.39%	100,970	85.89%	106,602	86.73%	95,706	87.13%
Noninterest-bearing demand	16,361	11.61%	16,588	14.11%	16,305	13.27%	14,141	12.87%
Total deposits	$140,880	100.0%	$117,558	100.0%	$122,907	100.0%	$109,847	100.0%

Source: Cincinnati Bancorp’s Prospectus

99

EXHIBIT 21

Certificates of Deposit By Rate and Maturity

At or for the Six Months Ended June 30, 2019, and

At or for the Years Ended December 31, 2017 and 2018

(In thousands)

	At or for the
	Six Months	At or for the Years Ended
	Ended June 30,	December 31,
	2019	2018	2017

Interest Rate Range:
Less than 1.00%	$1,847	$3,607	$6,564
1.00% - 1.99%	21,746	39,328	55,074
2.00% - 2.99%	50,646	36,208	5,513
3.00% - 3.99%	1,720	1,406	—
4.00% - 4.99%	—	—	—
5.00% to 5.99%	—	—	—

Total	$75,959	$80,549	$67,151

Source: Cincinnati Bancorp’s Prospectus

100

EXHIBIT 22

Deposit Activity

At or for the Six Months Ended June 30, 2018 and 2019, and

At or for the Years Ended December 31, 2017 and 2018

	At or for the Six Months		At or for the Years Ended
	Ended June 30,		December 31,
	2019	2018	2018	2017
	(Dollars in thousands)

Beginning balance	$142,392	$113,948	$113,948	$108,092
Net deposits (withdrawals) before interest credited	(4,173)	2,140	27,301	5,158
Interest credited	437	377	1,143	698
Net increase (decrease) in deposits	(3,736)	2,517	28,444	5,856
Ending balance	$138,656	$116,465	$142,392	$113,948

Source: Cincinnati Bancorp’s Prospectus

101

EXHIBIT 23

Borrowed Funds

At or for the Six Months Ended June 30, 2018 and 2019,

And at or for the Years Ended December 31, 2017 and 2018

	At or for the Six Months		At or for the Years Ended
	Ended June 30,		December 31,
	2019	2018	2018	2017
	(In thousands)

Balance outstanding at end of year	$41,316	$38,968	$28,580	$34,310

Weighted average interest rate at the end of period	2.33%	1.89%	2.11%	1.43%

Maximum amount of borrowings outstanding at any month end during the period	$45,421	$41,228	$40,144	$34,514

Average balance outstanding during the period	$35,628	$35,288	$35,219	$29,254

Weighted average interest rate during the period	2.23%	1.63%	1.86%	1.39%

Source: Cincinnati Bancorp’s Prospectus

102

EXHIBIT 24

OFFICES OF CINCINNATI FEDERAL

CINCINNATI, OHIO

As of June 30, 2019

	Owned	Year	Net Book
	or	Acquired or	Value of Real
Location	Leased	Leased	Property
			($000)
Main Office
6581 Harrison Avenue
Cincinnati, Ohio 45247	Owned	2010	$1,120

Branch Offices:
1270 Nagel Road
Cincinnati, Ohio 45255	Owned	1995	435

7553 Bridgetown Road
Cincinnati, Ohio 45248	Owned	1987	255

4310 Glenway Avenue
Cincinnati, Ohio 45205	Owned	1957	507

1050 Scott Street
Covington, Kentucky 41011	Owned	1957	562

6890 Dixie Highway
Florence, Kentucky 41042	Owned	1957	413

NOTE: The loan production office in Mason, Ohio, was closed in April 2019.

Source: Cincinnati Bancorp’s Prospectus

103

EXHIBIT 25

DIRECTORS AND MANAGEMENT OF THE BANK

At June 30, 2019

			Director	Term
Name	Position(s) Held with the Bank	Age	Since(1)	Expires

Robert A. Bedinghaus	Executive Chairman of the Board	60	2001	2021
Harold L. Anness	Director	66	2000	2022
Stuart H. Anness, M.D.	Director	66	2003	2021
Andrew J. Nurre	Director	52	2009	2020
Charles G. Skidmore	Director	52	2005	2020
Philip E. Wehrman	Director	56	2018	2022

Joseph V. Bunke	President	65	—	—
Herbert C. Brinkman	Chief Financial Officer and Treasurer	62	—	—
Gregory W. Meyers	Senior Vice President	62	—	—

(1)	Includes prior service with Cincinnati Federal

Source: Cincinnati Bancorp’s Prospectus

104

EXHIBIT 26

Key Demographic Data and Trends

Butler, Clermont, Hamilton and Warren Counties in Ohio,

Boone, Campbell and Kenton Counties in Kentucky,

Ohio and the United States

2000, 2010 and 2024

	2000	2010	% Change	2024	% Change
Population
Butler County, OH	332,807	368,130	10.6%	392,913	6.7%
Clermont County, OH	177,977	197,363	10.9%	210,220	6.5%
Hamilton County, OH	845,303	802,374	(5.1)%	828,975	3.3%
Warren County, OH	158,383	212,693	34.3%	241,079	13.3%
Boone County, KY	85,991	118,811	38.2%	139,300	17.2%
Campbell County, KY	83,866	90,336	7.7%	94,802	4.9%
Kenton County, KY	151,464	159,720	5.5%	170,534	6.8%
Ohio	11,353,140	11,536,504	1.6%	11,862,013	2.8%
United States	281,421,906	308,745,538	9.7%	341,924,340	10.7%

Households
Butler County, OH	123,082	135,960	10.5%	143,957	5.9%
Clermont County, OH	66,013	74,828	13.4%	81,147	8.4%
Hamilton County, OH	346,790	333,945	(3.7)%	348,729	4.4%
Warren County, OH	55,966	76,424	36.6%	87,700	14.8%
Boone County, KY	31,258	43,216	38.3%	50,734	17.4%
Campbell County, KY	31,169	36,069	15.7%	38,571	6.9%
Kenton County, KY	55,444	62,768	13.2%	67,122	6.9%
Ohio	4,445,773	4,603,435	3.5%	4,777,776	3.8%
United States	105,480,101	116,716,292	10.7%	129,182,991	10.7%

Per Capita Income
Butler County, OH	$22,076	$25,469	15.4%	—	—
Clermont County, OH	22,370	28,901	29.2%	—	—
Hamilton County, OH	24,053	28,037	16.6%	—	—
Warren County, OH	25,517	29,740	16.5%	—	—
Boone County, KY	23,535	27,790	18.1%	—	—
Campbell County, KY	20,637	27,315	32.4%	—	—
Kenton County, KY	22,085	27,225	23.3%	—	—
Ohio	21,003	23,975	14.2%	—	—
United States	22,162	26,059	17.6%	—	—

Median Household Income
Butler County, OH	$47,885	$54,541	13.9%	$77,433	42.0%
Clermont County, OH	49,386	60,590	22.7%	72,677	19.9%
Hamilton County, OH	40,964	46,236	12.9%	63,212	36.7%
Warren County, OH	57,952	66,499	14.7%	89,860	35.1%
Boone County, KY	53,593	67,964	26.8%	86,733	27.6%
Campbell County, KY	41,903	50,882	21.4%	74,803	47.0%
Kenton County, KY	43,906	51,616	17.6%	76,351	47.9%
Ohio	40,956	45,090	10.1%	63,219	40.2%
United States	41,994	50,046	19.2%	62,901	25.7%

Source: U.S. Census and Mergent Intellect

105

EXHIBIT 27

Key Housing Data

Butler, Clermont, Hamilton and Warren Counties in Ohio,

Boone, Campbell and Kenton Counties in Kentucky,

Ohio and the United States

2000 & 2010

	2000	2010
Occupied Housing Units
Butler County, OH	123,082	135,960
Clermont County, OH	66,013	74,828
Hamilton County, OH	346,790	333,945
Warren County, OH	55,966	76,424
Boone County, KY	31,258	46,154
Campbell County, KY	34,742	36,069
Kenton County, KY	59,444	62,768
Ohio	4,445,773	4,603,435
United States	105,480,101	116,716,292

Occupancy Rate
Butler County, OH
Owner-Occupied	71.6%	69.7%
Renter-Occupied	28.4%	30.3%
Clermont County, OH
Owner-Occupied	74.7%	74.6%
Renter-Occupied	25.3%	25.4%
Hamilton County, OH
Owner-Occupied	59.9%	59.5%
Renter-Occupied	40.1%	40.5%
Warren County, OH
Owner-Occupied	78.5%	78.7%
Renter-Occupied	21.5%	21.3%
Boone County, KY
Owner-Occupied	74.3%	74.4%
Renter-Occupied	25.7%	25.6%
Campbell County, KY
Owner-Occupied	69.0%	68.4%
Renter-Occupied	31.0%	31.6%
Kenton County, KY
Owner-Occupied	66.4%	67.6%
Renter-Occupied	33.6%	32.4%
Ohio
Owner-Occupied	69.1%	67.6%
Renter-Occupied	30.9%	32.4%
United States
Owner-Occupied	66.2%	65.4%
Renter-Occupied	33.8%	34.6%

106

EXHIBIT 27 (cont.)

Key Housing Data

Butler, Clermont, Hamilton and Warren Counties in Ohio,

Boone, Campbell and Kenton Counties in Kentucky,

Ohio and the United States

2000 & 2010

	2000	2010
Median Housing Values
Butler County, OH	$123,200	$152,000
Clermont County, OH	122,900	153,000
Hamilton County, OH	111,400	141,100
Warren County, OH	142,200	191,100
Boone County, KY	131,800	170,000
Campbell County, KY	101,000	146,100
Kenton County, KY	105,600	142,400
Ohio	103,700	134,400
United States	119,600	186,200

Median Rent
Butler County, OH	$569	$782
Clermont County, OH	552	752
Hamilton County, OH	485	683
Warren County, OH	613	871
Boone County, KY	596	857
Campbell County, KY	512	737
Kenton County, KY	517	727
Ohio	515	685
United States	602	871

Source: U.S. Census Bureau

Median Housing Values - 2017
Butler County, OH	$162,300
Clermont County, OH	160,600
Hamilton County, OH	145,800
Warren County, OH	200,100
Boone County, KY	183,700
Campbell County, KY	160,700
Kenton County, KY	149,700
Ohio	135,100
United States	193,500

Source: American Community Survey (Census Bureau)

107

EXHIBIT 28

Major Sources of Employment by Industry Group

Butler, Clermont, Hamilton and Warren Counties in Ohio,

Boone, Campbell and Kenton Counties in Kentucky,

Ohio and the United States

2000, 2010 and 2017

	2000
	Butler	Clermont	Hamilton	Warren	Boone	Campbell	Kenton		United
Industry Group	County	County	County	County	County	County	County	Ohio	States

Agriculture/Mining	0.4%	0.3%	0.1%	0.6%	0.8%	0.4%	0.3%	1.1%	1.9%
Construction	7.0%	8.6%	5.6%	6.8%	6.5%	8.0%	6.7%	6.0%	6.8%
Manufacturing	21.7%	19.0%	14.5%	23.2%	17.3%	13.3%	13.4%	20.0%	14.1%
Wholesale/Retail	15.6%	17.7%	15.2%	16.2%	16.4%	15.6%	16.0%	15.5%	15.3%
Transportation/Utilities	4.7%	4.8%	4.7%	3.9%	11.4%	7.3%	8.6%	4.9%	5.2%
Information	1.6%	2.1%	2.8%	2.5%	2.3%	2.9%	2.6%	2.4%	3.1%
Finance, Insurance & Real Estate	7.1%	6.8%	7.9%	7.3%	7.8%	8.2%	8.7%	6.3%	6.9%
Services	42.0%	40.6%	49.5%	39.5%	37.6%	44.2%	43.5%	43.8%	46.7%

	2010
	Butler	Clermont	Hamilton	Warren	Boone	Campbell	Kenton		United
	County	County	County	County	County	County	County	Ohio	States

Agriculture/Mining	0.4%	0.5%	0.2%	0.4%	0.4%	0.4%	0.4%	0.9%	1.9%
Construction	4.8%	6.2%	4.5%	5.1%	4.6%	6.4%	5.5%	5.1%	6.2%
Manufacturing	17.0%	15.6%	12.3%	17.6%	13.4%	10.5%	12.6%	15.0%	10.4%
Wholesale/Retail	16.2%	15.0%	14.2%	14.7%	14.2%	15.5%	14.0%	14.8%	14.5%
Transportation/Utilities	4.7%	4.5%	4.5%	3.4%	8.4%	4.8%	6.4%	4.8%	4.9%
Information	1.4%	1.8%	1.9%	2.1%	1.8%	2.3%	2.0%	1.8%	2.2%
Finance, Insurance & Real Estate	6.8%	8.8%	7.6%	7.4%	8.3%	7.3%	8.4%	6.4%	6.7%
Services	48.8%	56.4%	54.9%	49.3%	47.9%	52.8%	49.6%	51.2%	53.2%

Source: Bureau of the Census

108

EXHIBIT 28 (continued)

Major Sources of Employment by Industry Group

Butler, Clermont, Hamilton and Warren Counties in Ohio,

Boone, Campbell and Kenton Counties in Kentucky,

Ohio and the United States

2000, 2010 and 2017

	2017
	Butler	Clermont	Hamilton	Warren	Boone	Campbell	Kenton		United
	County	County	County	County	County	County	County	Ohio	States

Agriculture/Mining	0.5%	0.4%	0.2%	0.4%	0.5%	0.6%	0.4%	1.0%	1.9%
Construction	5.0%	6.9%	4.6%	4.3%	5.5%	5.9%	5.6%	5.2%	6.4%
Manufacturing	15.6%	13.9%	11.6%	16.8%	13.7%	10.7%	12.0%	15.5%	10.3%
Wholesale/Retail	16.0%	16.3%	14.2%	14.0%	16.4%	13.2%	14.4%	14.3%	14.1%
Transportation/Utilities	4.4%	4.5%	4.7%	4.0%	8.1%	6.0%	6.7%	4.9%	5.1%
Information	1.3%	1.9%	1.8%	2.0%	2.0%	1.9%	2.2%	1.7%	2.1%
Finance, Insurance & Real Estate	6.9%	7.8%	8.1%	7.8%	8.4%	8.8%	9.2%	6.4%	6.6%
Services	50.3%	48.3%	47.6%	50.7%	45.4%	52.9%	49.5%	51.0%	53.5%

109

EXHIBIT 29

Unemployment Rates

Butler, Clermont, Hamilton and Warren Counties in Ohio,

Boone, Campbell and Kenton Counties in Kentucky, Ohio and the United States

For the Years 2015 through June 2019

					June
Location	2015	2016	2017	2018	2019

Butler County, OH	4.6%	4.5%	4.4%	4.1%	4.0%

Clermont County, OH	4.5%	4.4%	4.4%	4.1%	3.9%

Hamilton County, OH	4.5%	4.4%	4.4%	4.1%	3.9%

Warren County, OH	4.2%	4.2%	4.1%	3.9%	3.7%

Boone County, KY	4.1%	3.8%	3.9%	3.4%	3.8%

Campbell County, KY	4.1%	3.9%	3.8%	3.3%	4.0%

Kenton County, KY	4.4%	4.1%	4.0%	3.4%	4.0%

Ohio	4.9%	4.9%	5.0%	4.5%	4.3%

United States	5.3%	4.9%	4.4%	3.9%	3.8%

Source: Local Area Unemployment Statistics - U.S. Bureau of Labor Statistics

110

EXHIBIT 30

Market Share of Deposits

Boone, Hamilton and Kenton Counties

June 30, 2018

	Hamilton County	Cincinnati Federal’s	Cincinnati Federal’s
	Deposits	Deposits	Share
	($000)	($000)	(%)

Banks	$89,994,565	—	—
Thrifts	1,931,996	$118,129	6.1%
Total	$91,926,561	$118,129	0.1%

	Boone (KY) County	Cincinnati Federal’s (1)	Cincinnati Federal’s
	Deposits	Deposits	Share
	($000)	($000)	(%)

Banks	$2,778,255	—	—
Thrifts	104,579	$11,675	11.2%
Total	$2,882,834	$11,675	0.4%

	Kenton (KY) County	Cincinnati Federal’s (1)	Cincinnati Federal’s
	Deposits	Deposits	Share
	($000)	($000)	(%)

Banks	$2,452,501	—	—
Thrifts	198,467	$8,448	4.3%
Total	$2,650,968	$8,448	0.3%

	Total	Cincinnati Federal’s (2)	Cincinnati Federal’s
	Deposits	Deposits	Share
	($000)	($000)	(%)

Banks	$95,225,321	—	—
Thrifts	2,235,042	$138,252	6.2%
Total	$97,460,363	$138,252	0.1%

(1)	As a Kentucky Federal Savings and Loan Association branch
(2)	Cincinnati Federal and Kentucky Federal Savings and Loan Association’s total deposits

Source: FDIC

111

EXHIBIT 31

National Interest Rates by Quarter

2015 - June 30, 2019

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2015	2015	2015	2015

Prime Rate	3.25%	3.25%	3.25%	3.50%
90-Day Treasury Bills	0.03%	0.01%	0.01%	0.16%
1-Year Treasury Bills	0.26%	0.28%	0.32%	0.62%
30-Year Treasury Notes	2.54%	3.20%	2.87%	3.01%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2016	2016	2016	2016

Prime Rate	3.50%	3.50%	3.50%	3.75%
90-Day Treasury Bills	0.24%	0.30%	0.32%	0.51%
1-Year Treasury Bills	0.53%	0.58%	0.57%	0.81%
30-Year Treasury Notes	2.61%	2.26%	2.40%	2.97%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2017	2017	2017	2017

Prime Rate	4.00%	4.25%	4.25%	4.50%
90-Day Treasury Bills	0.92%	1.01%	1.04%	1.37%
1-Year Treasury Bills	1.17%	1.24%	1.31%	1.76%
30-Year Treasury Notes	2.92%	2.84%	2.86%	2.74%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2018	2018	2018	2018

Prime Rate	4.75%	5.00%	5.25%	5.50%
90-Day Treasury Bills	1.74%	1.89%	2.15%	2.40%
1-Year Treasury Bills	2.09%	2.33%	2.57%	2.63%
30-Year Treasury Notes	2.97%	2.98%	3.19%	3.02%

	1st Qtr.	2nd Qtr.
	2019	2019

Prime Rate	5.50%	5.50%
90-Day Treasury Bills	2.39%	2.18%
1-Year Treasury Bills	2.50%	1.96%
30-Year Treasury Notes	2.94%	2.57%

Source: The Wall Street Journal

112

EXHIBIT 32

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 1

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2019

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

SZBI	SOUTHFIRST BANCSHARES	AL	OTC PINK	2.37	(52.1)	(0.09)	118.40	0.29	NM	NM	17.20	17.20	2.00
ABNK	ALTAPACIFIC BANCORP	CA	OTC PINK	14.20	(7.8)	0.99	75.02	1.53	14.34	14.79	143.29	151.22	18.93
AX	AXOS FINANCIAL	CA	NYSE	27.25	NM	2.47	177.46	0.00	11.03	10.86	160.67	187.03	15.36
BYFC	BROADWAY FINANCIAL CORP	CA	NASDAQ	1.42	(35.5)	0.09	22.45	0.04	15.78	142.00	51.26	51.26	6.33
MLGF	MALAGA FINANCIAL CORPORATION	CA	OTC BB	22.75	(27.2)	2.33	167.90	0.94	9.76	9.81	101.70	101.70	13.55
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	NASDAQ	20.99	10.0	0.78	149.30	1.00	26.91	30.87	137.91	138.91	14.06
SIFI	SI FINANCIAL GROUP	CT	NASDAQ	77.14	423.0	0.96	139.54	0.00	80.35	80.35	NM	599.84	55.28
UBNK	UNITED FINANCIAL BANCORP	CT	NASDAQ	14.18	(19.1)	1.11	143.77	0.47	12.77	13.13	100.07	123.41	9.86
WSFS	WSFS FINANCIAL CORP	DE	NASDAQ	41.30	(22.5)	2.08	229.34	0.26	19.86	20.86	122.59	181.46	18.01
TBNK	TERRITORIAL BANCORP	HI	NASDAQ	30.90	(0.3)	2.24	214.65	1.58	13.79	15.85	134.76	134.88	14.40
WCFB	WCF BANCORP	IA	NASDAQ	8.17	(9.2)	(0.01)	49.97	0.00	NM	NM	108.79	109.08	16.35
AFBA	ALLIED FIRST BANCORP	IL	OTC BB	1.00	(25.9)	(0.03)	60.17	0.00	NM	NM	15.02	15.02	1.66
BFIN	BANKFINANCIAL CORP	IL	NASDAQ	13.99	(20.7)	1.31	98.58	1.13	10.68	13.32	132.73	133.11	14.19
BFFI	BEN FRANKLIN FINANCIAL	IL	OTC BB	6.75	(18.2)	(0.16)	72.81	0.00	NM	NM	84.48	84.48	9.27
BTHT	BEST HOMETOWN BANCORP	IL	OTC PINK	11.00	(18.5)	(1.08)	134.71	0.00	NM	NM	84.36	84.36	8.17
GTPS	GREAT AMERICAN BANCORP	IL	OTC BB	31.55	(0.9)	3.41	404.89	1.51	9.25	9.92	75.88	81.52	7.79
IROQ	IF BANCORP	IL	NASDAQ	20.91	(12.5)	0.86	185.01	0.56	24.31	24.60	101.85	103.06	11.30
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	OTC PINK	23.00	(4.2)	(0.20)	308.61	0.00	NM	NM	78.50	78.50	7.45
OTTW	OTTAWA SAVINGS BANCORP	IL	OTC BB	13.04	(6.1)	0.59	86.66	0.00	22.10	22.88	97.02	99.85	15.05
RYFL	ROYAL FINANCIAL	IL	OTC BB	15.45	(11.5)	1.83	159.10	1.38	8.44	8.44	83.38	88.24	9.71
SUGR	SUGAR CREEK FINANCIAL CORP	IL	OTC BB	10.35	(17.9)	0.13	123.84	0.00	79.62	73.93	74.35	74.35	8.36
AMFC	AMB FINANCIAL CORP	IN	OTC BB	16.80	(8.9)	1.57	221.21	0.79	10.70	10.91	82.23	83.62	7.59
DSFN	DSA FINANCIAL CORP	IN	OTC PINK	620.88	7.0	0.64	93.16	1.86	NM	NM	NM	NM	NM
FDLB	FIDELITY FEDERAL BANCORP	IN	OTC PINK	39.90	59.6	NM	994.50	0.00	3.99	4.61	32.74	33.45	4.01
FBPI	FIRST BANCORP OF INDIANA	IN	OTC BB	20.35	0.2	1.20	249.64	0.67	16.96	16.15	86.01	104.36	8.15

113

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 2

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2019

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

FCAP	FIRST CAPITAL	IN	NASDAQ	50.54	21.6	2.62	240.68	1.07	19.29	18.93	206.71	227.15	21.00
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	NASDAQ	60.00	(18.4)	5.21	480.40	0.00	11.52	10.95	117.86	133.13	12.49
NWIN	NORTHWEST INDIANA BANCORP	IN	OTC BB	44.00	2.4	2.42	366.66	8.02	18.18	20.18	126.11	146.67	12.00
TDCB	THIRD CENTURY BANCORP	IN	OTC BB	12.15	(12.9)	0.93	138.71	0.07	13.06	12.93	86.48	87.54	8.76
WEIN	WEST END INDIANA BANCSHARES	IN	OTC BB	25.00	(13.8)	1.58	280.45	0.70	15.82	14.62	89.70	92.08	8.91
CFFN	CAPITOL FEDERAL FINANCIAL	KS	NASDAQ	13.77	4.6	0.66	67.60	0.95	20.86	20.86	143.44	145.41	20.37
CTUY	CENTURY NEXT FINANCIAL CORP	LA	OTC BB	31.30	(7.9)	2.66	285.99	0.00	11.77	11.77	103.03	113.45	10.94
HRGG	HERITAGE NOLA BANCORP	LA	OTC PINK	13.00	4.2	0.41	73.44	0.00	31.71	31.71	116.59	119.05	17.70
HFBL	HOME FED BANCORP OF LOUISIANA	LA	NASDAQ	33.25	5.7	2.68	234.47	1.35	12.41	11.43	126.67	126.67	14.18
HONE	HARBORONE BANCORP	MA	NASDAQ	18.73	(1.1)	0.42	112.35	1.23	44.60	45.68	161.88	218.55	16.67
HIFS	HINGHAM INSTITUTION FOR SAVINGS	MA	NASDAQ	198.01	(9.9)	NM	1,170.98	1.96	13.49	12.69	190.50	190.50	16.91
MELR	MELROSE BANCORP	MA	OTC PINK	18.03	(8.2)	0.69	132.08	0.00	26.13	34.67	128.51	128.51	13.65
EBSB	MERIDIAN BANCORP	MA	NASDAQ	17.89	(6.6)	1.10	117.32	0.23	16.26	16.41	139.55	144.39	15.25
PVBC	PROVIDENT BANCORP	MA	NASDAQ	27.99	6.8	0.99	103.69	0.00	28.27	28.86	223.92	223.92	26.99
RNDB	RANDOLPH BANCORP	MA	NASDAQ	15.10	(10.1)	(0.25)	104.33	0.00	NM	NM	131.19	149.36	14.47
WEBK	WELLESLEY BANCORP	MA	NASDAQ	32.61	(3.6)	2.74	358.33	0.26	11.90	11.95	111.41	111.53	9.10
WNEB	WESTERN NEW ENGLAND BANCORP	MA	NASDAQ	9.34	(15.1)	0.66	78.41	1.48	14.15	14.15	117.04	126.73	11.91
MBCQ	MB BANCORP	MD	OTC BB	16.20	(2.4)	1.27	75.40	0.00	12.76	62.31	118.25	118.25	21.49
SVBI	SEVERN BANCORP	MD	NASDAQ	8.69	0.5	0.79	68.98	0.21	11.00	11.00	94.05	94.66	12.60
FBC	FLAGSTAR BANCORP	MI	NYSE	33.14	(3.3)	3.33	344.28	0.04	9.95	10.42	118.91	167.97	9.63
NWBB	NEW BANCORP	MI	OTC BB	28.00	43.6	1.62	183.20	0.00	17.28	17.61	118.69	128.62	15.28
SBT	STERLING BANCORP	MI	NASDAQ	9.97	(25.4)	1.22	62.80	0.04	8.17	8.31	152.68	157.75	15.88
STBI	STURGIS BANCORP	MI	OTC BB	22.36	17.1	2.29	209.70	0.77	9.76	9.81	111.69	134.62	10.66
HMNF	HMN FINANCIAL	MN	NASDAQ	21.00	4.5	1.85	149.03	1.24	11.35	12.57	124.04	128.52	14.09
REDW	REDWOOD FINANCIAL	MN	OTC PINK	95.00	75.9	NM	734.85	7.18	11.85	11.42	117.04	139.71	12.93

114

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PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2019

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

CFDB	CENTRAL FED S&L ASSN OF ROLLA	MO	OTC PINK	13.00	(9.7)	0.13	43.56	0.00	100.00	92.86	99.54	99.54	29.84
NASB	NASB FINANCIAL	MO	OTC BB	40.55	(1.6)	4.33	308.14	2.00	9.36	9.22	122.43	130.55	13.16
QRRY	QUARRY CITY S&L ASSN	MO	OTC BB	14.09	(9.1)	0.26	131.29	0.00	54.19	93.93	65.23	67.10	10.73
ENFC	ENTEGRA FINANCIAL CORP	NC	NASDAQ	30.12	2.8	2.17	241.13	0.13	13.88	13.33	112.14	133.81	12.49
FCPB	FIRST CAPITAL BANCSHARES	NC	OTC PINK	6.12	(18.2)	(0.51)	176.86	0.00	NM	NM	17.45	17.45	3.46
KSBI	KS BANCORP	NC	OTC BB	26.07	(6.9)	3.81	358.01	2.82	6.84	6.86	77.80	77.80	7.28
LSFG	LIFESTORE FINANCIAL GROUP	NC	OTC PINK	33.00	26.9	2.80	278.75	0.00	11.79	11.96	107.98	111.11	11.84
UBNC	UNION BANK	NC	OTC PINK	14.67	(10.5)	1.15	128.87	0.19	12.76	12.76	108.67	132.88	11.38
EQFN	EQUITABLE FINANCIAL CORP	NE	NASDAQ	11.90	10.6	0.79	103.33	0.00	15.06	17.25	115.65	127.27	11.52
MCBK	MADISON COUNTY FINANCIAL	NE	OTC PINK	26.00	0.0	2.12	155.42	1.08	12.26	12.62	95.59	99.27	16.73
KRNY	KEARNY FINANCIAL CORP	NJ	NASDAQ	13.29	(1.2)	0.45	72.78	0.34	29.53	29.53	104.98	129.15	18.26
MSBF	MB BANCORP	NJ	NASDAQ	15.31	(28.8)	0.87	105.84	0.00	17.60	17.60	131.42	131.42	14.47
NFBK	NORTHFIELD BANCORP	NJ	NASDAQ	15.61	(6.1)	0.77	91.52	0.38	20.27	20.27	114.36	121.38	17.06
OCFC	OCEANFIRST FINANCIAL CORP	NJ	NASDAQ	24.85	(17.1)	1.71	158.07	0.61	14.53	14.53	112.95	173.65	15.72
ORIT	ORITANI FINANCIAL CORP	NJ	NASDAQ	17.74	9.5	1.17	90.40	1.12	15.16	15.98	150.72	150.72	19.62
PFS	PROVIDENT FINANCIAL SERVICES	NJ	NYSE	24.25	(11.9)	1.82	147.40	1.04	13.32	13.40	117.38	168.64	16.45
BCTF	BANCORP 34	NM	NASDAQ	15.46	0.1	0.23	111.22	1.43	67.22	67.22	131.46	132.48	13.90
CARV	CARVER BANCORP	NY	NASDAQ	3.00	(35.2)	(2.58)	152.40	0.00	NM	NM	23.55	23.64	1.97
DCOM	DIME COMMUNITY BANCSHARES	NY	NASDAQ	18.99	(2.6)	1.33	179.77	0.57	14.28	14.17	112.83	124.52	10.56
ESBK	ELMIRA SAVINGS BANK	NY	NASDAQ	16.05	(21.4)	1.16	171.50	0.93	13.84	14.08	95.94	124.61	9.36
FSBC	FSB COMMUNITY BANKSHARES	NY	NASDAQ	18.00	1.4	0.27	167.24	0.00	66.67	66.67	117.11	120.24	10.76
NYCB	NEW YORK COMMUNITY BANCORP	NY	NYSE	9.98	(9.6)	0.88	111.57	0.70	11.34	11.47	70.33	111.01	8.95
PCSB	PCSB FINANCIAL CORP	NY	NASDAQ	20.25	1.9	0.53	85.55	0.00	38.21	38.94	172.78	178.26	23.67
PDLB	PDL COMMUNITY BANCORP	NY	NASDAQ	14.29	(9.0)	0.23	55.94	0.00	62.13	62.13	199.30	199.30	25.55
SNNF	SENECA FIN CORP	NY	OTC PINK	9.00	5.3	0.53	102.18	0.00	16.98	16.98	103.45	103.45	8.81

115

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SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2019

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

SNNY	SUNNYSIDE BANCORP	NY	OTC BB	13.75	(14.7)	(0.06)	105.62	0.00	NM	NM	104.40	104.40	13.02
TRST	TRUSTCO BANK CORP NY	NY	NASDAQ	7.92	(11.0)	0.63	53.29	0.27	12.57	12.77	152.60	152.90	14.86
CNNB	CINCINNATI BANCORP	OH	OTC BB	14.00	8.9	0.37	113.07	0.41	37.84	38.89	113.73	122.06	12.38
CCSB	COMM SAVINGS BANCORP	OH	OTC BB	13.55	(7.2)	(1.67)	124.42	0.00	NM	NM	78.01	78.01	10.89
CIBN	COMMUNITY INVESTORS BANCORP	OH	OTC PINK	17.62	13.7	1.23	205.23	0.40	14.33	13.45	101.85	105.95	8.59
EFBI	EAGLE FIN BANCORP	OH	NASDAQ	15.80	(3.4)	0.27	83.10	0.00	58.52	60.77	123.34	123.34	19.01
FDEF	FIRST DEFIANCE FINANCIAL CORP	OH	NASDAQ	28.57	(57.4)	2.33	163.41	0.69	12.26	12.21	142.28	198.96	17.48
FNFI	FIRST NILES FINANCIAL	OH	OTC PINK	9.00	(7.7)	0.28	89.32	0.19	32.14	36.00	83.18	83.18	10.08
HLFN	HOME LOAN FINANCIAL CORP	OH	OTC BB	35.00	20.7	2.67	153.85	1.42	13.11	13.16	186.07	186.97	22.75
PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	OTC PINK	12.41	22.9	0.70	94.80	0.49	17.73	19.09	99.44	99.44	13.09
PFOH	PERPETUAL FEDERAL SAVINGS BANK	OH	OTC PINK	29.85	2.1	2.56	158.71	1.20	11.66	12.04	98.81	98.81	18.81
UCFC	UNITED COMMUNITY FINANCIAL CORP	OH	NASDAQ	9.57	(12.9)	0.73	58.15	0.68	13.11	13.11	165.86	184.39	16.46
VERF	VERSAILLES FINANCIAL CORP	OH	OTC BB	23.00	(5.2)	1.25	142.01	0.00	18.40	18.40	79.94	79.94	16.20
ESSA	ESSA BANCORP	PA	NASDAQ	15.25	(3.7)	1.05	160.29	0.88	14.52	14.81	98.71	108.08	9.51
HARL	HARLEYSVILLE SAVINGS FINANCIAL	PA	OTC PINK	23.30	3.0	2.41	210.62	1.37	9.67	10.36	118.27	118.27	11.06
NWBI	NORTHWEST BANCSHARES	PA	NASDAQ	17.61	1.3	0.99	98.06	0.67	17.79	17.79	142.13	198.09	17.96
PBIP	PRUDENTIAL BANCORP	PA	NASDAQ	18.92	(2.0)	1.07	134.61	0.56	17.68	16.89	129.50	136.41	14.06
QNTO	QUAINT OAK BANCORP	PA	OTC PINK	12.81	(4.0)	1.16	141.35	0.38	11.04	11.04	87.50	90.53	9.06
STND	STANDARD FINANCIAL CORP	PA	OTC BB	27.44	(9.3)	1.87	205.13	0.41	14.67	14.91	96.15	121.36	13.38
WVFC	WVS FINANCIAL CORP	PA	NASDAQ	17.50	5.7	1.42	183.26	1.25	12.32	12.15	106.97	106.97	9.55
FSGB	FIRST FEDERAL OF SOUTH CAROLINA	SC	OTC PINK	10.75	7.5	0.03	3.98	0.00	NM	NM	NM	NM	270.10
CASH	META FINANCIAL GROUP	SD	NASDAQ	28.05	(71.2)	1.60	153.36	0.18	17.53	18.10	134.34	243.70	18.29
SFBK	SFB BANCORP	TN	OTC PINK	31.60	(1.3)	1.32	265.80	1.75	23.94	24.88	81.21	82.57	11.89
UNTN	UNITED TENNESSEE BANKSHARES	TN	OTC PINK	21.80	(1.2)	2.12	246.68	0.70	10.28	10.38	83.30	83.30	8.84
STXB	SPIRIT OF TEXAS BANCSHARES	TX	NASDAQ	22.50	NM	1.20	120.99	0.00	18.75	20.27	153.69	184.58	18.60

116

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 5

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PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2019

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

TBK	TRIUMPH BANCORP	TX	NASDAQ	29.05	(28.7)	2.04	169.59	0.00	14.24	14.10	120.09	172.71	17.13
FSBW	FS BANCORP	WA	NASDAQ	51.87	(18.0)	5.77	362.15	0.32	8.99	12.71	123.32	137.08	14.32
RVSB	RIVERVIEW BANCORP	WA	NASDAQ	8.54	1.2	0.81	51.11	0.09	10.54	10.81	124.49	152.23	16.71
TSBK	TIMBERLAND BANCORP	WA	NASDAQ	29.88	(20.0)	2.51	148.47	0.70	11.90	12.00	156.28	178.28	20.13
HWIS	HOME BANCORP WISCONSIN	WI	OTC PINK	9.75	(30.4)	0.35	167.79	0.00	27.86	40.63	79.20	79.20	5.81
WSBF	WATERSTONE FINANCIAL	WI	NASDAQ	17.06	0.1	1.08	68.76	0.94	15.80	16.73	124.25	124.53	24.81
WBBW	WESTBURY BANCORP	WI	OTC BB	25.10	12.4	1.88	243.55	1.13	13.35	13.14	106.76	107.59	10.31

117

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 6

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2019

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

	PER SHARE					PRICING RATIOS
		52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
	Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

ALL INSTITUTIONS
AVERAGE	28.61	(1.15)	1.24	180.04	0.67	20.66	23.40	112.11	128.07	16.22
HIGH	620.88	423.00	5.77	1,170.98	8.02	100.00	142.00	223.92	599.84	270.10
LOW	1.00	(71.20)	(2.58)	3.98	0.00	3.99	4.61	15.02	15.02	1.66

AVERAGE FOR STATE
OH	18.94	(2.32)	0.97	126.01	0.50	22.91	23.71	115.68	123.73	15.07

AVERAGE BY REGION
MID-ATLANTIC	19.38	(5.56)	1.31	135.82	0.59	15.73	18.96	115.37	134.32	14.89
MIDWEST	37.58	(3.00)	1.22	199.08	0.71	16.09	16.65	101.08	108.43	11.73
NORTH CENTRAL	27.15	(0.52)	1.17	189.66	1.26	25.25	28.88	112.61	129.01	16.40
NORTHEAST	28.01	13.06	0.57	182.29	0.41	24.20	24.76	122.82	162.95	15.88
SOUTHEAST	19.61	(5.89)	1.42	202.05	0.65	8.83	8.91	67.30	72.90	37.70
SOUTHWEST	24.09	(4.43)	1.54	165.95	0.46	26.02	26.08	125.25	141.49	15.41
WEST	23.09	(10.84)	2.00	152.06	0.69	13.67	28.86	125.96	136.95	14.87

AVERAGE BY EXCHANGE
NYSE	23.66	(6.20)	2.13	195.18	0.45	11.41	11.54	116.82	158.66	12.60
NASDAQ	24.98	(0.93)	1.21	161.10	0.53	20.63	23.49	127.38	154.35	16.07
OTC BB	21.14	(3.93)	1.48	191.21	0.89	16.28	19.61	95.56	101.16	11.51
OTC PINK	44.72	2.17	0.79	205.39	0.74	16.02	16.89	83.35	86.28	21.37

118

EXHIBIT 33

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 1

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

SZBI	SOUTHFIRST BANCSHARES	AL	83,059	9,669	9,669	(0.07)	(0.09)	(0.66)	(0.83)	OTC PINK	701,526	1,663
ABNK	ALTAPACIFIC BANCORP	CA	432,541	57,143	54,127	1.33	1.30	9.80	9.55	OTC PINK	5,765,373	81,868
AX	AXOS FINANCIAL	CA	10,875,561	1,039,485	893,054	1.52	1.53	15.18	15.38	NYSE	61,285,375	1,670,026
BYFC	BROADWAY FINANCIAL CORP	CA	418,878	51,702	51,692	0.41	0.03	3.31	0.26	NASDAQ	18,662,402	26,501
MLGF	MALAGA FINANCIAL CORPORATION	CA	1,116,526	148,755	148,755	1.43	1.42	10.64	10.60	OTC BB	6,650,000	151,288
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	1,119,357	114,089	113,311	0.51	0.44	5.12	4.46	NASDAQ	7,497,357	157,370
SIFI	SI FINANCIAL GROUP	CT	1,682,127	172,348	155,053	0.71	0.71	6.93	6.93	NASDAQ	12,054,785	929,906
UBNK	UNITED FINANCIAL BANCORP	CT	7,346,892	724,098	587,073	0.78	0.76	7.97	7.78	NASDAQ	51,100,720	724,608
WSFS	WSFS FINANCIAL CORP	DE	12,184,417	1,789,677	1,209,413	1.31	1.25	10.57	10.04	NASDAQ	53,127,509	2,194,166
TBNK	TERRITORIAL BANCORP	HI	2,064,073	220,519	220,301	1.05	0.92	9.88	8.59	NASDAQ	9,616,195	297,140
WCFB	WCF BANCORP	IA	128,000	19,243	19,188	(0.02)	(0.09)	(0.15)	(0.57)	NASDAQ	2,561,542	20,928
AFBA	ALLIED FIRST BANCORP	IL	89,766	9,930	9,930	(0.05)	(0.22)	(0.41)	(1.96)	OTC BB	1,491,896	1,492
BFIN	BANKFINANCIAL CORP	IL	1,542,219	164,913	164,428	1.32	1.06	11.72	9.38	NASDAQ	15,644,499	218,867
BFFI	BEN FRANKLIN FINANCIAL	IL	93,192	10,232	10,232	(0.22)	(0.27)	(2.02)	(2.50)	OTC BB	1,280,000	8,640
BTHT	BEST HOMETOWN BANCORP	IL	111,298	10,776	10,776	(0.81)	(0.82)	(8.45)	(8.58)	OTC PINK	826,208	9,088
GTPS	GREAT AMERICAN BANCORP	IL	173,898	17,859	16,621	0.86	0.80	8.51	7.95	OTC BB	429,490	13,550
IROQ	IF BANCORP	IL	662,525	73,513	72,652	0.47	0.47	4.29	4.26	NASDAQ	3,581,052	74,880
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	114,988	10,917	10,917	(0.07)	(0.07)	(0.71)	(0.71)	OTC PINK	372,600	8,570
OTTW	OTTAWA SAVINGS BANCORP	IL	289,146	44,858	43,558	0.70	0.67	4.51	4.33	OTC BB	3,336,459	43,507
RYFL	ROYAL FINANCIAL	IL	404,921	47,167	44,557	1.15	1.15	10.08	10.08	OTC BB	2,545,052	39,321
SUGR	SUGAR CREEK FINANCIAL CORP	IL	96,809	10,883	10,883	0.10	0.11	0.92	1.03	OTC BB	781,730	8,091
AMFC	AMB FINANCIAL CORP	IN	216,775	20,019	19,685	0.70	0.69	7.76	7.60	OTC BB	979,958	16,463
DSFN	DSA FINANCIAL CORP	IN	125,543	12,424	12,058	0.71	0.70	6.15	6.08	OTC PINK	1,347,646	836,726
FDLB	FIDELITY FEDERAL BANCORP	IN	840,115	102,958	100,756	1.06	0.92	8.89	7.70	OTC PINK	844,763	33,706
FBPI	FIRST BANCORP OF INDIANA	IN	436,657	41,388	34,111	0.48	0.51	5.20	5.49	OTC BB	1,749,165	35,596

119

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 2

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

FCAP	FIRST CAPITAL	IN	809,766	82,254	74,853	1.11	1.13	11.27	11.52	NASDAQ	3,364,494	170,042
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	1,126,454	119,374	105,680	1.15	1.21	11.40	11.99	NASDAQ	2,344,836	140,690
NWIN	NORTHWEST INDIANA BANCORP	IN	1,265,780	120,433	103,561	0.76	0.69	8.34	7.50	OTC BB	3,452,199	151,897
TDCB	THIRD CENTURY BANCORP	IN	163,724	16,585	16,386	0.69	0.70	6.80	6.87	OTC BB	1,180,321	14,341
WEIN	WEST END INDIANA BANCSHARES	IN	298,774	29,696	28,925	0.55	0.60	5.73	6.21	OTC BB	1,065,336	26,633
CFFN	CAPITOL FEDERAL FINANCIAL	KS	9,551,126	1,355,983	1,338,341	0.99	0.99	6.82	6.84	NASDAQ	141,279,239	1,945,415
CTUY	CENTURY NEXT FINANCIAL CORP	LA	474,940	50,451	45,812	1.14	1.14	11.33	11.34	OTC BB	1,660,692	51,980
HRGG	HERITAGE NOLA BANCORP	LA	121,622	18,468	18,082	0.57	0.57	3.72	3.72	OTC PINK	1,656,036	21,528
HFBL	HOME FED BANCORP OF LOUISIANA	LA	434,921	48,691	48,691	1.16	1.26	10.38	11.25	NASDAQ	1,854,900	61,675
HONE	HARBORONE BANCORP	MA	3,658,257	376,722	279,027	0.42	0.42	4.23	4.19	NASDAQ	32,560,136	609,851
HIFS	HINGHAM INSTITUTION FOR SAVINGS	MA	2,497,416	221,681	221,681	1.31	1.39	14.81	15.74	NASDAQ	2,132,750	422,306
MELR	MELROSE BANCORP	MA	322,295	34,232	34,232	0.53	0.39	4.63	3.46	NASDAQ	2,440,133	43,996
EBSB	MERIDIAN BANCORP	MA	6,281,628	686,388	663,247	0.98	0.98	8.70	8.64	NASDAQ	53,542,646	957,878
PVBC	PROVIDENT BANCORP	MA	998,134	120,299	120,299	1.00	0.98	8.19	8.09	NASDAQ	9,625,719	269,424
RNDB	RANDOLPH BANCORP	MA	614,869	67,816	59,610	(0.24)	(0.67)	(2.18)	(5.99)	NASDAQ	5,893,293	88,989
WEBK	WELLESLEY BANCORP	MA	909,308	74,284	74,189	0.81	0.80	9.77	9.73	NASDAQ	2,537,644	82,753
WNEB	WESTERN NEW ENGLAND BANCORP	MA	2,113,370	215,097	198,747	0.84	0.84	7.92	7.94	NASDAQ	26,953,429	251,745
MBCQ	MB BANCORP	MD	147,829	26,870	26,870	1.67	0.35	9.80	2.02	OTC BB	1,960,620	31,762
SVBI	SEVERN BANCORP	MD	881,209	118,015	117,281	1.14	1.14	8.84	8.82	NASDAQ	12,775,087	111,016
FBC	FLAGSTAR BANCORP	MI	19,444,871	1,573,886	1,114,430	1.01	0.96	12.26	11.69	NYSE	56,480,086	1,871,750
NWBB	NEW BANCORP	MI	119,785	15,422	14,232	0.89	0.87	7.06	6.96	OTC BB	653,850	18,308
SBT	STERLING BANCORP	MI	3,257,326	338,902	327,810	1.99	1.95	19.55	19.21	NASDAQ	51,870,853	517,152
STBI	STURGIS BANCORP	MI	441,207	42,120	34,944	1.10	1.10	11.63	11.55	OTC BB	2,103,991	47,045
HMNF	HMN FINANCIAL	MN	721,616	81,983	79,120	1.24	1.12	11.27	10.16	NASDAQ	4,842,146	101,685
REDW	REDWOOD FINANCIAL	MN	322,270	35,596	29,823	1.12	1.16	10.00	10.37	OTC PINK	438,551	41,662

120

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KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

CFDB	CENTRAL FED S&L ASSN OF ROLLA	MO	69,383	20,798	20,798	0.30	0.33	1.01	1.10	OTC PINK	1,592,920	20,708
NASB	NASB FINANCIAL	MO	2,275,568	244,577	229,360	1.51	1.53	13.48	13.70	OTC BB	7,384,851	299,456
QRRY	QUARRY CITY S&L ASSN	MO	53,524	8,807	8,561	0.19	0.11	1.19	0.70	OTC BB	407,691	5,744
ENFC	ENTEGRA FINANCIAL CORP	NC	1,668,416	185,823	155,763	0.91	0.95	8.51	8.86	NASDAQ	6,919,212	208,407
FCPB	FIRST CAPITAL BANCSHARES	NC	99,702	19,777	19,777	(0.32)	(0.42)	(1.43)	(1.85)	OTC PINK	563,728	3,450
KSBI	KS BANCORP	NC	396,600	37,121	37,121	1.08	1.07	11.97	11.94	OTC BB	1,107,776	28,880
LSFG	LIFESTORE FINANCIAL GROUP	NC	292,689	32,090	31,185	1.02	1.01	9.71	9.54	OTC PINK	1,050,000	34,650
UBNC	UNION BANK	NC	770,717	80,709	66,053	0.93	0.93	8.92	8.96	OTC PINK	5,980,610	87,736
EQFN	EQUITABLE FINANCIAL CORP	NE	323,431	32,209	29,274	0.83	0.73	7.88	6.94	NASDAQ	3,130,000	37,247
MCBK	MADISON COUNTY FINANCIAL	NE	409,573	71,685	69,004	1.38	1.34	7.93	7.71	OTC PINK	2,635,221	68,516
KRNY	KEARNY FINANCIAL CORP	NJ	6,658,751	1,158,111	941,422	0.62	0.62	3.39	3.39	NASDAQ	91,495,132	1,215,970
MSBF	MB BANCORP	NJ	568,042	62,520	62,520	0.80	0.80	7.68	7.68	NASDAQ	5,366,854	82,167
NFBK	NORTHFIELD BANCORP	NJ	4,555,447	679,548	640,055	0.88	0.87	5.80	5.76	NASDAQ	49,773,796	776,969
OCFC	OCEANFIRST FINANCIAL CORP	NJ	8,098,782	1,127,163	733,364	1.13	1.13	8.33	8.33	NASDAQ	51,233,944	1,273,164
ORIT	ORITANI FINANCIAL CORP	NJ	4,075,128	530,774	530,774	1.28	1.21	9.68	9.16	NASDAQ	45,080,139	799,722
PFS	PROVIDENT FINANCIAL SERVICES	NJ	9,802,614	1,373,961	956,273	1.25	1.24	9.03	8.97	NYSE	66,502,750	1,612,692
BCTF	BANCORP 34	NM	373,284	39,455	39,163	0.20	0.20	1.86	1.86	NASDAQ	3,356,155	51,886
CARV	CARVER BANCORP	NY	563,712	47,134	46,954	(1.59)	(1.09)	(19.72)	(13.50)	NASDAQ	3,698,864	11,097
DCOM	DIME COMMUNITY BANCSHARES	NY	6,475,302	606,275	549,351	0.76	0.76	7.92	7.93	NASDAQ	36,020,112	684,022
ESBK	ELMIRA SAVINGS BANK	NY	596,831	58,231	44,813	0.70	0.69	6.99	6.89	NASDAQ	3,480,000	55,854
FSBC	FSB COMMUNITY BANKSHARES	NY	324,997	29,867	29,083	0.16	0.16	1.78	1.75	NASDAQ	1,943,253	34,979
NYCB	NEW YORK COMMUNITY BANCORP	NY	52,131,045	6,629,070	4,202,206	0.80	0.79	6.16	6.05	NYSE	467,236,136	4,663,017
PCSB	PCSB FINANCIAL CORP	NY	1,523,131	208,671	202,217	0.62	0.61	4.58	4.53	NASDAQ	17,804,039	360,532
PDLB	PDL COMMUNITY BANCORP	NY	1,032,056	132,267	132,267	0.41	0.41	3.22	3.21	NASDAQ	18,449,162	263,639
SNNF	SENECA FIN CORP	NY	202,207	17,223	17,223	0.54	0.54	6.40	6.40	OTC PINK	1,978,923	17,810

121

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 4

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

SNNY	SUNNYSIDE BANCORP	NY	83,809	10,451	10,451	(0.06)	(0.08)	(0.45)	(0.65)	OTC BB	793,500	10,911
TRST	TRUSTCO BANK CORP NY	NY	5,155,247	501,718	501,165	1.23	1.21	12.62	12.46	NASDAQ	96,745,858	766,227
CNNB	CINCINNATI BANCORP	OH	205,364	22,361	20,840	0.35	0.35	3.18	3.12	OTC BB	1,816,329	25,429
CCSB	COMM SAVINGS BANCORP	OH	52,170	7,285	7,285	(1.35)	(1.76)	(9.42)	(12.28)	OTC BB	419,290	5,681
CIBN	COMMUNITY INVESTORS BANCORP	OH	163,195	13,760	13,221	0.63	0.67	7.29	7.72	OTC PINK	795,192	14,011
EFBI	EAGLE FIN BANCORP	OH	136,513	21,042	21,042	0.33	0.31	2.15	2.02	NASDAQ	1,642,758	25,956
FDEF	FIRST DEFIANCE FINANCIAL CORP	OH	3,221,249	395,789	283,130	1.47	1.47	11.68	11.71	NASDAQ	19,713,192	563,206
FNFI	FIRST NILES FINANCIAL	OH	99,424	12,042	12,042	0.32	0.28	2.76	2.42	OTC PINK	1,113,067	10,018
HLFN	HOME LOAN FINANCIAL CORP	OH	215,960	26,396	26,278	1.79	1.78	14.98	14.93	OTC BB	1,403,668	49,128
PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	113,248	14,915	14,915	0.74	0.69	5.66	5.25	OTC PINK	1,194,643	14,826
PFOH	PERPETUAL FEDERAL SAVINGS BANK	OH	392,015	74,617	74,617	1.61	1.55	8.67	8.37	OTC PINK	2,470,032	73,730
UCFC	UNITED COMMUNITY FINANCIAL CORP	OH	2,840,800	281,849	253,485	1.28	1.28	12.91	12.89	NASDAQ	48,852,688	467,520
VERF	VERSAILLES FINANCIAL CORP	OH	54,974	11,136	11,136	0.89	0.89	4.44	4.44	OTC BB	387,117	8,904
ESSA	ESSA BANCORP	PA	1,828,700	176,218	161,008	0.65	0.64	6.82	6.67	NASDAQ	11,408,935	173,986
HARL	HARLEYSVILLE SAVINGS FINANCIAL	PA	794,266	74,294	74,294	1.16	1.09	12.54	11.70	OTC PINK	3,771,050	87,865
NWBI	NORTHWEST BANCSHARES	PA	10,415,970	1,316,276	943,831	1.07	1.07	8.37	8.35	NASDAQ	106,220,030	1,870,535
PBIP	PRUDENTIAL BANCORP	PA	1,202,226	130,472	123,862	0.87	0.90	7.61	7.91	NASDAQ	8,931,400	168,982
QNTO	QUAINT OAK BANCORP	PA	280,019	29,013	28,037	0.86	0.86	9.15	9.15	OTC PINK	1,981,091	25,378
STND	STANDARD FINANCIAL CORP	PA	989,293	137,628	109,035	0.92	0.91	6.77	6.67	OTC BB	4,822,646	132,333
WVFC	WVS FINANCIAL CORP	PA	356,229	31,806	31,806	0.79	0.80	8.77	8.88	NASDAQ	1,943,796	34,016
FSGB	FIRST FEDERAL OF SOUTH CAROLINA	SC	95,697	8,431	8,040	0.87	(0.01)	10.00	(0.09)	OTC PINK	24,066,545	258,715
CASH	META FINANCIAL GROUP	SD	6,050,060	823,709	454,032	1.13	1.10	9.08	8.80	NASDAQ	39,450,938	1,106,599
SFBK	SFB BANCORP	TN	68,276	9,994	9,831	0.50	0.48	3.42	3.29	OTC PINK	256,873	8,117
UNTN	UNITED TENNESSEE BANKSHARES	TN	210,097	22,287	22,287	0.88	0.87	8.44	8.36	OTC PINK	851,709	18,567
STXB	SPIRIT OF TEXAS BANCSHARES	TX	1,475,535	178,558	148,614	1.15	1.06	10.27	9.48	NASDAQ	12,195,891	274,408

122

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 5

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

TBK	TRIUMPH BANCORP	TX	4,529,781	646,215	449,200	1.25	1.26	8.69	8.77	NASDAQ	26,709,411	775,908
FSBW	FS BANCORP	WA	1,625,690	188,805	169,855	1.86	1.32	16.15	11.43	NASDAQ	4,489,042	232,847
RVSB	RIVERVIEW BANCORP	WA	1,155,539	155,041	126,749	1.60	1.55	12.58	12.19	NASDAQ	22,607,712	193,070
TSBK	TIMBERLAND BANCORP	WA	1,237,704	159,403	139,686	1.88	1.86	15.10	15.01	NASDAQ	8,336,419	249,092
HWIS	HOME BANCORP WISCONSIN	WI	150,877	11,071	11,071	0.21	0.15	2.86	1.98	OTC PINK	899,190	8,767
WSBF	WATERSTONE FINANCIAL	WI	1,925,470	384,468	383,616	1.59	1.50	7.62	7.19	NASDAQ	28,004,135	477,751
WBBW	WESTBURY BANCORP	WI	823,841	79,512	78,931	0.77	0.78	8.23	8.36	OTC BB	3,382,678	84,905

123

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 6

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

	ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
	Total	Total	Total		Core		Core		Number of	Mkt. Value
	Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

ALL INSTITUTIONS
AVERAGE	2,345,028	282,114	221,651	1.00	0.98	8.35	8.17		19,352,994	341,787
MEDIAN	596,831	71,685	66,053	0.86	0.80	7.92	7.70		3,382,678	82,167
HIGH	52,131,045	6,629,070	4,202,206	1.99	1.95	19.55	19.21		467,236,136	4,663,017
LOW	52,170	7,285	7,285	(1.59)	(1.76)	(19.72)	(13.50)		256,873	1,492

AVERAGE FOR STATE
OH	681,356	80,108	67,090	1.29	1.29	10.92	10.87		7,255,271	114,401

AVERAGE BY REGION
MID-ATLANTIC	3,927,433	547,647	418,115	1.07	1.05	7.85	7.70		32,274,674	661,920
MIDWEST	1,149,206	115,480	97,124	1.13	1.09	11.13	10.72		7,292,445	165,843
NORTH CENTRAL	1,990,455	269,459	227,750	1.10	1.08	8.16	8.06		20,372,310	364,796
NORTHEAST	4,725,632	546,694	406,444	0.80	0.79	6.77	6.70		42,349,555	562,477
SOUTHEAST	409,473	45,100	39,970	0.88	0.87	8.16	8.07		4,610,887	72,243
SOUTHWEST	1,235,014	163,640	124,927	1.15	1.15	8.73	8.71		7,905,514	206,231
WEST	2,227,319	237,216	213,059	1.42	1.36	13.15	12.58		16,101,097	339,911

AVERAGE BY EXCHANGE
NYSE	23,063,523	2,654,101	1,791,491	0.97	0.96	8.25	8.12		162,876,087	2,454,371
NASDAQ	2,666,419	331,344	276,680	1.03	1.01	8.39	8.20		24,582,382	446,316
OTC	422,340	47,613	44,156	1.02	0.99	9.08	8.83		2,047,935	50,434
OTC PINK	265,118	32,111	30,775	0.93	0.88	7.72	7.29		2,631,396	74,486

124

EXHIBIT 34

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RECENT STANDARD CONVERSIONS

PRICE CHANGES FROM IPO DATE

September 30, 2017 through August 12, 2019

				Percentage Price Change
				From Initial Trading Date
		Conversion		One	One	One	Through
Company Name	Ticker	Date	Exchange	Day	Week	Month	8/12/2019

Seneca Financial	SNNF	10/12/2017	OTC MKT	18.00	(8.50)	(10.00)	(8.70)
SSB Bancorp	SSBP	1/26/2018	OTC MKT	(5.50)	(7.50)	(4.00)	(15.20)
Columbia Financial	CLBK	4/20/2018	NASDAQ	54.20	66.30	70.70	55.40
CBM Bancorp	CBMB	9/28/2018	NASDAQ	28.00	26.30	22.00	36.50
1895 Bancorp of Wisconsin	BCOW	1/09/2019	NASDAQ	(4.00)	(1.80)	(5.20)	(5.00)
Eureka Homestead Bancorp	ERKH	7/10/2019	OTC MKT	21.00	21.00	22.00	22.00

		AVERAGE		15.12%	12.47%	12.25%	10.50%
		MEDIAN		19.50	9.60	9.00	8.50
		HIGH		54.20	66.30	70.70	55.40
		LOW		(5.50)	(8.50)	(10.00)	(15.20)

125

EXHIBIT 35

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RECENT ACQUISITIONS AND PENDING ACQUISITIONS

COUNTY, CITY OR MARKET AREA OF CINCINNATI FEDERAL

NONE

(that were potential comparable group candidates)

126

EXHIBIT 36

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

Most Recent Quarter

General Parameters:

Regions: Mid-Atlantic, MIdwest, North Central and Northeast

Asset size: < $1.3 Billion

Stock trades on NASDAQ, NYSE or NYSE Market

No Recent Acquisition Announcement

								Total
				Cash &		1-4 Fam.	Total Net	Net Loans	Borrowed
			Total	Securities/	MBS/	Loans/	Loans/	& MBS/	Funds/	Equity/
			Assets	Assets	Assets	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	CINCINNATI BANCORP	OH	206,334	5.50	0.21	56.23	87.38	87.58	20.02	11.30

	DEFINED PARAMETERS FOR						22.00-	55.00-		8.00-
	INCLUSION IN COMPARABLE GROUP		< 1,300,000	< 48.00	< 31.00	< 70.00	90.00	90.00	< 50.00	16.00

WCFB	WCF BANCORP	IA	128,000	35.95	16.89	48.15	55.86	72.75	12.87	15.03
IROQ	IF BANCORP	IL	662,525	21.13	14.79	19.86	74.34	81.98	8.55	11.10
FCAP	FIRST CAPITAL	IN	809,766	38.78	15.25	16.17	55.37	59.83	0.11	10.16
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	1,126,454	20.83	3.26	21.07	63.37	66.63	14.29	10.60
MELR	MELROSE BANCORP	MA	322,295	11.49	0.00	64.90	82.94	82.94	10.56	10.62
PVBC	PROVIDENT BANCORP	MA	998,134	7.30	3.21	10.10	86.09	87.02	8.40	12.05
RNDB	RANDOLPH BANCORP	MA	614,869	9.54	6.24	54.88	71.45	73.45	14.30	11.03
WEBK	WELLESLEY BANCORP	MA	909,308	11.05	1.63	54.21	85.63	86.56	7.83	8.17
SVBI	SEVERN BANCORP	MD	881,209	19.14	2.70	35.79	74.70	77.40	5.40	13.39
HMNF	HMN FINANCIAL	MN	721,616	13.22	1.07	20.79	82.62	82.65	0.00	11.36
EQFN	EQUITABLE FINANCIAL CORP	NE	323,431	7.43	0.11	22.17	87.80	87.85	1.85	9.96
MSBF	MB BANCORP	NJ	568,042	8.41	3.77	26.95	86.16	89.94	11.66	11.01
CARV	CARVER BANCORP	NY	563,712	21.93	9.25	22.03	75.25	84.50	1.42	8.36
ESBK	ELMIRA SAVINGS BANK	NY	596,831	8.45	2.01	51.24	81.12	81.14	5.25	9.76
FSBC	FSB COMMUNITY BANKSHARES	NY	324,997	8.81	1.77	69.35	86.13	86.18	20.12	9.19
PDLB	PDL COMMUNITY BANCORP	NY	1,032,056	6.18	0.14	38.47	89.64	89.70	4.91	12.82
EFBI	EAGLE FIN BANCORP	OH	136,513	7.19	0.00	60.05	80.42	80.42	0.00	15.41
PBIP	PRUDENTIAL BANCORP	PA	1,202,226	46.29	26.22	24.69	48.37	74.59	18.72	10.85
WVFC	WVS FINANCIAL CORP	PA	356,229	71.14	30.67	22.41	24.94	55.61	48.26	8.93

127

EXHIBIT 37

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS

Most Recent Four Quarters

General Parameters:

Regions: Mid-Atlantic, MIdwest, North Central and Northeast

Asset size: < $1.3 Billion

Stock trades on NASDAQ, NYSE or NYSE Market

No Recent Acquisition Announcement

				OPERATING PERFORMANCE					ASSET QUALITY
						Net	Operating	Noninterest
			Total	Core	Core	Interest	Expenses/	Income/	NPA/	REO/	Reserves/
			Assets	ROAA	ROAE	Margin (2)	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	CINCINNATI BANCORP	OH	206,334	0.31	2.75	3.04	4.11	2.54	0.15	0.00	0.68

	DEFINED PARAMETERS FOR					2.00-	1.00-
	INCLUSION IN COMPARABLE GROUP		< 1,300,000	< 1.15	< 11.00	4.10	4.15	< 2.60	< 1.20	< 0.25	> 0.10

WCFB	WCF BANCORP	IA	128,000	(0.09)	(0.57)	2.69	2.67	0.40	0.69	0.33	0.41
IROQ	IF BANCORP	IL	662,525	0.47	4.26	2.72	2.53	0.62	0.39	0.24	0.96
FCAP	FIRST CAPITAL	IN	809,766	1.13	11.52	3.76	2.76	0.81	0.81	0.37	0.54
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	1,126,454	1.21	11.99	3.79	3.79	1.84	0.64	0.17	0.88
MELR	MELROSE BANCORP	MA	322,295	0.39	3.46	2.36	1.68	0.08	0.11	0.00	0.42
PVBC	PROVIDENT BANCORP	MA	998,134	0.98	8.09	4.17	2.61	0.44	0.98	0.17	1.19
RNDB	RANDOLPH BANCORP	MA	614,869	(0.67)	(5.99)	2.96	5.30	2.40	0.48	0.01	0.70
WEBK	WELLESLEY BANCORP	MA	909,308	0.80	9.73	2.96	1.99	0.30	0.12	0.00	0.77
SVBI	SEVERN BANCORP	MD	881,209	1.14	8.82	3.48	2.82	0.77	0.61	0.18	0.91
HMNF	HMN FINANCIAL	MN	721,616	1.12	10.16	4.06	3.29	0.94	0.41	0.06	1.20
EQFN	EQUITABLE FINANCIAL CORP	NE	323,431	0.73	6.94	3.53	3.05	0.93	1.16	0.07	1.33
MSBF	MB BANCORP	NJ	568,042	0.80	7.68	3.25	2.15	0.14	0.68	0.00	1.00
CARV	CARVER BANCORP	NY	563,712	(1.09)	(13.50)	2.96	4.76	0.05	1.97	0.07	0.82
ESBK	ELMIRA SAVINGS BANK	NY	596,831	0.69	6.89	3.12	2.61	0.75	0.85	0.03	0.74
FSBC	FSB COMMUNITY BANKSHARES	NY	324,997	0.16	1.75	2.81	3.11	0.63	0.11	0.00	0.50
PDLB	PDL COMMUNITY BANCORP	NY	1,032,056	0.41	3.21	3.72	3.20	0.29	0.77	0.00	1.21
EFBI	EAGLE FIN BANCORP	OH	136,513	0.31	2.02	3.55	3.97	1.22	0.26	0.00	0.84
PBIP	PRUDENTIAL BANCORP	PA	1,202,226	0.90	7.91	2.20	1.30	0.25	1.16	0.04	0.43
WVFC	WVS FINANCIAL CORP	PA	356,229	0.80	8.88	2.07	1.04	0.13	0.06	0.00	0.14

128

EXHIBIT 38

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

FINAL COMPARABLE GROUP

BALANCE SHEET RATIOS

Most Recent Quarter

								Total
				Cash &		1-4 Fam.	Total Net	Net Loans	Borrowed
			Total	Securities/	MBS/	Loans/	Loans/	& MBS/	Funds/	Equity/
			Assets	Assets	Assets	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	CINCINNATI BANCORP	OH	206,334	5.50	0.21	56.23	87.38	87.58	20.02	11.30

	DEFINED PARAMETERS FOR						22.00-	55.00-		8.00-
	INCLUSION IN COMPARABLE GROUP		< 1,300,000	< 48.00	< 31.00	< 70.00	90.00	90.00	< 50.00	16.00

EFBI	EAGLE FIN BANCORP	OH	136,513	7.19	0.00	60.05	80.42	80.42	0.00	15.41
EQFN	EQUITABLE FINANCIAL CORP	NE	323,431	7.32	0.11	22.17	87.80	98.77	1.85	9.96
FSBC	FSB COMMUNITY BANKSHARES	NY	324,997	7.03	1.77	69.35	86.13	263.58	20.12	9.19
WVFC	WVS FINANCIAL CORP	PA	356,229	40.47	30.67	22.41	24.94	3,092.35	48.26	8.93
ESBK	ELMIRA SAVINGS BANK	NY	596,831	6.44	2.01	51.24	81.12	281.81	5.25	9.76
IROQ	IF BANCORP	IL	662,525	6.34	14.79	19.86	74.34	1,553.62	8.55	11.10
HMNF	HMN FINANCIAL	MN	721,616	12.15	1.07	20.79	82.62	189.92	0.00	11.36
SVBI	SEVERN BANCORP	MD	881,209	16.44	2.70	35.79	74.70	344.91	5.40	13.39
WEBK	WELLESLEY BANCORP	MA	909,308	9.41	1.63	54.21	85.63	248.81	7.83	8.17
PBIP	PRUDENTIAL BANCORP	PA	1,202,226	20.07	26.22	24.69	48.37	2,670.38	18.72	10.85

		AVERAGE	611,489	13.29	8.10	38.06	72.61	882.46	11.60	10.81
		MEDIAN	629,678	8.37	1.89	30.24	80.77	272.70	6.61	10.41
		HIGH	1,202,226	40.47	30.67	69.35	87.80	3,092.35	48.26	15.41
		LOW	136,513	6.34	0.00	19.86	24.94	80.42	0.00	8.17

129

EXHIBIT 39

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

FINAL COMPARABLE GROUP

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

				OPERATING PERFORMANCE					ASSET QUALITY
						Net	Operating	Noninterest
			Total	Core	Core	Interest	Expenses/	Income/	NPA/	REO/	Reserves/
			Assets	ROAA	ROAE	Margin	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	CINCINNATI BANCORP	OH	206,334	0.31	2.75	3.04	4.11	2.54	0.15	0.00	0.68

	DEFINED PARAMETERS FOR					2.00-	1.00-
	INCLUSION IN COMPARABLE GROUP		< 1,300,000	< 1.15	< 11.00	4.10	4.15	< 2.60	< 1.20	< 0.25	> 0.10

EFBI	EAGLE FIN BANCORP	OH	136,513	0.31	2.02	3.55	3.97	1.22	0.26	0.00	0.84
EQFN	EQUITABLE FINANCIAL CORP	NE	323,431	0.73	6.94	3.53	3.05	0.93	1.16	0.07	1.33
FSBC	FSB COMMUNITY BANKSHARES	NY	324,997	0.16	1.75	2.81	3.11	0.63	0.11	0.00	0.50
WVFC	WVS FINANCIAL CORP	PA	356,229	0.80	8.88	2.07	1.04	0.13	0.06	0.00	0.14
ESBK	ELMIRA SAVINGS BANK	NY	596,831	0.69	6.89	3.12	2.61	0.75	0.85	0.03	0.74
IROQ	IF BANCORP	IL	662,525	0.47	4.26	2.72	2.53	0.62	0.39	0.24	0.96
HMNF	HMN FINANCIAL	MN	721,616	1.12	10.16	4.06	3.29	0.94	0.41	0.06	1.20
SVBI	SEVERN BANCORP	MD	881,209	1.14	8.82	3.48	2.82	0.77	0.61	0.18	0.91
WEBK	WELLESLEY BANCORP	MA	909,308	0.80	9.73	2.96	1.99	0.30	0.12	0.00	0.77
PBIP	PRUDENTIAL BANCORP	PA	1,202,226	0.90	7.91	2.20	1.30	0.25	1.16	0.04	0.43

		AVERAGE	611,489	0.71	6.74	3.05	2.57	0.65	0.51	0.06	0.78
		MEDIAN	629,678	0.77	7.43	3.04	2.72	0.69	0.40	0.04	0.81
		HIGH	1,202,226	1.14	10.16	4.06	3.97	1.22	1.16	0.24	1.33
		LOW	136,513	0.16	1.75	2.07	1.04	0.13	0.06	0.00	0.14

130

EXHIBIT 40

KELLER & COMPANY

Dublin, Ohio

614-766-1426

COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS

						Most Recent Quarter
								Total	Goodwill
				Number		Total	Int. Earning	Net	and	Total	Total
				of		Assets	Assets	Loans	Intang.	Deposits	Equity
				Offices	Exchange	($000)	($000)	($000)	($000)	($000)	($000)

SUBJECT

CINCINNATI BANCORP		CINCINNATI	OH	6	OTC PINK	206,334	191,039	176,160	221	138,656	23,311

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	CINCINNATI	OH	3	NASDAQ	136,513	124,050	113,316	0	112,037	21,042
ESBK	ELMIRA SAVINGS BANK	ELMIRA	NY	13	NASDAQ	596,831	512,980	478,077	13,418	500,727	58,231
EQFN	EQUITABLE FINANCIAL CORP	GRAND ISLAND	NE	6	NASDAQ	323,431	298,702	271,775	2,935	281,510	32,209
FSBC	FSB COMMUNITY BANKSHARES	FAIRPORT	NY	5	NASDAQ	324,997	304,108	281,748	784	225,408	29,867
HMNF	HMN FINANCIAL	ROCHESTER	MN	14	NASDAQ	721,616	702,696	586,628	2,863	632,721	81,983
IROQ	IF BANCORP	WATSEKA	IL	8	NASDAQ	662,525	614,398	494,162	861	523,409	73,513
PBIP	PRUDENTIAL BANCORP	PHILADELPHIA	PA	10	NASDAQ	1,202,226	1,014,341	588,511	6,610	829,843	130,472
SVBI	SEVERN BANCORP	ANNAPOLIS	MD	6	NASDAQ	881,209	803,116	672,292	734	713,275	118,015
WEBK	WELLESLEY BANCORP	WELLESLEY	MA	6	NASDAQ	909,308	838,939	737,061	95	751,155	74,284
WVFC	WVS FINANCIAL CORP	PITTSBURGH	PA	6	NASDAQ	356,229	340,391	88,405	0	149,587	31,806

	Average			8		611,489	555,372	431,198	2,830	471,967	65,142
	Median			6		629,678	563,689	486,120	823	512,068	65,872
	High			14		1,202,226	1,014,341	737,061	13,418	829,843	130,472
	Low			3		136,513	124,050	88,405	0	112,037	21,042

131

EXHIBIT 41

KELLER & COMPANY

Dublin, Ohio

614-766-1426

BALANCE SHEET

ASSET COMPOSITION - MOST RECENT QUARTER

			As a Percent of Total Assets
							Repo-			Interest	Interest	Capitalized
		Total	Cash &		Net	Loan Loss	sessed	Goodwill	Non-Perf.	Earning	Bearing	Loan
		Assets	Invest.	MBS	Loans	Reserves	Assets	& Intang.	Assets	Assets	Liabilities	Servicing
		($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

SUBJECT
CINCINNATI BANCORP		206,334	5.50	0.21	87.38	0.68	0.00	0.11	0.15	92.59	87.22	0.68

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	136,513	7.19	0.00	85.66	0.84	0.00	0.00	0.26	92.52	77.47	0.00
EQFN	EQUITABLE FINANCIAL CORP	323,431	7.32	0.11	89.33	1.33	0.07	0.91	1.09	94.71	76.13	0.29
FSBC	FSB COMMUNITY BANKSHARES	324,997	7.03	1.77	86.84	0.50	0.00	0.24	0.11	95.19	86.31	0.24
WVFC	WVS FINANCIAL CORP	356,229	40.47	30.67	25.08	0.14	0.00	0.00	0.06	95.55	84.00	0.00
ESBK	ELMIRA SAVINGS BANK	596,831	6.44	2.01	82.14	0.74	0.03	2.25	0.82	89.45	76.23	0.18
IROQ	IF BANCORP	662,525	6.34	14.79	75.30	0.96	0.24	0.13	0.15	95.93	83.67	0.13
HMNF	HMN FINANCIAL	721,616	12.15	1.07	84.72	1.20	0.06	0.40	0.35	96.67	64.97	0.25
SVBI	SEVERN BANCORP	881,209	16.44	2.70	77.13	0.91	0.18	0.08	0.43	95.90	72.97	0.05
WEBK	WELLESLEY BANCORP	909,308	9.41	1.63	86.40	0.77	0.00	0.01	0.12	96.72	76.46	0.01
PBIP	PRUDENTIAL BANCORP	1,202,226	20.07	26.22	48.81	0.43	0.04	0.55	1.12	94.85	86.55	0.00

	Average	611,489	13.29	8.10	74.14	0.78	0.06	0.46	0.45	94.75	78.48	0.12
	Median	629,678	8.37	1.89	83.43	0.81	0.04	0.19	0.31	95.37	76.97	0.09
	High	1,202,226	40.47	30.67	89.33	1.33	0.24	2.25	1.12	96.72	86.55	0.29
	Low	136,513	6.34	0.00	25.08	0.14	0.00	0.00	0.06	89.45	64.97	0.00

ALL THRIFTS (107)
	Average	2,345,028	11.28	6.92	75.50	0.70	0.09	0.87	0.49	93.32	76.07	0.13

MIDWEST THRIFTS (37)
	Average	1,149,206	12.61	6.17	74.27	0.73	0.13	0.52	0.53	92.80	76.90	0.18

OHIO THRIFTS (10)
	Average	966,729	9.16	5.00	80.10	0.79	0.03	0.04	0.15	93.38	78.38	0.03

132

EXHIBIT 42

KELLER & COMPANY

Dublin, Ohio

614-766-1426

BALANCE SHEET COMPARISON

LIABILITIES AND EQUITY - MOST RECENT QUARTER

				As a Percent of Assets
									Acc. Other				Total
		Total	Total	Total	Total	Other	Preferred	Common	Compr.	Retained	Total	Tier 1	Risk-Based
		Liabilities	Equity	Deposits	Borrowings	Liabilities	Equity	Equity	Income	Earnings	Equity	Leverage	Capital
		($000)	($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

SUBJECT

CINCINNATI BANCORP		183,023	23,311	67.20	20.02	1.48	0.00	11.30	(0.13)	7.96	11.30	11.08	16.51

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	115,471	21,042	82.07	0.00	2.52	0.00	15.41	0.00	10.85	15.41	15.43	17.15
EQFN	EQUITABLE FINANCIAL CORP	291,222	32,209	87.04	1.85	1.15	0.00	9.96	(0.00)	5.42	9.96	9.80	11.56
FSBC	FSB COMMUNITY BANKSHARES	295,130	29,867	69.36	20.12	1.33	0.00	9.19	(0.04)	5.90	9.19	9.12	15.73
WVFC	WVS FINANCIAL CORP	324,423	31,806	41.99	48.26	0.82	0.00	8.93	(0.11)	8.09	8.93	9.16	17.18
ESBK	ELMIRA SAVINGS BANK	538,600	58,231	83.90	5.24	1.11	0.00	9.76	(0.01)	0.55	9.76	8.40	12.82
IROQ	IF BANCORP	589,012	73,513	79.00	8.89	1.01	0.00	11.10	(0.10)	7.90	11.10	11.09	15.93
HMNF	HMN FINANCIAL	639,633	81,983	87.68	0.00	0.96	0.00	11.36	(0.08)	3.74	11.36	11.27	14.31
SVBI	SEVERN BANCORP	763,194	118,015	80.94	5.40	0.26	0.00	13.39	(0.01)	7.75	13.39	12.71	19.19
WEBK	WELLESLEY BANCORP	835,025	74,284	82.61	7.83	1.39	0.00	8.17	0.01	5.55	8.17	8.37	11.61
PBIP	PRUDENTIAL BANCORP	1,071,754	130,472	69.03	18.72	1.40	0.00	10.85	(0.38)	2.67	10.85	11.06	19.73

	Average	546,346	65,142	76.36	11.63	1.20	0.00	10.81	(0.07)	5.84	10.81	10.64	15.52
	Median	563,806	65,872	81.51	6.61	1.13	0.00	10.41	(0.02)	5.73	10.41	10.43	15.83
	High	1,071,754	130,472	87.68	48.26	2.52	0.00	15.41	0.01	10.85	15.41	15.43	19.73
	Low	115,471	21,042	41.99	0.00	0.26	0.00	8.17	(0.38)	0.55	8.17	8.37	11.56

ALL THRIFTS (107)
	Average	2,062,913	282,114	77.72	9.25	0.96	0.01	11.73	(0.10)	5.78	11.81	11.42	18.11

MIDWEST THRIFTS (37)
	Average	1,033,727	115,480	79.23	8.23	0.90	0.00	11.58	(0.08)	6.02	11.58	11.33	18.67

OHIO THRIFTS (10)
	Average	601,247	80,108	76.39	9.29	0.80	0.00	13.43	(0.10)	8.87	13.43	13.40	21.37

133

EXHIBIT 43

KELLER & COMPANY

Dublin, Ohio

614-766-1426

INCOME AND EXPENSE COMPARISON

TRAILING FOUR QUARTERS

($000)

									Net
				Net		Gain	Total	Total	Income
		Interest	Interest	Interest	Provision	(Loss)	Non-Int.	Non-Int.	Before	Income	Net	Core
		Income	Expense	Income	for Loss	on Sale	Income	Expense	Taxes	Taxes	Income	Income

SUBJECT

CINCINNATI BANCORP		7,900	2,485	5,415	15	0	4,870	7,893	2,378	129	2,249	593

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	5,105	739	4,366	99	0	1,678	5,298	613	131	165,240	168,137
EQFN	EQUITABLE FINANCIAL CORP	12,416	2,170	10,246	27	0	2,702	9,386	3,349	951	12,801	12,475
FSBC	FSB COMMUNITY BANKSHARES	12,932	3,721	9,211	300	0	2,305	10,327	631	32	6,035	6,057
WVFC	WVS FINANCIAL CORP	10,972	3,691	7,281	72	(7)	458	3,712	3,594	941	2,540	2,540
ESBK	ELMIRA SAVINGS BANK	21,078	4,330	16,748	367	0	4,621	15,597	5,227	988	4,035	3,977
IROQ	IF BANCORP	24,733	6,525	18,208	793	0	4,266	16,541	4,402	1,148	34,424	31,394
HMNF	HMN FINANCIAL	30,445	2,080	28,365	(649)	0	6,860	23,849	11,836	3,036	904	952
SVBI	SEVERN BANCORP	37,595	7,285	30,310	(300)	0	6,426	24,310	12,418	3,102	4,165	4,490
WEBK	WELLESLEY BANCORP	33,638	7,604	26,034	585	0	2,621	17,578	9,751	2,658	3,315	3,261
PBIP	PRUDENTIAL BANCORP	36,815	10,721	26,094	600	(376)	3,080	15,298	11,398	1,991	77,140	59,659

	Average	22,573	4,887	17,686	189	(38)	3,502	14,190	6,322	1,498	31,060	29,294
	Median	22,906	4,026	17,478	200	0	2,891	15,448	4,815	1,068	5,100	5,274
	High	37,595	10,721	30,310	793	0	6,860	24,310	12,418	3,102	165,240	168,137
	Low	5,105	739	4,366	(649)	(376)	458	3,712	613	32	904	952

ALL THRIFTS (107)
	Average	21,483	4,031	17,252	189	0	3,057	15,597	6,861	1,281	11,831	12,152

MIDWEST THRIFTS (37)
	Average	44,448	10,104	34,344	130	59	19,731	38,063	15,842	3,341	165,523	163,438

OHIO THRIFTS (10)
	Average	27,122	4,670	22,452	327	20	6,207	17,438	10,674	2,059	316,237	318,981

134

EXHIBIT 44

KELLER & COMPANY

Dublin, Ohio

614-766-1426

INCOME AND EXPENSE COMPARISON

AS A PERCENTAGE OF AVERAGE ASSETS

									Net
				Net		Gain	Total	Total	Income
		Interest	Interest	Interest	Provision	(Loss)	Non-Int.	Non-Int.	Before	Income	Net	Core
		Income	Expense	Income	for Loss	on Sale	Income	Expense	Taxes	Taxes	Income	Income
SUBJECT

CINCINNATI BANCORP		4.12	1.29	2.82	0.01	0.00	2.54	4.11	1.24	0.07	1.17	0.31

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	3.75	0.54	3.21	0.07	0.00	1.23	3.89	0.45	0.10	0.33	0.31
EQFN	EQUITABLE FINANCIAL CORP	4.18	0.73	3.45	0.01	0.00	0.91	3.16	1.13	0.32	0.83	0.73
FSBC	FSB COMMUNITY BANKSHARES	3.98	1.15	2.84	0.09	0.00	0.71	3.18	0.19	0.01	0.16	0.16
WVFC	WVS FINANCIAL CORP	3.12	1.05	2.07	0.02	(0.00)	0.13	1.06	1.02	0.27	0.79	0.80
ESBK	ELMIRA SAVINGS BANK	3.63	0.75	2.89	0.06	0.00	0.80	2.69	0.90	0.17	0.70	0.69
IROQ	IF BANCORP	3.77	1.00	2.78	0.12	0.00	0.65	2.52	0.67	0.18	0.47	0.47
HMNF	HMN FINANCIAL	4.20	0.29	3.92	(0.09)	0.00	0.95	3.29	1.63	0.42	1.24	1.12
SVBI	SEVERN BANCORP	4.23	0.82	3.41	(0.03)	0.00	0.72	2.74	1.40	0.35	1.14	1.14
WEBK	WELLESLEY BANCORP	3.91	0.88	3.02	0.07	0.00	0.30	2.04	1.13	0.31	0.81	0.80
PBIP	PRUDENTIAL BANCORP	3.33	0.97	2.36	0.05	(0.03)	0.28	1.38	1.03	0.18	0.87	0.90

	Average	3.81	0.82	2.99	0.04	(0.00)	0.67	2.59	0.96	0.23	0.73	0.71
	Median	3.84	0.85	2.95	0.06	0.00	0.72	2.71	1.03	0.22	0.80	0.76
	High	4.23	1.15	3.92	0.12	0.00	1.23	3.89	1.63	0.42	1.24	1.14
	Low	3.12	0.29	2.07	(0.09)	(0.03)	0.13	1.06	0.19	0.01	0.16	0.16

ALL THRIFTS (107)
	Average	3.97	0.76	3.21	0.07	0.00	0.76	2.87	0.99	0.20	1.00	0.98

MIDWEST THRIFTS (37)
	Average	3.91	0.70	3.21	0.05	0.00	0.91	3.13	0.87	0.19	1.13	1.09

OHIO THRIFTS (10)
	Average	3.99	0.69	3.30	0.04	0.00	0.69	3.02	0.90	0.18	1.29	1.29

135

EXHIBIT 45

KELLER & COMPANY

Dublin, Ohio

614-766-1426

YIELDS, COSTS AND EARNINGS RATIOS

TRAILING FOUR QUARTERS

		Yield on	Cost of	Net	Net
		Int. Earning	Int. Bearing	Interest	Interest			Core	Core
		Assets	Liabilities	Spread	Margin *	ROAA	ROAE	ROAA	ROAE
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

SUBJECT
CINCINNATI BANCORP		4.43	1.74	2.69	3.04	1.17	10.45	0.31	2.75

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	4.27	0.76	3.50	3.59	0.33	2.15	0.31	2.02
EQFN	EQUITABLE FINANCIAL CORP	4.35	0.98	3.37	3.45	0.83	7.88	0.73	6.94
FSBC	FSB COMMUNITY BANKSHARES	4.34	1.96	2.38	2.92	0.16	1.78	0.16	1.75
WVFC	WVS FINANCIAL CORP	3.42	3.11	0.31	2.08	0.79	8.77	0.80	8.88
ESBK	ELMIRA SAVINGS BANK	4.19	1.04	3.15	3.22	0.70	6.99	0.69	6.89
IROQ	IF BANCORP	4.19	1.61	2.58	2.87	0.47	4.29	0.47	4.26
HMNF	HMN FINANCIAL	4.42	0.39	4.03	4.07	1.24	11.27	1.12	10.16
SVBI	SEVERN BANCORP	4.89	1.24	3.65	3.88	1.14	8.84	1.14	8.82
WEBK	WELLESLEY BANCORP	4.20	1.37	2.83	3.06	0.81	9.77	0.80	9.73
PBIP	PRUDENTIAL BANCORP	3.90	1.97	1.93	2.43	0.87	7.61	0.90	7.91

	Average	4.22	1.44	2.77	3.16	0.73	6.94	0.71	6.74
	Median	4.23	1.30	2.99	3.14	0.80	7.75	0.77	7.43
	High	4.89	3.11	4.03	4.07	1.24	11.27	1.14	10.16
	Low	3.42	0.39	0.31	2.08	0.16	1.78	0.16	1.75

ALL THRIFTS (107)
	Average	4.40	1.17	3.23	3.47	1.00	8.35	0.98	8.17

MIDWEST THRIFTS (37)
	Average	4.34	1.05	3.28	3.47	1.13	11.13	1.09	10.72

OHIO THRIFTS (10)
	Average	4.19	1.29	2.90	3.26	1.29	7.61	1.23	7.26

*	Based on average interest-earning assets.

136

EXHIBIT 46

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RESERVES AND SUPPLEMENTAL DATA

		RESERVES AND SUPPLEMENTAL DATA
				Net
		Reserves/		Chargeoffs/	Provisions/
		Gross	Reserves/	Average	Net	Effective
		Loans	NPA	Loans	Chargeoffs	Tax Rate
		(%)	(%)	(%)	(%)	(%)

SUBJECT

CINCINNATI BANCORP		0.77	462.17	0.00	NA	5.43

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	0.95	324.51	0.12	75.00	24.49
EQFN	EQUITABLE FINANCIAL CORP	1.46	121.51	0.13	16.71	27.06
FSBC	FSB COMMUNITY BANKSHARES	0.58	470.11	0.00	NM	2.23
WVFC	WVS FINANCIAL CORP	0.57	222.71	0.00	NM	26.05
ESBK	ELMIRA SAVINGS BANK	0.89	89.71	0.11	90.85	17.84
IROQ	IF BANCORP	1.26	624.07	0.01	1,064.29	27.32
HMNF	HMN FINANCIAL	1.39	342.94	(0.01)	1,212.20	25.59
SVBI	SEVERN BANCORP	1.16	212.09	(0.03)	138.89	24.33
WEBK	WELLESLEY BANCORP	0.88	618.62	0.00	NM	27.16
PBIP	PRUDENTIAL BANCORP	0.88	38.68	0.01	714.29	15.40

	Average	1.00	306.50	0.03	473.17	21.75
	Median	0.92	273.61	0.01	138.89	25.04
	High	1.46	624.07	0.13	1,212.20	27.32
	Low	0.57	38.68	(0.03)	16.71	2.23

ALL THRIFTS (107)
	Average	0.89	146.94	0.04	312.81	20.72

MIDWEST THRIFTS (37)
	Average	0.93	132.14	0.04	789.06	18.87

OHIO THRIFTS (10)
	Average	0.90	196.36	0.01	189.48	20.77

137

EXHIBIT 47

KELLER & COMPANY

Columbus, Ohio

614-766-1426

VALUATION ANALYSIS AND CALCULATION - SECOND STAGE OFFERING

Cincinnati Federal

Pricing ratios and parameters:

		Midpoint	Comparable Group		All Thrifts
Pro Forma	Symbol	Ratios	Average	Median	Average	Median
Price to earnings (X)	P/E	9.81	23.51	13.74	15.86	13.84
Price to core earnings (X)	P/CE	39.83	24.25	13.75	15.20	13.45
Price to book value	P/B	68.06%	107.47	108.52	112.11	112.89
Price to tangible book value	P/TB	68.52%	112.71	112.39	128.07	123.41
Price to assets	P/A	10.41%	11.67	11.59	16.22	13.27

Pre conversion earnings	(Y)	$2,249,000	For the twelve months ended June 30, 2019
Pre conversion core earnings	(CY)	$593,000	For the twelve months ended June 30, 2019
Pre conversion book value	(B)	$23,311,089	At June 30, 2019
Pre conversion tang. book value	(TB)	$23,089,896	At June 30, 2019
Pre conversion assets	(A)	$206,334,401	At June 30, 2019

Conversion expense	(X)	10.40%	Percent sold		(PCT)	55.55%
ESOP stock purchase	(E)	8.00%	Option % granted		(OP)	10.00%
ESOP cost of borrowings, net	(S)	0.00%	Est. option value		(OV)	25.90%
ESOP term (yrs.)	(T)	20	Option maturity		(OM)	5
RRP amount	(M)	4.00%	Option % taxable		(OT)	25.00%
RRP term (yrs.)	(N)	5	Price per share		(P)	$10.00
Tax rate	(TAX)	21.00%
Investment rate of return, pretax		1.66%
Investment rate of return, net	(RR)	1.31%

Formulae to indicate value after conversion:

1.	P/CE method:	Value =	P/CE*CY	=	$22,500,000
((1-P/CE*(PCT)*((1-X-E-M)*(RR*(1-TAX))-((1-TAX)*E/T)-((1-TAX)*M/N)-((1-TAX)*OT)*(OP*OV)/OM)))

2.	P/B method:	Value =	P/B*(B)	=	$22,500,000
			(1-PB*(PCT)*(1-X-E-M))

3.	P/A method:	Value =	P/A*(A)	=	$22,500,000
			(1-PA*(PCT)*(1-X-E-M))

VALUATION CORRELATION AND CONCLUSIONS:

			Gross Proceeds
	Exchange	Public	of Public	Exchange	Total	TOTAL
	Shares Issued	Shares Issued	Offering	Ratio	Shares Issued	VALUE

Midpoint	1,000,125	1,249,875	$12,498,750	1.2386	2,250,000	$22,500,000

Minimum	850,106	1,062,394	$10,623,938	1.0528	1,912,500	$19,125,000
Maximum	1,150,144	1,437,356	$14,373,563	1.4244	2,587,500	$25,875,000
Maximum, as adjusted	1,322,665	1,652,960	$16,529,597	1.6381	2,975,625	$29,756,250

138

EXHIBIT 48

KELLER & COMPANY

Dublin, Ohio

614-766-1426

COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS

STOCK PRICES AS OF AUGUST 12, 2019

FINANCIAL DATA/ALL RATIOS MOST RECENT FOUR QUARTERS

		Market Data				Pricing Ratios					Dividends			Financial Ratios
							Price/		Price/	Price/	12 Mo.
		Market	Price/	12 Mo.	Bk. Value	Price/	Book	Price/	Tang.	Core	Div./	Dividend	Payout	Equity/	Core	Core
		Value	Share	EPS	/Share	Earnings	Value	Assets	Bk. Val.	Earnings	Share	Yield	Ratio	Assets	ROAA	ROAE
		($M)	($)	($)	($)	(X)	(%)	(%)	(%)	(X)	($)	(%)	(%)	(%)	(%)	(%)

CINCINNATI BANCORP
	Midpoint	22,500	10.00	0.25	14.69	9.81	68.06	10.41	68.52	39.83	0.06	0.60	23.90	15.30	0.25	1.64

	Minimum	19,125	10.00	0.30	16.42	8.32	60.89	8.92	61.32	33.53	0.06	0.60	20.12	14.65	0.25	1.74
	Maximum	25,875	10.00	0.22	13.41	11.31	74.55	11.88	75.02	46.26	0.06	0.60	27.76	15.94	0.25	1.54
	Maximum, as adjusted	29,756	10.00	0.19	12.30	13.04	81.29	13.55	81.78	53.82	0.06	0.60	32.29	16.67	0.24	1.45

ALL THRIFTS (107)
	Average	341,787	28.61	1.24	20.36	15.86	112.11	16.22	128.07	15.20	0.65	2.77	27.61	11.81	0.98	8.17
	Median	82,167	17.89	1.09	15.22	13.84	112.89	13.27	123.41	13.45	0.29	1.51	14.27	11.02	0.80	7.70

OHIO THRIFTS (10)
	Average	114,401	18.94	0.97	16.98	20.09	115.68	15.07	123.73	20.99	0.50	2.63	39.50	13.43	1.29	10.87
	Median	25,429	15.80	0.73	17.30	14.33	101.85	16.20	105.95	13.45	0.41	2.43	39.81	12.29	0.69	5.25

COMPARABLE GROUP (10)
	Average	68,617	17.37	1.12	16.21	23.51	107.47	11.67	112.71	24.25	0.30	1.85	25.60	10.81	0.71	6.74
	Median	62,498	16.85	0.97	15.87	13.74	108.52	11.59	112.39	13.75	0.17	0.95	11.61	10.41	0.76	7.42

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	25,873	15.75	0.27	12.81	58.33	122.96	18.95	122.96	61.60	0.00	0.00	0.00	15.41	0.31	2.02
ESBK	ELMIRA SAVINGS BANK	48,720	14.00	1.16	16.73	12.07	83.67	8.16	108.72	12.25	0.92	6.57	79.31	9.76	0.69	6.89
EQFN	EQUITABLE FINANCIAL CORP	38,123	12.18	0.79	10.29	15.42	118.36	11.79	130.23	17.56	0.00	0.00	0.00	9.96	0.73	6.94
FSBC	FSB COMMUNITY BANKSHARES	33,754	17.37	0.27	15.37	64.33	113.02	10.39	116.06	65.42	0.00	0.00	0.00	9.19	0.16	1.75
HMNF	HMN FINANCIAL	101,443	20.95	1.85	16.93	11.32	123.74	14.06	128.21	12.55	0.00	0.00	0.00	11.36	1.12	10.16
IROQ	IF BANCORP	76,276	21.30	0.86	20.53	24.77	103.76	11.51	104.99	25.02	0.25	1.17	29.07	11.10	0.47	4.26
PBIP	PRUDENTIAL BANCORP	148,886	16.67	1.07	14.61	15.58	114.11	12.38	120.20	14.95	1.00	6.00	93.46	10.85	0.90	7.91
SVBI	SEVERN BANCORP	102,839	8.05	0.79	9.24	10.19	87.14	11.67	87.69	10.16	0.12	1.49	15.19	13.39	1.14	8.82
WEBK	WELLESLEY BANCORP	77,170	30.41	2.74	29.27	11.10	103.88	8.49	104.02	11.15	0.22	0.72	8.03	8.17	0.80	9.73
WVFC	WVS FINANCIAL CORP	33,083	17.02	1.42	16.36	11.99	104.02	9.29	104.02	11.83	0.44	2.59	30.99	8.93	0.80	8.88

139

EXHIBIT 49

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

Cincinnati Federal

At the MINIMUM

1.	Gross Offering Proceeds

Offering proceeds (1)	$10,623,938
Less: Estimated offering expenses	1,300,000
Net offering proceeds	$9,323,938

2.	Generation of Additional Income

Net offering proceeds	$9,323,938
Less: Stock-based benefit plans (2)	1,274,873
Plus MHC consolidation	50,000
Net offering proceeds invested	$8,099,065

Investment rate, after taxes	1.31%

Earnings increase - return on proceeds invested	$106,211
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	33,572
Less: Stock-based incentive plan expense, net of taxes	67,143
Less: Option expense, net of applicable taxes	52,143
Net earnings increase (decrease)	$(46,647)

3.	Comparative Pro Forma Earnings

	Net	Core

Before conversion - 12 months ended 6/30/19	$2,249,000	$593,000
Net earnings increase (decrease)	(46,647)	(46,647)
After conversion	$2,202,353	$546,353

4.	Comparative Pro Forma Net Worth (3)

	Total	Tangible

Before conversion - 6/30/19	$23,311,089	$23,089,896
Net cash conversion proceeds	8,099,065	8,099,065
Other adjustments	0	0
After conversion	$31,410,154	$31,188,961

5.	Comparative Pro Forma Assets

Before conversion - 6/30/19	$206,334,401
Net cash conversion proceeds	8,099,065
Other adjustments	0
After conversion	$214,433,466

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans..
(3)	ESOP and RRP are omitted from net worth.

140

EXHIBIT 50

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

Cincinnati Federal

At the MIDPOINT

1.	Gross Offering Proceeds

Offering proceeds (1)	$12,498,750
Less: Estimated offering expenses	1,300,000
Net offering proceeds	$11,198,750

2.	Generation of Additional Income

Net offering proceeds	$11,198,750
Less: Stock-based benefit plans (2)	1,499,850
Plus MHC consolidation	50,000
Net offering proceeds invested	$9,748,900

Investment rate, after taxes	1.31%

Earnings increase - return on proceeds invested	$127,847
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	39,496
Less: Stock-based incentive plan expense, net of taxes	78,992
Less: Option expense, net of applicable taxes	61,344
Net earnings increase (decrease)	$(51,986)

3.	Comparative Pro Forma Earnings

	Regular	Core

Before conversion - 12 months ended 6/30/19	$2,249,000	$593,000
Net earnings increase	(51,986)	(51,986)
After conversion	$2,197,014	$541,014

4.	Comparative Pro Forma Net Worth (3)

	Total	Tangible

Before conversion - 6/30/19	$23,311,089	$23,089,896
Net cash conversion proceeds	9,748,900	9,748,900
Other adjustments	0	0
After conversion	$33,059,989	$32,838,796

5.	Comparative Pro Forma Assets

Before conversion - 6/30/19	$206,334,401
Net cash conversion proceeds	9,748,900
Other adjustments	0
After conversion	$216,083,301

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans..
(3)	ESOP and RRP are omitted from net worth.

141

EXHIBIT 51

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

Cincinnati Federal

At the MAXIMUM

1.	Gross Offering Proceeds

Offering proceeds (1)	$14,373,563
Less: Estimated offering expenses	1,300,000
Net offering proceeds	$13,073,563

2.	Generation of Additional Income

Net offering proceeds	$13,073,563
Less: Stock-based benefit plans (2)	1,724,828
Plus MHC consolidation	50,000
Net offering proceeds invested	$11,398,735

Investment rate, after taxes	1.31%

Earnings increase - return on proceeds invested	$149,483
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	45,420
Less: Stock-based incentive plan expense, net of taxes	90,841
Less: Option expense, net of applicable taxes	70,546
Net earnings increase (decrease)	$(57,325)

3.	Comparative Pro Forma Earnings

	Regular	Core

Before conversion - 12 months ended 6/30/19	$2,249,000	$593,000
Net earnings increase	(57,325)	(57,325)
After conversion	$2,191,675	$535,675

4.	Comparative Pro Forma Net Worth (3)

	Total	Tangible

Before conversion - 6/30/19	$23,311,089	$23,089,896
Net cash conversion proceeds	11,398,735	11,398,735
Other adjustments	0	0
After conversion	$34,709,824	$34,488,631

5.	Comparative Pro Forma Assets

Before conversion - 6/30/19	$206,334,401
Net cash conversion proceeds	11,398,735
Other adjustments	0
After conversion	$217,733,136

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans..
(3)	ESOP and RRP are omitted from net worth.

142

EXHIBIT 52

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

Cincinnati Federal

At the Maximum, as adjusted

1.	Gross Offering Proceeds

Offering proceeds (1)	$16,529,597
Less: Estimated offering expenses	1,300,000
Net offering proceeds	$15,229,597

2.	Generation of Additional Income

Net offering proceeds	$15,229,597
Less: Stock-based benefit plans (2)	1,983,552
Plus MHC consolidation	50,000
Net offering proceeds invested	$13,296,045

Investment rate, after taxes	1.31%

Earnings increase - return on proceeds invested	$174,364
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	52,234
Less: Stock-based incentive plan expense, net of taxes	104,467
Less: Option expense, net of applicable taxes	81,128
Net earnings increase (decrease)	$(63,464)

3.	Comparative Pro Forma Earnings

	Regular	Core

Before conversion - 12 months ended 6/30/19	$2,249,000	$593,000
Net earnings increase	(63,464)	(63,464)
After conversion	$2,185,536	$529,536

4.	Comparative Pro Forma Net Worth (3)

	Total	Tangible

Before conversion - 6/30/19	$23,311,089	$23,089,896
Net cash conversion proceeds	13,296,045	13,296,045
Other adjustments	0	0
After conversion	$36,607,134	$36,385,941

5.	Comparative Pro Forma Assets

Before conversion - 6/30/19	$206,334,401
Net cash conversion proceeds	13,296,045
Other adjustments	0
After conversion	$219,630,446

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans..
(3)	ESOP and RRP are omitted from net worth.

143

EXHIBIT 53

KELLER & COMPANY

Columbus, Ohio

614-766-1426

SUMMARY OF VALUATION PREMIUM OR DISCOUNT

			Premium or (discount)
			from comparable group.
	Cincinnati Federal		Average	Median

Midpoint:
Price/earnings	9.81	x	(58.27)%	(28.60)%
Price/book value	68.06	% *	(36.67)%	(37.28)%
Price/assets	10.41%		(10.80)%	(10.18)%
Price/tangible book value	68.52%		(39.21)%	(39.03)%
Price/core earnings	39.83	x	64.25%	189.67%

Minimum of range:
Price/earnings	8.32	x	(64.61)%	(39.45)%
Price/book value	60.89	% *	(43.34)%	(43.89)%
Price/assets	8.92%		(23.56)%	(23.04)%
Price/tangible book value	61.32%		(45.59)%	(45.44)%
Price/core earnings	33.53	x	38.27%	143.85%

Maximum of range:
Price/earnings	11.31	x	(51.89)%	(17.69)%
Price/book value	74.55	% *	(30.63)%	(31.30)%
Price/assets	11.88%		1.80%	2.50%
Price/tangible book value	75.02%		(33.44)%	(33.25)%
Price/core earnings	46.26	x	90.76%	236.44%

Super maximum of range:
Price/earnings	13.04	x	(44.53)%	(5.09)%
Price/book value	81.29	% *	(24.36)%	(25.09)%
Price/assets	13.55%		16.11%	16.91%
Price/tangible book value	81.78%		(27.44)%	(27.24)%
Price/core earnings	53.82	x	121.94%	291.42%

*	Represents pricing ratio associated with primary valuation method.

144

ALPHABETICAL

EXHIBITS

EXHIBIT A

KELLER & COMPANY, INC.

Financial Institution Consultants

555 Metro Place North, Suite 524	614-766-1426
Dublin, Ohio 43017	(fax) 614-766-1459

PROFILE OF THE FIRM

KELLER & COMPANY, INC. is a national consulting firm to financial institutions, serving clients throughout the United States from its office in Dublin, Ohio. Since our inception in 1985, we have provided a wide range of consulting services to over 250 financial institutions including banks, thrifts, mortgage companies, insurance companies and holding companies from Oregon to Maine.

Services offered by Keller & Company include the preparation of stock and ESOP valuations, fairness opinions, business and strategic plans, capital plans, financial models and projections, market studies, de novo charter and deposit insurance applications, incentive compensation plans, compliance policies, lending, underwriting and investment criteria, and responses to regulatory comments. Keller & Company also serves as advisor in merger/acquisition, deregistration, going private, secondary offering and branch purchase/sale transactions. Keller & Company is additionally active in loan review, director and management review, product analysis and development, performance analysis, compensation review, policy development, charter conversion, data processing, information technology systems, and conference planning and facilitation.

Keller & Company is one of the leading firms in the U.S. with regard to the completion of ESOP valuations for financial institutions and prepares over 25 ESOP valuations a year. Keller is also one of the leading conversion appraisal firms in the United States.

Keller has on-line access to current and historical financial, organizational and demographic data for every financial institution and financial institution holding company in the United States as well as daily pricing data and ratios for all publicly traded financial institutions.

Keller & Company is an experienced appraiser of financial institutions for filing conversion appraisals with the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Federal Reserve Board and numerous state government agencies, and is also approved by the Internal Revenue Service as an expert in financial institution stock valuations.

Each of the firm’s senior consultants has over thirty years of front line experience and accomplishment in various areas of the financial institution, regulatory and real estate sectors, offering clients distinct and diverse areas of expertise. It is the goal of Keller & Company to provide specific and ongoing relationship-based services that are pertinent, focused and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, Keller & Company has become one of the leading and most recognized financial institution consulting firms in the nation.

145

CONSULTANTS IN THE FIRM

MICHAEL R. KELLER has over thirty years experience as a consultant to the financial institution industry. Immediately following his graduation from college, Mr. Keller took a position as an examiner of financial institutions in northeastern Ohio with a focus on Cleveland area institutions. After working two years as an examiner, Mr. Keller entered Ohio State University full time to obtain his M.B.A. in Finance.

Mr. Keller then worked as an associate for a management consulting firm specializing in services to financial institutions immediately after receiving his M.B.A. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of vice president, with experience in almost all facets of banking operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, performance analysis, conversion appraisals, and fairness opinions. Mr. Keller established Keller & Company in November 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from the College of Wooster with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took numerous courses in corporate stock valuations.

146

Consultants in the Firm (cont.)

SUSAN H. O’DONNELL has twenty years of experience in the finance and accounting areas of the banking industry.

At the start of her career, Ms. O_Donnell worked in public accounting for Coopers & Lybrand in Cincinnati and earned her CPA. Her clients consisted primarily of financial institutions and health care companies.

Ms. O_Donnell then joined Empire Bank of America in Buffalo, New York. During her five years with Empire, Ms. O_Donnell progressed to the level of Vice President and was responsible for SEC, FHLB and internal financial reporting. She also coordinated the offering circular for its initial offering of common stock.

Ms. O_Donnell later joined Banc One Corporation where she worked for eleven years. She began her career at Banc One in the Corporate Accounting Department where she was responsible for SEC, Federal Reserve and investor relations reporting and coordinated the offering documents for stock and debt offerings. She also performed acquisition work including regulatory applications and due diligence and established accounting policies and procedures for all affiliates. Ms. O_Donnell later moved within Banc One to the position of chief financial officer of the Personal Trust business responsible for $225 million in revenue. She then provided leadership as the Director of Personal Trust Integration responsible for various savings and revenue enhancements related to the Bank One/First Chicago merger.

Ms. O_Donnell graduated from Miami University with a B.S. in Business. She also completed the Leading Strategic Change Program at The Darden School of Business and the Banc One Leadership Development Program.

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Consultants in the Firm (cont.)

JOHN A. SHAFFER has over thirty years experience in banking, finance, real estate lending, and development.

Following his university studies, Mr. Shaffer served as a lending officer for a large real estate investment trust, specializing in construction and development loans. Having gained experience in loan underwriting, management and workout, he later joined Chemical Bank of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $2 billion. His responsibilities also included the analysis, management and workout of problem commercial real estate loans and equity holdings, and the structuring, negotiation, acquisition and sale of loan servicing, mortgage and equity securities and real estate projects. Mr. Shaffer later formed and managed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate.

Mr. Shaffer’s primary activities and responsibilities have included financial analysis, projection and modeling, asset and liability management, real estate finance and development, loan management and workout, organizational and financial administration, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

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EXHIBIT B

RB 20

CERTIFICATION

I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past administrative proceedings (excluding routine or customary audits, inspections and investigation) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve:

(i)	commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

(ii)	violation of securities or commodities laws or regulations;

(iii)	violation of depository institution laws or regulations;

(iv)	violation of housing authority laws or regulations;

(v)	violation of the rules, regulations, codes or conduct or ethics of a self-regulatory trade or professional organization;

(vi)	adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete and correct to the best of my knowledge and belief.

Conversion Appraiser

8/19/19	/s/ Michael R. Keller
Date	Michael R. Keller

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EXHIBIT C

AFFIDAVIT OF INDEPENDENCE

STATE OF OHIO,

COUNTY OF FRANKLIN, ss:

I, Michael R. Keller, being first duly sworn hereby depose and say that:

The fee which I received directly from the applicant, Cincinnati Bancorp, in the amount of $37,000 for the performance of my appraisal was not related to the value determined in the appraisal and that the undersigned appraiser is independent and has fully disclosed any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed.

Further, affiant sayeth naught.

/s/ MICHAEL R. KELLER
MICHAEL R. KELLER

Sworn to before me and subscribed in my presence this 19th day of August 2019.

/s/ JANET M. MOHR
NOTARY PUBLIC

JANET M MOHR NOTARY PUBLIC – OHIO UNION COUNTY MY COMMISSION EXPIRES DECEMBER 2, 2022

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